UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934
(Amendment No.      )

Filed by the Registrant ☑	Filed by a Party other than the Registrant ☐
Check the appropriate box:

☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☑	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material under §240.14a-12
Proto Labs, Inc.

(Name of Registrant as Specified In Its Charter)
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
Payment of Filing Fee (Check all boxes that apply):

☑	No fee required
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☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11

Proto Labs, Inc.
5540 Pioneer Creek Drive
Maple Plain, Minnesota 55359
(763) 479-3680
April 9, 2025
Dear Fellow Shareholder:
The Board of Directors of Proto Labs, Inc. cordially invites you to join our 2025 Annual Meeting of Shareholders (the “Annual Meeting”) on Tuesday, May 20, 2025 at 8:30 a.m. Central Time. Our Annual Meeting will be a “virtual meeting” of shareholders, which will be conducted exclusively online via live webcast.
We will be using the “Notice and Access” method of furnishing proxy materials via the Internet to our shareholders. We believe that this process will provide you with a convenient and quick way to access your proxy materials and vote your shares, while allowing us to reduce the environmental impact of our Annual Meeting and the costs of printing and distributing the proxy materials. On or about April 9, 2025, we will mail to our shareholders a Notice of Internet Availability of Proxy Materials (the “Notice”) containing instructions on how to access our Proxy Statement and Annual Report on Form 10-K and vote electronically via the Internet. The Notice also contains instructions on how to receive a paper copy of your proxy materials.
It is important that your shares be represented at the Annual Meeting, whether or not you plan to participate. Please vote electronically via the Internet or, if you receive a paper copy of the proxy card by mail, you may vote by Internet, telephone or by returning your signed proxy card in the envelope provided. If you do participate in the Annual Meeting and desire to vote at that time, you may do so as described in the Proxy Statement.
We hope that you will be able to participate in the Annual Meeting.
Very truly yours,
 Rainer Gawlick
Chairman of the Board

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
TO BE HELD MAY 20, 2025

Proto Labs, Inc. will hold its 2025 Annual Meeting of Shareholders online via live webcast on Tuesday, May 20, 2025 at http://www.virtualshareholdermeeting.com/PRLB2025. The Annual Meeting will begin at 8:30 a.m. Central Time. The proxy materials were made available to you via the Internet or mailed to you beginning on or about April 9, 2025.

TIME AND DATE:	8:30 a.m. Central Time, on Tuesday, May 20, 2025

ITEM OF BUSINESS:
At the Annual Meeting, our shareholders will:
1.Elect eight directors to hold office until the next Annual Meeting of Shareholders or until their successors are duly elected.
2.Vote on the ratification of the selection of Ernst & Young LLP as our independent registered public accounting firm for fiscal 2025.
3.Vote on an advisory basis to approve the compensation of the officers disclosed in the accompanying Proxy Statement, which we refer to as a “say-on-pay” vote.
4.Vote on the approval of the amendment to the Amended and Restated Proto Labs, Inc. 2022 Long-Term Incentive Plan.
5.Act on any other matters that may properly come before the Annual Meeting, or any adjournment or postponement thereof.

RECOMMENDATION:
The board of directors recommends that shareholders vote FOR each of the following:
•Each of the director nominees named in the accompanying Proxy Statement.
•The ratification of the selection of Ernst & Young LLP as our independent registered public accounting firm for fiscal 2025.
•The approval of the say-on-pay proposal.
•The approval of the amendment to the Amended and Restated Proto Labs, Inc. 2022 Long-Term Incentive Plan.

Only shareholders of record at the close of business on March 25, 2025 may vote at the Annual Meeting or any adjournment or postponement thereof.
By Order of the Board of Directors

Jason Frankman Corporate Secretary

YOUR VOTE IS IMPORTANT
Whether or not you plan to join the Annual Meeting, we urge you to vote as soon as possible. If you received the Notice of Internet Availability of Proxy Materials (the “Notice”), you may vote via the Internet as described in the Notice. If you received a copy of the proxy card by mail, you may vote by Internet or telephone as instructed on the proxy card, or you may sign, date and mail the proxy card in the envelope provided.

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE 2025 ANNUAL MEETING OF SHAREHOLDERS TO BE HELD ON MAY 20, 2025.
Our Proxy Statement for the 2025 Annual Meeting of Shareholders and our Annual Report on Form 10-K for the fiscal year ended December 31, 2024 are available at www.proxyvote.com.

Cautionary Note Regarding Forward-Looking Statements
This proxy statement contains forward-looking information within the meaning of the Private Securities Litigation Reform Act of 1995 that is subject to certain risks and uncertainties that could cause actual results to differ materially from those projected, expressed, or implied by such forward-looking information. Risks and uncertainties that could cause or contribute to such differences include, but are not limited to, those discussed in Item 1A, “Risk Factors” included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2024, as may be updated in our subsequent Quarterly Reports on Form 10-Q. To the extent permitted under applicable law, Proto Labs, Inc. assumes no obligation to update any forward-looking statements as a result of new information or future events.

PROXY SUMMARY

This Proxy Summary provides general information about Proto Labs, Inc. (the “Company” and "Protolabs") and highlights certain information contained elsewhere in this Proxy Statement. As it is only a summary, please refer to the entire Proxy Statement and the Annual Report on Form 10-K for the year ended December 31, 2024 before you vote. The Proxy Statement and accompanying materials were first provided to shareholders on or about April 9, 2025.
2024 HIGHLIGHTS
2024 was a transformational year for Protolabs, delivering strong financial results, including expanded gross margins, increasing non-GAAP earnings per share, and growing our cash flow from operations to $77.8 million, up from $73.3 million in 2023. During 2024, Protolabs continued the evolution beyond prototyping into production, and we reorganized our internal structure, creating regional go-to-market teams and a new global operations organization. Our go-to-market teams are refocused to ensure the best possible customer experience from prototype to production, while our operations organization efficiently brings our global fulfillment capabilities to every customer.
Our transformation is gaining meaningful traction from both new and existing customers. In 2024, the number of customers using our combined Factory and Network offer grew by 50% and revenue per customer increased over 2023. We are making strategic investments to drive growth, including additional marketing to build our brand as a production manufacturer, allocating resources to improve our sales enablement tools and processes, and continuing to expand our production manufacturing capabilities.
DIRECTOR NOMINEES

Name	Age	Director Since	Independent	Audit Committee	Compensation and Talent Committee	Nominating and Governance Committee
Robert Bodor	52	2021	No
Archie C. Black	63	2016	Yes
Sujeet Chand	67	2017	Yes
Moonhie Chin	67	2019	Yes
Rainer Gawlick	57	2008	Yes
Stacy Greiner	51	2021	Yes
Donald G. Krantz	70	2017	Yes
Sven A. Wehrwein	74	2011	Yes

Chairperson
Member

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TENURE	AGE	DIVERSITY
Average: 9 Years	Average: 63 Years	38% Diverse

SKILLS & EXPERIENCE
QUALIFICATIONS / ATTRIBUTES	Robert Bodor	Archie C. Black	Sujeet Chand	Moonhie Chin	Rainer Gawlick	Stacy Greiner	Donald G. Krantz	Sven A. Wehrwein
Finance: Well versed in finance with the ability to interpret financial results and what drives performance, obtain the most from its value drivers and foresee the likely outcomes from board decisions.	●	●	●		●	●		●
Operational: Experience with operational matters, including developing long-term operational strategies and leading organizations to meet objectives. Knowledge of multiple operational functions and principles. Proven ability to plan and manage operational process for maximum efficiency and productivity.	●	●	●	●	●	●	●	●
Industry Experience: IM, CNC, 3DP, & Sheet Metal: Relevant experience in the industry in which the Company operates.	●		●		●		●
Public Company Leadership: Current or former executive of publicly-listed company.	●	●	●	●	●	●	●	●
Strategy and M&A: Experience with M&A activities; current or former executive role with responsibility to develop and execute corporate strategy.	●	●	●	●	●	●	●	●
Sales, Marketing, E-commerce: Current or former executive role with responsibilities for sales, marketing, e-commerce, or customer service.	●	●		●	●	●
Technology, IT, Cybersecurity: Expertise or degree in area, covering digital technology, cyber security, digital marketing, social media, etc. Could be current or former executive role in the IT sector.	●	●	●	●	●	●	●
Global Experience: Proven knowledge of the overseas markets in which the Company operates.	●	●	●	●	●	●	●	●
Lean Manufacturing Expertise: Qualifications include current or former executive role in the manufacturing sector; expertise in sourcing, manufacturing, supply chain, infrastructure, logistics, product development, distribution and marketing.	●		●				●

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SKILLS & EXPERIENCE
QUALIFICATIONS / ATTRIBUTES	Robert Bodor	Archie C. Black	Sujeet Chand	Moonhie Chin	Rainer Gawlick	Stacy Greiner	Donald G. Krantz	Sven A. Wehrwein
Risk Oversight: Risk oversight processes assess the nature and scope of risks applicable to the Company, review appropriate controls to minimize risks, and monitor the controls to ensure their effectiveness.	●	●	●	●	●	●	●	●
Corporate Governance Expertise: Corporate governance oversight includes the rules, controls, policies, and processes that guide the Company's operations and corporate behavior.	●	●	●	●	●	●		●

GENDER DIVERSITY
Female				●		●
Male	●	●	●		●		●	●

OTHER QUALIFICATIONS & TENURE
Sitting CEO	●					●
Number of other public company boards	0	1	2	1	1	0	0	2
Years on Board	4	9	7	5	16	3	8	13

CORPORATE GOVERNANCE HIGHLIGHTS
•Separate Board Chairperson and CEO
•Risk oversight by full Board and Committees
•Majority voting standard for uncontested director elections
•Annual election of directors
•Bylaws provide for Proxy Access by shareholders
•Annual advisory say-on-pay vote
CORPORATE RESPONSIBILITY AND SUSTAINABILITY HIGHLIGHTS
Our corporate responsibility and sustainability practices are built on a foundation of shared fundamental values. In 2024, we updated our value statements to: We are one Team, We are Kind, We are Makers, We Win or We Learn and We Take Ownership. These values help us to deliver strong financial results that create value for our Company and our shareholders in a way that respects our communities and the environments in which we operate.
•We are one Team – We are one global team. We're successful when we work together, challenge one another, and make decisions that support our common goals. We are authentic in our interactions.
•We are Kind – We are clear with our words and actions. We seek and give thoughtful and constructive feedback delivered with respect. We're open to other's opinions and support decisions made.
•We are Makers – Whether we manufacture a part or provide a customer experience, we demonstrate excitement in our work. We embrace change and create space for experimentation and calculated risks.
•We Win or We Learn - We're dedicated to achieving our goals. When we fail, we learn and respond with resiliency. When we win, we share in celebration.
•We Take Ownership - We take pride in our work. We are enthusiastic about the impact we make on our employees, our customers, and the communities we serve.
Environmental
•Digital Manufacturing Drives Sustainability
As a digital manufacturer, we are able to assist our customers as they focus on materials management, operational productivity and on-demand solutions. Digital manufacturing is a solution our customers can deploy to reduce product waste by iterating part designs virtually, on a digital twin model before any actual production begins. With on-demand production of parts, there is also reduced reliance on storage facilities since inventory is virtual – the parts you need,

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when you need them. Our on-demand manufacturing model also helps customers with end-of-life planning for products, reducing the need for ordering excess parts with shifting market demand.
When paired with a robust e-commerce platform, digital manufacturing can also increase efficiencies in material selection and usage, the procurement process, and accelerate innovation. Furthermore, reducing scrap rate requires monitoring systems that enable automated process cycle sheet generation, ensuring run-to-run repeatability and reducing operator error. This kind of monitoring system can improve consistency in part production and reduce scrap costs, especially in injection molding and parts nonconformance. We believe sustainability in product development, and in manufacturing, is the future and we will continue to support our customers in their own sustainability journeys.
•Environmental Priorities
We are committed to having a positive impact on the environment. Our environmental key priorities include: nonrenewable energy use reduction and environmental compliance. In 2024, we devoted resources to manage increasing costs of energy, particularly in the European region, and sought opportunities to reduce our consumption of energy resources. We also embraced opportunities to shift our energy consumption to renewable resources.
In 2024, we again hosted InspirON in Europe, an online knowledge sharing event to focus on what design engineers need to consider when developing sustainable products for manufacturing. The event was designed to provide insight into designing more sustainable products and to explore how design can help make the manufacturing process greener and more efficient. The event covered topics ranging from: manufacturing innovation in the face of adversity, using rapid manufacturing to solve complex development challenges, and practical innovation for production methods.
In 2021, we were awarded a Manufacturing Leadership Award from the National Association of Manufacturers (NAM) in the Sustainability Leadership category. This category recognizes companies embracing manufacturing processes that are non-polluting, conserve energy and natural resources, and are economically sound and safe for employees, communities, and consumers. In 2020, we installed nearly 1,900 solar panels on the roof of our facility in Plymouth, MN, one of our larger manufacturing facilities. The solar array covers nearly 20 percent of our energy use in Plymouth, MN and offsets the equivalent of 1.3 million pounds of CO2 and preserves 775 acres of forest annually.
We strive to maximize recycling in both our manufacturing and office facilities. In our manufacturing facilities, we recycle metal, plastic and water used throughout the manufacturing processes. Finally, the Green Team, an employee-led organization, educates our employees on how they can positively impact the environment, both at work and at home. The Green Team also provides opportunities for employees to positively impact the environment, including activities like roadside cleanup and tree planting.
Social
•Leadership
In 2024, our global human resources leadership advanced our initiatives to identify untapped talent as we continue to integrate operations of the factory and network. This work includes engaging employees throughout the global organization to define our values and culture, which we deployed in 2024. We periodically conduct employee engagement surveys to identify and drive improvements in the Protolabs work place where employees are engaged and can do their best work.
•Workforce Demographics
As of December 31, 2024, we had 2,357 full-time employees, including 1,643 full-time employees in the United States and 714 full-time employees in Europe. We also regularly use independent contractors and other temporary employees across the organization to augment our regular staff. We believe that our future success will depend in part on our continued ability to attract, hire, and retain qualified and inclusive personnel with diverse backgrounds.
We believe our employees are critical to our success and continually seek employee feedback to enhance employee engagement. In 2024, our attrition rates were 12.2% and 12.9% in the United States and Europe, respectively, each of which was a decline from 2023. Our 2024 attrition rates were impacted by actions we took during the year to reduce our workforce in areas of the business that experienced lower volumes.
•Compensation and Benefits
We believe our success depends in large measure on our ability to attract, retain and motivate a broad range of employees to be successful in a dynamic and changing business environment, and that a competitive compensation program is essential. In determining employee compensation, our executive leadership team reviews and considers several factors, including individual and corporate performance, input from managers, competitive market data from third party compensation surveys, our compensation philosophy and key principles, and the leadership’s collective experience and knowledge. Annually, our executive leadership team reviews input from managers throughout our organization, including recommendations as to compensation levels that the managers believe are commensurate with an individual’s job performance, skills, experience, qualifications, criticality to our Company and development/career

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opportunities. We also award long-term equity-based compensation to high performing employees and managers who have the greatest impact on the creation of shareholder value to further align the interests of our employees and shareholders.
We provide employee benefits that meet or exceed the requirements of local law. We are committed to providing comprehensive benefits plans including, but not limited to, paid leave, retirement savings, health benefits, dental benefits, maternity leave, parental leave, family care leave, and childcare benefits. All overtime is performed and compensated in accordance with the law and the individual’s employment contract or other applicable contract or collective agreement.
•Education
We firmly believe that investing in the education of our employees is critical to our success. Our employees are provided access to a robust learning management system that offers hundreds of courses on various topics ranging from compliance to leadership to job-specific skills. In 2024 and 2023, employees spent an average of 35 hours per employee in training sessions. We provide an Educational Assistance Program for employees, which offers financial assistance for both professional and personal development to inspire employees to continuously enhance their skills and knowledge. We have a customized leadership development program designed for current and aspiring managers in search of developing their leadership skills. The program provides training on topics that are aligned with our Leadership Principles and our Core Values. In 2024, we completed the second year of our mentorship program to provide opportunity for mentors and mentees to accelerate their personal and professional development through a one-on-one guided relationship.
To ensure our industry remains robust, we are committed to supporting Science, Technology, Engineering and Mathematics ("STEM") programs in the cities where we have facilities. Through the Protolabs Foundation, we provide STEM education grants to eligible organizations. In addition, we partner with schools, colleges, and universities to provide various outreach opportunities and sponsorships.
•Health, Safety and Wellness
We are committed to providing a safe and healthy working environment that minimizes health and safety risks. Our processes support accident prevention and prioritizes the health and safety of all our employees and all others affected by their activities. We provide and require our employees to use personal protective equipment at all times. To ensure our employees understand the importance of safety, we provide regular, mandatory training.
We strive to continuously improve our employees’ health, safety, and wellness. Our “I Am” safety program teaches that safety is the responsibility of every individual in our organization. We believe this program is the basis for our excellent safety compliance record. We believe that our employees are our most valuable asset, and their safety and health is among our top priorities.
In addition to concentrating on employee safety in the workplace, we also focus on the overall wellbeing of our employees. We continue to invest in a variety of employee health and wellness programs, including gym membership discounts, on-site fitness classes at certain facilities, wellness newsletters and learning sessions, and by providing various Employee Assistance Programs.
•Charitable Giving
We pride ourselves in being a responsible corporate citizen through our Protolabs Foundation. We support several charitable causes with our Employee Matching, Good Ideas Grants, and Major Gifts Programs. The Foundation’s efforts serve as a sustaining investment in the future of the communities where our employees live and work, and a commitment to build talent to support the future employment needs of the manufacturing industry. Through our Protolabs Foundation and employee led community involvement team, a wide variety of charitable activities are organized, including blood drives, working for Habitat for Humanity projects, volunteering for Feed My Starving Children, and making financial contributions to charitable causes, many of which are matched through the Protolabs Foundation Employee Giving Program. Our financial support and our community outreach programs are intended to improve the quality of life in the communities where we have facilities.
•Human Rights
We recognize our responsibility to protect human rights and we are committed to fostering an organizational culture which promotes support for internationally recognized human rights and labor standards. We strive to respect and promote human rights in accordance with the UN Guiding Principles on Business and Human Rights in our relationship with our employees, customers, and suppliers. We have established a Human Rights Policy which is available on the Investor Relations section of our website.

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•Supply Chain
We are committed to conducting our business in accordance with the highest ethical standards and in compliance with all applicable laws, rules, and regulations. We expect our suppliers to share our principles and uphold our standards and for each to develop policies and programs as appropriate to ensure that all workers understand and adhere to these standards. We have established a Vendor Code of Conduct Policy, including guidance on anti-bribery, privacy, and data protection; responsible sourcing of materials; environmental standards; labor and human rights and anti-tax evasion. Our full policy is available on the Investor Relations section of our website.
OUR COMPENSATION APPROACH
We believe our success depends in large measure on our ability to attract, retain and motivate a talented senior management team to effectively lead our Company in a dynamic and changing business environment, and that a competitive executive compensation program is essential to that effort. We believe that our executive compensation program should support our short- and long-term strategic and operational objectives, and reward corporate and individual performance that contributes to creating value for our shareholders.
Consistent with this philosophy, and past practice, the majority of our named executive officers’ 2024 summary annual compensation is considered "at risk".
2024 Summary Annual Compensation

CEO	CFO	Average Other Current NEOs

Salary	Non-Equity Incentive Plan Compensation	Option Awards	Stock Awards	Performance Based

AGENDA ITEMS AND BOARD RECOMMENDATIONS
Unless you give other instructions on your proxy card, the persons named as proxy holders on the proxy card will vote in accordance with the recommendations of our board of directors. Each of the below proposals are described in more detail in this Proxy Statement:

	Proposal	Board's Voting Recommendation

1.	Election of the eight director nominees named in this Proxy Statement to serve for one-year terms.	For
2.	Ratification of the selection of Ernst & Young LLP as our independent registered public accounting firm for fiscal 2025.	For
3.	Advisory vote to approve the executive officer compensation disclosed in this Proxy Statement (“say-on-pay”).	For
4.	Approval of the amendment to the Amended and Restated Proto Labs, Inc. 2022 Long-Term Incentive Plan	For

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PROXY STATEMENT
The Board of Directors of Proto Labs, Inc. is soliciting proxies for use at the Annual Meeting to be held on May 20, 2025, and at any adjournment or postponement of the meeting.

QUESTIONS AND ANSWERS ABOUT THE ANNUAL MEETING AND VOTING
Q:Who can vote?
A:You can vote if you were a shareholder at the close of business on the record date of March 25, 2025 (the “Record Date”). There were a total of 23,770,640 shares of our common stock outstanding on the Record Date. The Notice of Internet Availability of Proxy Materials (the “Notice”), notice of Annual Meeting, this Proxy Statement and accompanying proxy card and the Annual Report on Form 10-K for 2024 were first mailed or made available to you beginning on or about April 9, 2025. This Proxy Statement summarizes the information you need to vote at the Annual Meeting.
Q:Who can attend the Annual Meeting?
A:This year, the 2025 Annual Meeting will once again be conducted exclusively virtually via live webcast at www.virtualshareholdermeeting.com/PRLB2025 (the “Annual Meeting Website”). All shareholders, regardless of size, resources or physical location, eligible to attend the Annual Meeting will be able to participate via webcast and will be able to communicate with us and ask questions before and during the Annual Meeting. All shareholders as of the Record Date, or their duly appointed proxies, may attend the Annual Meeting. If you hold your shares in street name, then you must request a legal proxy from your broker or nominee to attend and vote at the Annual Meeting.
Q:What am I voting on?
A:You are voting on:
•Election of eight nominees as directors to hold office until the next Annual Meeting of Shareholders or until their successors are duly elected.
•Ratification of the selection of Ernst & Young LLP as our independent registered public accounting firm for fiscal 2025.
•Approval on an advisory basis of the compensation of our officers disclosed in this Proxy Statement, which we refer to as a “say-on-pay” vote.
•Approval of the amendment to the Amended and Restated Proto Labs, Inc. 2022 Long-Term Incentive Plan.
Q:How does the board of directors recommend I vote on the proposals?
A:The board is soliciting your proxy and recommends you vote:
•FOR each of the director nominees;
•FOR the ratification of the selection of Ernst & Young LLP as our independent registered public accounting firm for fiscal 2025;
•FOR the say-on-pay proposal; and
•FOR the approval of the amendment to the Amended and Restated Proto Labs, Inc. 2022 Long-Term Incentive Plan.
Q:Why did I receive a notice in the mail regarding the Internet availability of proxy materials instead of a paper copy of the proxy materials?
A:“Notice and Access” rules adopted by the United States Securities and Exchange Commission (the “SEC”) permit us to furnish proxy materials, including this Proxy Statement and our Annual Report on Form 10-K for 2024, to our shareholders by providing access to such documents on the Internet instead of mailing printed copies. Shareholders will not receive printed copies of the proxy materials unless they request them. Instead, the Notice instructs as to how you may access and review all of the proxy materials on the Internet.
The Notice also instructs as to how you may submit your proxy via the Internet. If you would like to receive a paper or email copy of our proxy materials, you should follow the instructions for requesting such materials in the Notice. Any request to receive proxy materials by mail will remain in effect until you revoke it.

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Q:How many shares must be voted to approve each proposal?
A:Quorum. A majority of the shares entitled to vote, present in person (virtually) or by proxy, is necessary to constitute a quorum for the transaction of business at the Annual Meeting. As of the Record Date, 23,770,640 shares of our common stock were issued and outstanding. A majority of those shares will constitute a quorum for the purpose of electing directors and adopting proposals at the Annual Meeting. If you submit a valid proxy or attend the Annual Meeting, your shares will be counted to determine whether there is a quorum.
Vote Required. Generally, directors are elected by a majority of the votes cast with respect to the director, meaning that the votes cast “for” a director must exceed the votes cast “against” the director. However, in a contested election of directors in which the number of nominees exceeds the number of directors to be elected, the directors are elected by a plurality of the votes present in person (virtually) or by proxy at the meeting. The election of directors at the Annual Meeting will be an uncontested election, and therefore directors will be elected by a majority of the votes cast with respect to the director.
The proposal to ratify the selection of our independent registered public accounting firm must be approved by the affirmative vote of the greater of (a) a majority of the shares of our common stock present in person (virtually) or by proxy at the Annual Meeting and entitled to vote on the proposal or (b) a majority of the minimum number of shares of common stock entitled to vote that would constitute a quorum. For the advisory say-on-pay vote, there is no minimum approval necessary since it is advisory. However, if the advisory say-on-pay resolution in this Proxy Statement receives more votes “for” than “against,” then the Board will deem it approved on an advisory basis. The say-on-pay vote is advisory and is not binding on the board of directors. The proposal to approve the amendment to the Amended and Restated Proto Labs, Inc. 2022 Long-Term Incentive Plan must be approved by the affirmative vote of the greater of (a) a majority of the shares of our common stock present in person (virtually) or by proxy at the Annual Meeting and entitled to vote on the proposal or (b) a majority of the minimum number of shares of common stock entitled to vote that would constitute a quorum.
Q:What is the effect of broker non-votes and abstentions?
A:A “broker non-vote” occurs when a nominee holding shares for a beneficial owner does not vote on a particular proposal because the nominee does not have or does not exercise discretionary voting power with respect to that item and has not received voting instructions from the beneficial owner. If a broker returns a “non-vote” proxy indicating a lack of authority to vote on a proposal, then the shares covered by such a “non-vote” proxy will be deemed present at the Annual Meeting for purposes of determining a quorum, but not present for purposes of calculating the vote with respect to any non-discretionary proposals. Nominees will not have discretionary voting power with respect to any matter to be voted upon at the Annual Meeting, other than the ratification of the selection of our independent registered public accounting firm. As a result, there will not be any broker non-votes with respect to that proposal. Broker non-votes will have no effect on the outcome of any of the other proposals, unless the voting standard under clause (b) of the last sentence of the previous paragraph applies, in which case broker non-votes will have the same effect as a vote against the amendment to the Amended and Restated Proto Labs, Inc. 2022 Long-Term Incentive Plan.
A properly executed proxy marked “ABSTAIN” with respect to a proposal will be counted for purposes of determining whether there is a quorum and will be considered present in person (virtually) or by proxy and entitled to vote, but will not be deemed to have been voted in favor of such proposal. Abstentions will have no effect on the voting for the election of directors or approval of the advisory say-on-pay resolution. Abstentions will have the same effect as voting against the proposal to ratify the selection of our independent registered public accounting firm and the proposal to approve the amendment to the Amended and Restated Proto Labs, Inc. 2022 Long-Term Incentive Plan.
Q:How will the proxies vote on any other business brought up at the Annual Meeting?
A:By submitting your proxy, you authorize the proxies to use their judgment to determine how to vote on any other matter brought before the Annual Meeting, or any adjournments or postponements thereof. We do not know of any other business to be considered at the Annual Meeting. The proxies’ authority to vote according to their judgment applies only to shares you own as the shareholder of record.
Q:How do I cast my vote?
A:If you are a shareholder whose shares are registered in your name, you may vote using any of the following methods:
•Internet. You may vote by going to the web address www.proxyvote.com 24-hours a day, seven days a week, until 11:59 p.m. Eastern Time on May 19, 2025 and following the instructions for Internet voting shown on your Notice or proxy card.
•Telephone. If you requested printed proxy materials and you received a paper copy of the proxy card, you may vote by dialing 1-800-690-6903 24-hours a day, seven days a week, until 11:59 p.m. Eastern Time on May 19, 2025 and following the instructions for telephone voting shown on your proxy card.

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•Mail. If you requested printed proxy materials and you receive a paper copy of the proxy card, then you may vote by completing, signing, dating and mailing the proxy card in the envelope provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717. If you vote by Internet or telephone, please do not mail your proxy card.
•Virtually at the Annual Meeting Website. If you are a shareholder whose shares are registered in your name, you may vote virtually via live webcast during the Annual Meeting.
If your shares are held on account at a brokerage firm, bank or similar organization, you will receive voting instructions from your bank, broker or other nominee describing how to vote your shares. You must follow those instructions to vote your shares. You will receive the Notice that instructs how to access our proxy materials on the Internet and vote your shares via the Internet. It also instructs how to request a paper copy of our proxy materials. If you hold your shares in street name and want to vote virtually during the Annual Meeting, then you must obtain a legal proxy from your broker or nominee.
Proxies that are voted via the Internet or by telephone in accordance with the voting instructions provided, and proxy cards that are properly signed, dated and returned, will be voted in the manner specified.
Q:Can I vote my shares by filling out and returning the Notice?
A:No. The Notice identifies the items to be voted on at the Annual Meeting, but you cannot vote by marking the Notice and returning it. The Notice provides instructions on how to vote by Internet, by requesting and returning a paper proxy card or voting instruction card, or by voting at the Annual Meeting.
Q:Can I revoke or change my vote?
A:You can revoke your proxy at any time before it is voted at the Annual Meeting by:
•submitting a new proxy with a more recent date than that of the prior proxy given before 11:59 p.m. Eastern Time on May 19, 2025 by (1) following the Internet voting instructions or (2) following the telephone voting instructions;
•completing, signing, dating and returning a new proxy card to us, which must be received by us before the time of the Annual Meeting; or
•participating in the virtual Annual Meeting and revoking the proxy by voting those shares when joining the meeting.
Joining the Annual Meeting will not by itself revoke a previously granted proxy. Unless you decide to vote your shares virtually at the Annual Meeting, you should revoke your prior proxy in the same way you initially submitted it—that is, by Internet, telephone or mail.
Q:Who will count the votes?
A:Broadridge Financial Solutions, Inc., our independent proxy tabulator, will count the votes. Daniel Schumacher, our Chief Financial Officer, will act as inspector of election for the Annual Meeting.
Q:Is my vote confidential?
A:All proxies and all vote tabulations that identify an individual shareholder are confidential. Your vote will not be disclosed except:
•to allow Broadridge Financial Solutions, Inc. to tabulate the vote;
•to allow Daniel Schumacher to certify the results of the vote; and
•to meet applicable legal requirements.
Q:What shares are included on my proxy?
A:Your proxy will represent all shares registered to your account.
Q:What happens if I don’t vote shares that I own?
A:For shares registered in your name. If you do not vote shares that are registered in your name by voting in person (virtually) at the Annual Meeting or by proxy through the Internet, telephone or mail, your shares will not be counted in determining the presence of a quorum or in determining the outcome of the vote on the proposals presented at the Annual Meeting.
For shares held in street name. If you hold shares through a broker, you will receive voting instructions from your broker. If you do not submit voting instructions to your broker and your broker does not have discretion to vote your shares on a particular matter, then your shares will not be counted in determining the outcome of the vote on that matter at the Annual Meeting. See “What is the effect of broker non-votes and abstentions?” as described above. Your broker will not have discretion to vote your shares for any matter to be voted upon at the Annual Meeting other than the ratification of the selection of our independent registered public accounting firm. Accordingly, it is important that you provide voting instructions to your broker for the matters to be voted upon at the Annual Meeting.

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Q:What if I do not specify how I want my shares voted?
A:If you are a registered shareholder and submit a signed proxy card or submit your proxy by Internet or telephone but do not specify how you want to vote your shares on a particular matter, we will vote your shares as follows:
•FOR each of the director nominees;
•FOR the ratification of the selection of Ernst & Young LLP as our independent registered public accounting firm for fiscal 2025;
•FOR the say-on-pay proposal; and
•FOR the approval of the amendment to the Amended and Restated Proto Labs, Inc. 2022 Long-Term Incentive Plan.
If any matters not described in this Proxy Statement are properly presented at the Annual Meeting, the proxy holders will use their own judgment to determine how to vote your shares. If the Annual Meeting is adjourned or postponed, the proxy holders can vote your shares on the new meeting date as well, unless you have revoked your proxy instructions, as described under “Can I revoke or change my vote?”
If you hold shares through a broker, please see above under “What happens if I don’t vote shares that I own?”
Q:What does it mean if I get more than one Notice or proxy card?
A:Your shares are probably registered in more than one account. You should provide voting instructions for all Notices and proxy cards you receive.
Q:How many votes can I cast?
A:You are entitled to one vote per share on all matters presented at the Annual Meeting or any adjournment or postponement thereof. There is no cumulative voting.
Q:When are shareholder proposals and nominees due for the 2025 Annual Meeting of Shareholders?
A:If you want to submit a shareholder proposal or nominee for the 2026 Annual Meeting of Shareholders, you must submit the proposal in writing to our Secretary, Proto Labs, Inc., 5540 Pioneer Creek Drive, Maple Plain, Minnesota 55359, so it is received by the relevant dates set forth below under “Submission of Shareholder Proposals and Nominations.”
Q:What is “householding”?
A: We may send a single Notice, as well as other shareholder communications, to any household at which two or more shareholders reside unless we receive other instruction from you. This practice, known as “householding,” is designed to reduce duplicate mailings and printing and postage costs, and conserve natural resources. If your Notice is being householded and you wish to receive multiple copies of the Notice, or if you are receiving multiple copies and would like to receive a single copy, or if you would like to opt out of this practice for future mailings, you may contact:
Broadridge Financial Solutions, Inc.
Householding Department
51 Mercedes Way
Edgewood, New York 11717
1-800-542-1061
Broadridge will deliver the requested documents to you promptly upon receipt of your request.
Q:How is this proxy solicitation being conducted?
A:We will pay for the cost of soliciting proxies and we will reimburse brokerage houses and other custodians, nominees and fiduciaries for their reasonable out-of-pocket expenses for forwarding proxy and solicitation materials to our shareholders. In addition, some of our employees may solicit proxies. We may solicit proxies in person, via the Internet, by telephone and by mail. Our employees will not receive special compensation for these services, which the employees will perform as part of their regular duties.

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SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
The following table sets forth information as of March 25, 2025 regarding the beneficial ownership of our common stock by:
•each person or group who is known by us to own beneficially more than 5% of our outstanding shares of common stock;
•each of our named executive officers named in the Summary Compensation Table ("SCT") below;
•each of our directors and each director nominee; and
•all of our current executive officers, directors and director nominees as a group.
The percentage of beneficial ownership is based on 23,770,640 shares of common stock outstanding as of March 25, 2025. Except as disclosed in the footnotes to this table and subject to applicable community property laws, we believe that each shareholder identified in the table possesses sole voting and investment power over all shares of common stock shown as beneficially owned by the shareholder. Unless otherwise indicated in the table or footnotes below, the address for each beneficial owner is c/o Proto Labs, Inc., 5540 Pioneer Creek Drive, Maple Plain, Minnesota 55359.

Name and Address of Beneficial Owner	Beneficial Ownership on March 25, 2025
	Number		Percent
Greater than 5% shareholders:

BlackRock, Inc.
50 Hudson Yards
New York, NY 10001	4,015,946	(1)	16.9%

The Vanguard Group
100 Vanguard Blvd.
Malvern, PA 19355	2,922,263	(2)	12.3%

Disciplined Growth Investors, Inc.
150 South Fifth Street, Suite 2550
Minneapolis, MN 55449	2,173,699	(3)	9.1%

Dimensional Fund Advisors LP
6300 Bee Cave Road, Building One
Austin, TX 78746	1,300,864	(4)	5.5%

Directors and named executive officers:
Archie C. Black	22,279	(5)	*
Sujeet Chand	20,714	(6)	*
Moonhie Chin	16,157	(7)	*
Rainer Gawlick	39,838	(8)	*
Stacy Greiner	15,705	(9)	*
Donald Krantz	20,714	(10)	*
Sven A. Wehrwein	29,965	(11)	*
Robert Bodor	150,923	(12)	*
Daniel Schumacher	34,823	(13)	*
Michael R. Kenison	35,610	(14)	*
Oleg Ryaboy	27,475	(15)	*
Bjoern Klaas	9,838		*
All current directors and executive officers as a group (11 persons)	414,203	(16)	1.7%
*Represents beneficial ownership of less than one percent

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(1)Information is based on a Schedule 13G/A filed with the SEC by BlackRock, Inc. (“BlackRock”) on November 8, 2024. BlackRock has sole voting power over 3,956,769 shares of our common stock and sole dispositive power over 4,015,946 shares of our common stock.
(2)Information is based on a Schedule 13G/A filed with the SEC by Vanguard Group Inc. (“Vanguard”) on February 13, 2024. Vanguard has shared voting power over 16,599 shares of our common stock, sole dispositive power over 2,878,723 shares of our common stock and shared dispositive power over 43,540 shares of our common stock.
(3)Information is based on a Schedule 13G/A filed with the SEC by Disciplined Growth Investors, Inc. (“DGI”) on February 14, 2025. DGI has sole voting power over 1,893,942 shares of our common stock, shared voting power over 279,757 shares of our common stock and sole dispositive power over 2,173,699 shares of our common stock.
(4)Information is based on a Schedule 13G filed with the SEC by Dimensional Fund Advisors LP (“Dimensional Fund”) on January 23, 2025. Dimensional Fund has sole voting power over 1,260,689 shares of our common stock and sole dispositive power over 1,300,864 shares of our common stock.
(5)Includes 4,701 shares of deferred stock units that vest on May 20, 2025 and will be settled after separation from service on the board of directors.
(6)Includes 4,701 shares of deferred stock units that vest on May 20, 2025 and will be settled after separation from service on the board of directors.
(7)Includes 4,701 shares of deferred stock units that vest on May 20, 2025 and will be settled after separation from service on the board of directors.
(8)Includes 1,609 shares that Dr. Gawlick has the right to acquire from us within 60 days of the date of the table pursuant to the exercise of stock options and 4,701 shares of deferred stock units that vest on May 20, 2025 and will be settled after separation from service on the board of directors.
(9)Includes 4,701 shares of deferred stock units that vest on May 20, 2025 and will be settled after separation from service on the board of directors.
(10)Includes 4,701 shares of restricted stock units that vest on May 20, 2025.
(11)Includes 1,609 shares that Mr. Wehrwein has the right to acquire from us within 60 days of the date of the table pursuant to the exercise of stock options and 4,701 shares of deferred stock units that vest on May 20, 2025 and will be settled after separation from service on the board of directors.
(12)Includes 91,659 shares that Dr. Bodor has the right to acquire from us within 60 days of the date of the table pursuant to the exercise of stock options.
(13)Includes 995 shares of restricted stock units that vest on May 20, 2025 and 20,578 shares that Mr. Schumacher has the right to acquire from us within 60 days of the date of the table pursuant to the exercise of stock options.
(14)Includes 665 shares of restricted stock units that vest on May 20, 2025 and 18,908 shares that Mr. Kenison has the right to acquire from us within 60 days of the date of the table pursuant to the exercise of stock options.
(15)Includes 15,089 shares that Mr. Ryaboy has the right to acquire from us within 60 days of the date of the table pursuant to the exercise of stock options.
(16)Includes 149,452 shares held by our current executive officers and directors, in the aggregate, that can be acquired from us within 60 days of the date of the table pursuant to the exercise of stock options, 28,206 shares of deferred stock units, in the aggregate, that vest on May 20, 2025 and will be settled after separation from service on the board of directors, 4,701 shares of restricted stock units that vest on May 20, 2025 and 1,660 shares of restricted stock units that vest on May 20, 2025.

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CORPORATE GOVERNANCE
Board Leadership Structure
Rainer Gawlick leads our board of directors in his role as Chairman. Our board of directors believes that its leadership structure is appropriate for our Company in light of the importance of maintaining independent board leadership and engagement.
As Chairman, Dr. Gawlick:
•presides at all meetings of the board of directors, including executive sessions of the independent directors;
•conducts the annual performance review of the Chief Executive Officer, with input from the other independent directors;
•sets the board agenda and frequency of meetings, in consultation with the committee chairs as applicable; and
•has the authority to convene meetings of the independent directors at every meeting.
Risk Oversight
Our management is responsible for defining the various risks facing our Company, formulating risk management policies and procedures, and managing our risk exposures on a day-to-day basis. The board’s responsibility is to monitor our risk management processes by using board meetings, management presentations and other opportunities to educate itself concerning our material risks and evaluating whether management has reasonable controls in place to address the material risks; the board is not responsible, however, for defining or managing our various risks. The full board is responsible for monitoring management’s responsibility in the area of risk oversight. In addition, the audit committee and the compensation and talent committee have risk oversight responsibilities in their respective areas of focus, on which they report to the full board. Management reports from time to time to the full board, the audit committee and the compensation and talent committee on risk management. The board focuses on the material risks facing our Company, including operational, credit, liquidity, legal and cybersecurity risks, to assess whether management has reasonable controls in place to address these risks.
Nominating Process and Director Selection
In consultation with other members of the board of directors, the nominating and governance committee is responsible for identifying individuals who it considers qualified to become board members. The nominating and governance committee will screen potential director candidates, including those recommended by shareholders, and recommend to the board of directors suitable nominees for the election to the board of directors. The nominating and governance committee uses a variety of methods for identifying and evaluating nominees for directors. The nominating and governance committee regularly assesses the appropriate size and composition of the board of directors, the needs of the board of directors and the respective committees of the board of directors, and the qualifications of candidates in light of these needs. Candidates may come to the attention of the nominating and governance committee through shareholders, management, current members of the board of directors, or search firms. The evaluation of these candidates may be based solely upon information provided to the committee or may include discussions with persons familiar with the candidate, an interview of the candidate or other actions the committee deems appropriate, including the use of third parties to review candidates.
In considering whether to recommend an individual for election to the board, the nominating and governance committee considers, as required by the corporate governance guidelines and its charter, the board’s overall balance of diversity of perspectives, backgrounds, and experiences. The nominating and governance committee views diversity expansively and considers, among other things, breadth and depth of relevant business and board skills and experiences, educational background, employment experience and leadership performance as well as those intangible factors that it deems appropriate to develop a heterogeneous and cohesive board, such as integrity, achievements, judgment, intelligence, personal character, the interplay of the candidate’s relevant experience with the experience of other board members, the willingness of the candidate to devote sufficient time to board duties, and likelihood that he or she will be willing and able to serve on the board for an extended period of time.
The nominating and governance committee will consider a recommendation by a shareholder of a candidate for election as a Protolabs director. Shareholders who wish to recommend individuals for consideration by the nominating and governance committee to become nominees for election to the board may do so by submitting a written recommendation to our Secretary. Recommendations must be received by the Secretary within the timelines specified in our Bylaws to be considered by the nominating and governance committee for possible nomination at our Annual Meeting of Shareholders the following year. Our Bylaws provide that such notice should be received no less than 90 days prior to the first anniversary of the preceding year’s Annual Meeting, except in certain circumstances. All recommendations must contain the information required in our Bylaws and corporate governance guidelines, including, among other things, the identification of the nominee, a written consent by the recommended individual to agree to be named in our proxy statement and to serve as

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director if elected, and the name and address of the shareholder submitting the nomination. Nominees recommended by shareholders will be evaluated in the same manner as nominees from other sources. Shareholders may also have the opportunity to include nominees in our proxy statement by complying with the requirements set forth in Section 2.17 of our Bylaws. Recommendations must be received by the Secretary within the timeframes noted under “Submission of Shareholder Proposals and Nominations.”
Proxy Access
Our Bylaws include a “proxy access” provision for director nominations under which eligible shareholders may nominate candidates for election to our board and inclusion in our proxy statement. The “proxy access” provision permits an eligible shareholder, or an eligible group of up to 20 shareholders, owning continuously for at least three years shares of our Company representing an aggregate of at least three percent of the voting power entitled to vote in the election of directors, to nominate and include in our annual meeting proxy materials director nominees not to exceed the greater of (i) two or (ii) 25 percent of the number of directors then serving on our board, or, if such amount is not a whole number, the closest whole number below 25 percent, but not less than two. Such nominations are subject to certain eligibility, procedural, and disclosure requirements set forth in section 2.17 of our Bylaws, including the requirement that our Company must receive notice of such nominations not less than 120 calendar days prior to the anniversary date of the prior year’s annual proxy materials mailing, except as otherwise provided in section 2.17 of our Bylaws. Section 2.17 of our Bylaws provides the exclusive method for a shareholder to include nominees for election to the board of directors in the Company’s proxy materials, other than with respect to Rule 14a-19 to the extent applicable with respect to the form of proxies.
Director Independence
Our board of directors has reviewed the materiality of any relationship that each of our directors has with us, either directly or indirectly. Based on this review, our board has determined that, with the exception of Dr. Robert Bodor, our Chief Executive Officer, all of the directors and director nominees are “independent directors” as defined by Section 303A.02 of the New York Stock Exchange Listed Company Manual.
Code of Ethics and Business Conduct
We have adopted a code of ethics and business conduct relating to the conduct of our business by our employees, officers and directors, which is posted on our website at www.protolabs.com under the investor relations section. Annually, our employees are required to complete code of conduct and business ethics training. We plan to post to our website at the address described above any future amendments or waivers to our code of ethics and business conduct.
Insider Trading Policies
We have adopted an Insider Trading Policy and a Supplement to Insider Trading Policy that govern the purchase, sale, and other dispositions and transactions in our securities by our directors, officers and employees, which are reasonably designed to promote compliance with insider trading laws, rules, and regulations, as well as applicable listing standards. It is also the Company's policy to comply with all applicable insider trading laws when transacting in its own securities.
Copies of our Insider Trading Policy and Supplement to Insider Trading Policy are filed as exhibits to our Annual Report on Form 10-K for the fiscal year ended December 31, 2024.
Prohibitions on Hedging and Pledging
Our Supplement to Insider Trading Policy prohibits executive officers and directors from engaging in the following transactions with respect to the Company’s securities: (i) purchasing the Company’s securities on margin, or otherwise pledging the Company’s securities; (ii) short sales of the Company’s securities; (iii) buying or selling put or call options on the Company’s securities, or entering into hedging transactions with respect to the Company’s securities such as “costless collars,” “prepaid variable forwards,” “equity swaps” or similar transactions intended to preserve value; and (iv) engaging in limit orders, standing orders or other pre-arranged transactions that execute automatically, with limited exceptions.

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Communications with the Board and Corporate Governance Guidelines
Under our Corporate Governance Guidelines, a process has been established by which shareholders and other interested parties may communicate with members of the board of directors. Any shareholder or other interested party who desires to communicate with the board, individually or as a group, may do so by writing to the intended member or members of the board, c/o Secretary, Proto Labs, Inc., 5540 Pioneer Creek Drive, Maple Plain, Minnesota 55359. A copy of our Corporate Governance Guidelines is available at www.protolabs.com under the investor relations section.
All communications received in accordance with these procedures will initially be received and processed by the office of our Secretary to determine that the communication is a message to one or more of our directors and will be relayed to the appropriate director or directors. The director or directors who receive any such communication will have discretion to determine whether the subject matter of the communication should be brought to the attention of the full board or one or more of its committees and whether any response to the person sending the communication is appropriate.
Board Meetings
During 2024, the full board of directors met four times in person and held eight meetings via videoconference. Four of the meetings were preceded and/or followed by an executive session of the independent directors, chaired by Dr. Gawlick or the acting chair of the meeting. Each of our then-serving directors attended at least 75% percent of the meetings of the board and any committee on which they served in 2024. We do not maintain a formal policy regarding the board’s attendance at annual shareholder meetings; however, board members are expected to regularly attend all board meetings and meetings of the committees on which they serve and are encouraged to make every effort to attend the Annual Meeting of Shareholders. Seven of our eight then-serving directors attended the 2024 Annual Meeting of Shareholders.
Committees of the Board
Our board of directors has established an audit committee, a compensation and talent committee and a nominating and governance committee. The charters of these committees are posted on our website at www.protolabs.com under the investor relations section.
The current composition and responsibilities of each committee, as well as the number of times it met during 2024, are described below.

Audit Committee	Compensation and Talent Committee	Nominating and Governance Committee
Sven A. Wehrwein (chair)	Moonhie Chin (chair)	Sujeet Chand (chair)
Rainer Gawlick	Archie C. Black	Archie C. Black
Stacy Greiner	Donald G. Krantz	Sven A. Wehrwein
Audit Committee
Among other matters, our audit committee:
•oversees management’s processes for ensuring the quality and integrity of our consolidated financial statements, our accounting and financial reporting processes, and other financial information provided by us to any governmental body or to the public;
•evaluates the qualifications, independence and performance of our independent auditor and internal audit function;
•oversees, reviews and discusses with management, and reports to the Board: the Company's cybersecurity, information technology, data security and business continuity risks; the potential impact of those risks and threats on the Company's business, operations and reputation; and management's processes, procedures and actions to identify, assess, monitor, manage and mitigate such risks and threats;
•oversees the resolution of any disagreements between management and the auditors regarding financial reporting;
•oversees our investment and cash management policies; and
•supervises management’s processes for ensuring our compliance with legal, ethical and regulatory requirements as set forth in policies established by our board of directors.
Each of the members of our audit committee meets the requirements for independence and financial literacy under the applicable rules and regulations of the SEC and the New York Stock Exchange (“NYSE”). Our board of directors has determined that Sven A. Wehrwein is an audit committee financial expert, as defined under the applicable rules of the SEC. The audit committee met seven times in 2024.

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Nominating and Governance Committee
Among other matters, our nominating and governance committee:
•identifies qualified individuals to become board members, consistent with criteria approved by the board;
•selects director nominees for the next Annual Meeting of Shareholders;
•determines the composition of the board’s committees and evaluates and enhances the effectiveness of the board and individual directors and officers;
•develops and implements the corporate governance guidelines for our Company; and
•ensures that succession planning takes place for critical senior management positions.
Each member of our nominating and governance committee satisfies the NYSE independence standards. The nominating and governance committee met four times in 2024.
Compensation and Talent Committee
Among other matters, our compensation and talent committee:
•reviews and approves compensation programs, awards and employment arrangements for executive officers;
•administers compensation plans for employees;
•reviews our programs and practices relating to leadership development and continuity;
•determines the compensation of non-employee directors;
•updates and administers any compensation recovery policy allowing the Company to recoup compensation paid to officers and other employees; and
•reviews our pay equity and pay gap analyses.
In addition, the compensation and talent committee has the authority to select, retain and compensate compensation consulting firms and other experts as it deems necessary to carry out its responsibilities.
Each member of our compensation and talent committee satisfies the NYSE independence standards and is a “non-employee director” as that term is defined in Rule 16b-3 under the Securities Exchange Act of 1934. The compensation and talent committee met seven times in 2024.
Certain Relationships and Related Party Transactions
Related Person Transaction Approval Policy
Our board of directors has adopted a written statement of policy regarding transactions with related persons, which we refer to as our related person policy. Subject to the exceptions described below, our related person policy requires our audit committee to review and approve any proposed related person transaction and all material facts with respect thereto. In reviewing a transaction, our audit committee will consider all relevant facts and circumstances, including (1) whether the terms are fair to us, (2) whether the transaction is material to us, (3) the role the related person played in arranging the transaction, (4) the structure of the transaction, (5) the interests of all related persons in the transaction, and (6) whether the transaction has the potential to influence the exercise of business judgment by the related person or others. Our audit committee will not approve or ratify a related person transaction unless it determines that, upon consideration of all relevant information, the transaction is beneficial to us and our shareholders and the terms of the transaction are fair to us. No related person transaction will be consummated without the approval or ratification of our audit committee. Under our related person policy, a related person includes any of our directors, director nominees, executive officers, any beneficial owner of more than 5% of our common stock and any immediate family member of any of the foregoing. Related party transactions exempt from our policy include payment of compensation by us to a related person for the related person’s service to us as an employee, director or executive officer, transactions available to all of our employees and shareholders on the same terms and transactions between us and the related person that, when aggregated with the amount of all other transactions between us and the related person or its affiliates, involve $120,000 or less in a year.
Since the beginning of 2024, we have not engaged in any related party transactions as defined above.

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PROPOSAL 1—ELECTION OF DIRECTORS
General Information
Eight directors will be elected at the Annual Meeting. Upon the recommendation of the nominating and governance committee, the board of directors has nominated for election the eight persons named below. Each has consented to being named a nominee and will, if elected, serve until the next Annual Meeting of Shareholders or until a successor is duly elected. There are no family relationships between any director and any executive officer. Each nominee listed below is currently a director of Protolabs and has been duly elected by shareholders.
Nominees
The names of the nominees and other information are set forth below:

Robert Bodor – Age 52 Director since 2021
Dr. Bodor has served as our President and Chief Executive Officer since March 2021. Dr. Bodor previously served as our Vice President and General Manager – Americas from January 2015 to March 2021. From July 2013 to January 2015, Dr. Bodor served as our Chief Technology Officer. From December 2012 to June 2013, Dr. Bodor served as our Director of Business Development. Prior to joining Protolabs, from January 2011 to December 2012, Dr. Bodor held several roles at Honeywell, most recently leading SaaS business offerings for Honeywell’s Life Safety Division. Dr. Bodor holds B.S., M.S., and Ph.D. degrees in Engineering and Computer Science.
Skills and Qualifications
Dr. Bodor’s extensive leadership and operating experience provides important perspective to our board of directors. Dr. Bodor brings extensive knowledge in business and product development. As Chief Executive Officer, Dr. Bodor is also responsible for determining our strategy, articulating priorities and managing our continued growth.

Archie C. Black – Age 63 Director since 2016 Committees Compensation & Talent Nominating & Governance
Mr. Black has served as a director of our Company since March 2016, including as Chairman of the Board from May 2020 to May 2023. From 2001 until his retirement in October 2023, Mr. Black served as the Chief Executive Officer of SPS Commerce, Inc., a provider of cloud-based supply chain management solutions. Mr. Black served as a director of SPS Commerce, Inc. from 2001 to May 2024 and as Executive Chair of its board from October 2023 to May 2024. Prior to joining SPS Commerce, Inc., Mr. Black was a Senior Vice President and Chief Financial Officer at Investment Advisors, Inc. Prior to his time at Investment Advisors, Inc., Mr. Black spent three years at PricewaterhouseCoopers.
Skills and Qualifications
Mr. Black contributes to our board’s extensive management, financial, and operational experience. During his time as President and Chief Executive Officer at SPS Commerce, Inc., Mr. Black led the transformation of a tech-driven startup company into a global business and developed a deep knowledge of the requirements involved with being a public company.
Other Current U.S. Public Company Board Memberships:
Graco, Inc.

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Sujeet Chand – Age 67 Director since 2017 Committees Nominating & Governance (Chair)
Dr. Chand was the Senior Vice President and Chief Technology Officer at Rockwell Automation, Inc. from 2005 until his retirement in 2021. Prior to taking on that role, Mr. Chand served in various leadership positions at Rockwell. Mr. Chand has sat on multiple government, industry, and higher education advisory boards, and has long had significant interaction with the board of directors of Rockwell. Mr. Chand earned a Doctor of Philosophy degree in electrical and computer engineering and a master's degree in electrical engineering from the University of Florida.
Skills and Qualifications
Mr. Chand’s qualifications to serve on our board of directors include, among other skills and qualifications, his deep technical expertise and industry knowledge, particularly his experience at Rockwell and his service on other public company boards. Mr. Chand brings a highly effective balance of strategic insight and technical engineering skills, as well as a unique perspective on technology, innovation and customer needs. He has previously served on the boards of the National Institute for Standards and Technology (NIST), National Electrical Manufacturers Association (NEMA), FIRST Robotics, Wisconsin Technology Council, University of Wisconsin Foundation, and Robert W. Baird Venture Partners. He has also represented the U.S. as the head of a delegation to Intelligent Manufacturing Systems, a worldwide consortium on manufacturing technology.
Other Current U.S. Public Company Board Memberships:
Flowserve Corporation
Veeco Instruments, Inc.

Moonhie Chin – Age 67 Director since 2019 Committees Compensation & Talent (Chair)
Ms. Chin was employed at Autodesk from 1989 to 2019 and held multiple leadership positions, including most recently, Senior Vice President of Digital Platform and Experience. Autodesk is a global leader in Architectural, Engineering and Construction (AEC), Product Design and Manufacturing, and Media and Entertainment Software with millions of customers. Her expertise extends to general management, business model transformation from perpetual license to subscription, digital platforms, extracting business insights from advanced analytics, global multi-channel models, global customer support and operations, strategic planning, and corporate governance. Prior to joining Autodesk, she worked for the General Electric Company which she joined after earning her B.S. from the Columbia University School of Engineering and Applied Sciences.
Skills and Qualifications
Ms. Chin's leadership, strategic acumen, operational proficiency and exceptional track record of incubating and driving new initiatives enable her to provide valuable insights and counsel on strategy and the realization of key drivers. She is a recognized mentor to emerging leaders, especially women in technology, and is engaged in leadership opportunities that promote a culture of excellence, positive team dynamics, and personal and professional development.
Other Current U.S. Public Company Board Memberships:
FARO Technologies, Inc.

Rainer Gawlick – Age 57 Director since 2008 Committees Audit
Dr. Gawlick has served as our Chairman of the Board since May 2023. He also serves on the boards of ChyronHego, Sectigo, Cloudsense, Oktopost, PhotoShelter and Progress Software Corporation, a publicly traded company, where he is also a member of the audit committee and the strategy committee. Previously, from July 2015 to October 2016, Dr. Gawlick was President of Perfecto Mobile, Ltd., a leader in mobile testing. Prior to that he was with IntraLinks, Inc., a computer software company providing virtual data rooms and other content management services, where he served as Executive Vice President of Global Sales. From August 2008 to April 2012, Dr. Gawlick served as Chief Marketing Officer of Sophos Ltd, a computer security company providing endpoint, network and data protection software. From April 2005 to August 2008, Dr. Gawlick served as Vice President of Worldwide Marketing and Strategy at SolidWorks Corp., a CAD software company. He also has held a variety of executive positions in other technology businesses and was a consultant with McKinsey & Company.
Skills and Qualifications
Dr. Gawlick has extensive sales, marketing and product-management experience in the technology industry. Dr. Gawlick offers expertise in building brand awareness, managing marketing and sales on a global scale and developing growth strategies, which enables him to counsel our Company on our on-going growth initiatives. In addition, Dr. Gawlick has extensive business experience in Europe, which is our key international market.
Other Current U.S. Public Company Board Memberships:
Progress Software Corporation

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Stacy Greiner – Age 51 Director since 2021 Committees Audit
Ms. Greiner is the Chief Executive Officer at DailyPay, the leader in on-demand pay solutions. Previously, from August 2022 to June 2024, Ms. Greiner served as Chief Operating Officer of DailyPay. Prior to DailyPay, from May 2021 to August 2022 Ms. Greiner served as the General Manager of the Sales & Marketing Solutions business for Dun & Bradstreet, a global provider of business decisioning data and analytics. In this role, Ms. Greiner was responsible for the growth and profitability of the company’s solutions for its Sales & Marketing customers. Before this role, from March 2020 to May 2021, she served as the global Chief Marketing Officer for Dun & Bradstreet. From December 2016 to March 2020, Ms. Greiner was Chief Marketing Officer at DMI, a global digital services firm where she transformed Marketing into a modern growth engine enabling the company’s rapid expansion. Previously, Ms. Greiner held executive roles at Cisco, DXC and IBM. She led Marketing for Cisco System’s Software Platforms Group, building its new business in edge analytics. She also served as the first CMO for DXC’s Big Data and Analytics division, shaping and launching this new Service Line. Before DXC, Ms. Greiner was an executive at IBM, most recently leading product marketing for IBM’s Business Analytics division. Her early career was as a software developer and product manager starting with Accenture’s Center for Strategic Technology in Silicon Valley and several Silicon Valley start-ups. Ms. Greiner holds an MBA from the MIT Sloan School of Management and a BS in Aerospace Engineering from Iowa State University.
Skills and Qualifications
Ms. Greiner's extensive knowledge of operations, and as an executive leader with over two decades experience helping organizations around the world use emerging technologies, data and analytics to better serve their customers, create new business models, and transform their operations, is key to our strategic growth initiatives.

Donald G. Krantz – Age 70 Director since 2017 Committees Compensation & Talent
Dr. Krantz is currently an associate at Digi Labs, a Wayzata-based technology incubator. He serves on the advisory board for Activated Research Company, a maker of catalysis-based instruments. Dr. Krantz served as our Executive Vice President and Technology Officer from January 2015 until his retirement in June 2016. From January 2007 to January 2015, Dr. Krantz served as our Chief Operating Officer. From November 2005 to January 2007, Dr. Krantz served as our Vice President of Development. Prior to joining our Company, Dr. Krantz served in various roles at MTS Systems, Inc., a builder of custom precision testing and advanced manufacturing systems, including as a business unit Vice President, Vice President of Engineering, and most recently, Chief Technology Officer. Dr. Krantz was an Engineering Fellow at Alliant Techsystems and Honeywell, Inc., and was named the 2005 Distinguished Alumnus of the Department of Computer Science and Engineering at the University of Minnesota. In 2016, he was named a “Titan of Technology” by the Minneapolis/St. Paul Business Journal.
Skills and Qualifications
Dr. Krantz's knowledge of and experience in leadership positions within multiple departments of our Company, as well as his education and experience, enable him to provide guidance and counsel on strategy, relationships, general business matters and risk management.

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Sven A. Wehrwein – Age 74 Director since 2011 Committees Audit (Chair) Nominating & Governance
Mr. Wehrwein has served as a director of our Company since June 2011, is chair of the audit committee, and is a member of the nominating and governance committee. He also served as Board Chair from May 2017 to May 2020. Mr. Wehrwein has been an independent financial consultant to emerging companies since 1999. During his 40-plus years in accounting and finance, Mr. Wehrwein has experience as a certified public accountant (inactive), investment banker to emerging-growth companies, chief financial officer, and audit committee chair. He currently serves on the board of directors of SPS Commerce, Inc., a publicly traded supply-chain management software company, and AtriCure, Inc., a publicly traded medical device company. Earlier in his career, Mr. Wehrwein also served on the board of these publicly traded companies: Compellent Technologies, Cogentix Medical, Image Sensing Systems, Synovis Life Technologies, Vital Images, and Zamba. He served as the audit committee chair for all of these companies.
Skills and Qualifications
Mr. Wehrwein’s qualifications to serve on our board of directors include, among other skills and qualifications, his capabilities in financial understanding, strategic planning and auditing expertise, given his experiences in investment banking and in financial leadership positions. As chairman of the audit committee, Mr. Wehrwein also keeps the board abreast of current audit issues and collaborates with our independent auditors and senior management team.
Other Current U.S. Public Company Board Memberships:
AtriCure, Inc.
SPS Commerce, Inc.

Voting Information and Board Voting Recommendation
As set forth in our Third Amended and Restated Articles of Incorporation, as amended, each director shall be elected by the vote of the majority of the votes cast with respect to the director. A majority of the votes cast means that the votes cast “for” a director nominee must exceed the votes that are voted “against” that director.

THE BOARD UNANIMOUSLY RECOMMENDS THAT SHAREHOLDERS VOTE “FOR” EACH NOMINEE LISTED.

20

COMPENSATION DISCUSSION AND ANALYSIS
Named Executive Officers
The compensation provided to our named executive officers for 2024 is set forth in detail in the SCT and the other tables, accompanying footnotes and narrative that follow in this section. This Compensation Discussion and Analysis explains our executive compensation philosophy, objectives and design, our compensation-setting process, our executive compensation program components and the decisions made in 2024 affecting the compensation of our named executive officers. Throughout this section, we refer to the following individuals as our “named executive officers” or “NEOs”:
•Robert Bodor, our President and Chief Executive Officer, or CEO;
•Daniel Schumacher, our Chief Financial Officer, or CFO;
•Michael R. Kenison, our Chief Operations Officer;
•Oleg Ryaboy, our Chief Technology Officer; and
•Bjoern Klaas, our former Vice President/General Manager and Managing Director, Europe, Middle East and Africa, who ceased being an executive officer on July 22, 2024 and whose employment terminated on November 30, 2024.
Executive Summary
This section provides an overview of our performance, key decisions and actions made by our compensation and talent committee during the course of the year, a summary of the governance features of our executive compensation program, and a history of our say-on-pay results.
Summary of Protolabs’ Performance
2024 was a transformational year for Protolabs, delivering strong financial results, including expanded gross margins, increasing non-GAAP earnings per share, and growing our cash flow from operations to $77.8 million, up from $73.3 million in 2023. During 2024, Protolabs continued the evolution beyond prototyping into production, and we reorganized our internal structure, creating regional go-to-market teams and a new global operations organization. Our go-to-market teams are refocused to ensure the best possible customer experience from prototype to production, while our operations organization efficiently brings our global fulfillment capabilities to every customer.
Our transformation is gaining meaningful traction from both new and existing customers. In 2024, the number of customers using our combined Factory and Network offer grew by 50% and revenue per customer increased over 2023. We are making strategic investments to drive growth, including additional marketing to build our brand as a production manufacturer, allocating resources to improve our sales enablement tools and processes, and continuing to expand our production manufacturing capabilities.

Gross Margin	Non-GAAP EPS(1)	Revenue	Cash Generation	Strategic
44.6%	$1.63	$500.9M	$77.8M	Protolabs Network Performance & Integration
50 bps improvement compared to gross margin of 44.1% in 2023.	3% increase compared to non-GAAP earnings per share of $1.59 in 2023.	0.6% decrease compared to revenue of $503.9 million in 2023.	Cash generated from operations during the year totaled $77.8 million as compared to $73.3 million in 2023.	Revenue fulfilled through the Protolabs Network was $100.4 million, a 21.6% increase compared to 2023
(1)The Company defines non-GAAP earnings per share as net income determined under U.S. GAAP, adjusted for stock-based compensation expense, amortization expense, unrealized gain or loss on foreign currency, and costs related to exit and disposal activities, divided by the weighted average number of diluted shares outstanding. A reconciliation of non-GAAP net income to its most directly comparable GAAP financial measure is included in Appendix B to this Proxy Statement.

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Shareholder Value Creation
2024 was a transformational year for the Company as we continue to create the most complete and comprehensive offer in our industry. Amidst a challenging macroeconomic backdrop underscored by sustained contraction in manufacturing, the Company produced strong financial results. While our TSR was not as strong as our peer group and reference indices as our Company goes through this transformation, it has been historically very strong, exceeding that of our peer group, the S&P 500 and the Russell 2000 Growth Index from our initial public offering through 2020. As we continue to execute the Company’s long-term strategy, management is committed to driving profitable revenue growth and increase shareholder value over the long term.

Total Shareholder Return
PRLB VS. Peer Group and Indices
S&P500
Russell 2000 Growth Index
Peer Group Index
PRLB
23%
14%
15%
0%
23%
-1%
-14%
-24%
82%
35%
62%
-62%
1-Year TSR
3-Year TSR
5-Year TSR

The information above reflects the period of time ending December 31, 2024, and the “peer group” reflected in the chart above represents the compensation peer group used for 2024 compensation developed by our independent compensation consultant Pearl Meyer. The peer group includes the following companies: 3D Systems Corporation, Allient Inc., Badger Meter, Inc., Cerence Inc., CTS Corporation, Enerpac Tool Group Corp, ESCO Technologies, Inc., FARO Technologies, Inc., Helios Technologies Inc., Lindsay Corporation, Rimini Street, Inc., Semtech Corporation, SPS Commerce, Inc., Vicor Corporation and Vishay Precision Group, Inc.
Although Protolabs’ TSR performance shown in the chart above trailed that of the peer group over each of the periods shown, the compensation and talent committee believes that pay and performance are appropriately aligned. Our 2021, 2022, 2023 and 2024 annual cash incentive payouts for our named executive officers were well below the target amounts. Additionally, many of the long-term incentives awarded to our named executive officers are well below their initial grant date fair value, and all outstanding stock options granted prior to 2023 are underwater.

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Key Actions and Decisions in 2024
In 2024, the Company made a number of important decisions related to our named executive officer compensation program.

Topic		Actions / Decisions
2024 Salary Adjustments	✔
Dr. Bodor received a base salary increase of 3.3%, following which his base salary was still below the 50th percentile compared to peers in the market. Each of the other NEOs received a base salary increase of 3%.

2024 Annual Incentives and Long-Term Incentives	✔	No annual incentives were paid to our NEOs for 2024 performance, except to Mr. Kenison, who received 15% of his target bonus, based on partial achievement of his regional objectives.

✔
Granted our named executive officers 2024 equity awards comprised of stock options, restricted stock units (“RSUs”) and performance stock units ("PSUs"). The equity grant in 2024 to each of Dr. Bodor and Mr. Schumacher was based on a calculation of 50% in the form of PSUs, 25% in the form of RSUs, and 25% in the form of stock options. The equity grant in 2024 for the other named executive officers was based on a calculation of 50% in the form of RSUs, 25% in the form of PSUs, and 25% in the form of stock options.

Annual Incentive Program Performance Metrics and Design	✔	Continued the use of revenue and adjusted operating income (“AOI”) as our short-term incentive bonus metrics.

	✔	Maintained the annual incentive plan maximum payout for 2024 at 200% of the target incentive award.

PSU Performance Metrics	✔	Continued to measure performance for PSU awards based on the Company’s three-year cumulative TSR performance relative to the Russell 2000 Growth Index.

Benchmarking	✔	Reviewed and approved changes to our compensation peer group for 2025 compensation.
Key Governance Attributes
Our compensation and talent committee is committed to establishing an executive compensation program that reflects strong corporate governance attributes. The following table summarizes those corporate governance attributes.

Things We Do	Things We Don’t Do
•“Double-trigger” accelerated equity vesting upon a change in control
•Meaningful stock ownership guidelines for our executive officers
•Requirement that executive officers hold 100% of after-tax shares from option exercises or RSU/PSU vesting until they have achieved their ownership requirement
•Continual review of our compensation programs for alignment with our shareholder expectations of driving profitable growth
•Required and supplemental compensation recoupment (“clawback”) policies
•Minimum vesting or performance period of one year for all equity awards, with only limited exceptions
•Equity award approval policy
•Independent compensation and talent committee
•Independent compensation consultant
•Annual compensation risk assessment

•No tax gross-ups on perquisites, severance or change in control payments
•No hedging/pledging of Protolabs stock by executive officers
•No option repricing without shareholder approval
•No excessive or additional perquisites unique to named executive officers
•No guaranteed bonus
•No pension or executive retirement plan benefits
•No multi-year guarantee for salary increases, non-performance-based bonuses or equity compensation
•No single trigger or excessive change in control benefits
•No liberal change in control definitions for severance or equity benefits

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Say-on-Pay Results
Protolabs and the compensation and talent committee value the input of our shareholders with respect to our executive compensation. At our 2024 Annual Meeting of Shareholders, the say-on-pay proposal received the approval of approximately 87% of the shares voted on the proposal. The compensation and talent committee considered this result to be a general endorsement by our shareholders of our compensation program and as a result has maintained the majority of the fundamental features of our executive compensation program.
Executive Compensation Philosophy and Objectives
We believe our success depends in large measure on our ability to attract, retain and motivate a talented senior management team to effectively lead our Company in a dynamic and changing business environment, and that a competitive executive compensation program is essential to that effort. We believe that our executive compensation program should support our short- and long-term strategic and operational objectives, and reward company and individual performance that contributes to creating value for our shareholders.
Executives covered by this philosophy include the CEO, any “officer” of the Company as defined in Rule 16a-1(f) under the Securities Exchange Act of 1934, and any other management-level employee reporting directly to the CEO.
Consistent with this philosophy, our executive compensation program incorporates the following key principles and objectives:
•Focus on total compensation for purpose of understanding the competitiveness of executive officer compensation;
•Strike an effective balance between the market data findings with our internal objectives and business needs in the compensation-setting process;
•Structure the compensation program so as to align the interests of our executive officers with those of our customers, employees, and shareholders;
•Provide a competitive total compensation opportunity that includes target incentive goals that are reasonably achievable and aligned to long-term objectives;
•Utilize equity-based awards in a manner designed to motivate long-term Company performance, increase shareholder value and emphasize their long-term retentive function;
•Recognize and reward the achievement of Company and business unit goals as well as individual performance;
•Provide compensation commensurate with the level of business performance achieved;
•Provide greater compensation opportunities for individuals who have the most significant responsibilities and therefore the greatest ability to influence our achievement of strategic and operational objectives;
•Structure the compensation program so that it is understandable and easily communicated to executives, shareholders and other constituencies;
•Place increasing emphasis on incentive/variable compensation for positions of increasing responsibility; and
•Make benefit programs available to executive officers generally consistent with those provided to salaried employees.
Compensation Decisions and Processes
The compensation and talent committee of our board of directors, which consists solely of independent directors, generally has been responsible for overseeing our executive compensation program, including annually reviewing the ongoing compensation arrangements for each of our executive officers, including our CEO, and reporting those arrangements to our board.
Our compensation and talent committee regularly receives and considers input from our CEO regarding the compensation and performance of the other executive officers, including recommendations as to compensation levels that the CEO believes are commensurate with an individual’s job performance, skills, experience, qualifications, criticality to our Company and development/career opportunities, as well as with our compensation philosophy, external market data and considerations of internal equity. With the assistance of our CFO, our CEO also has provided recommendations to the compensation and talent committee regarding the establishment of performance goals for the annual cash incentive plan based on the operating budget approved by our board of directors. Our CEO regularly attends meetings of our compensation and talent committee, except where the CEO’s own compensation is being considered or times when the compensation and talent committee meets in executive session. Our CEO makes no recommendations to the compensation and talent committee regarding his or her own compensation. The compensation and talent committee communicates its views and decisions regarding compensation arrangements for our executive officers to our CEO, who generally has been responsible for implementing the arrangements.

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In determining executive compensation, our compensation and talent committee reviews and considers a number of factors, including individual and corporate performance, input from our CEO, peer group compensation and market data from third party compensation surveys (including Pearl Meyer, our independent compensation consultant), our compensation philosophy and key principles, the pay practices of a set of comparable companies, feedback received from shareholders concerning say-on-pay, and the compensation and talent committee’s collective experience and knowledge. We define our relevant peer group for executive talent, with assistance of Pearl Meyer, in the technology and industrial sectors, also taking into account size of the company, business models, and other factors. We have used market data primarily as a reference point to assess whether our compensation practices are reasonable, competitive and likely to achieve our objectives, and actually deliver compensation in amounts that are consistent with the compensation and talent committee’s assessment of our Company’s relative performance. We target total compensation levels within a competitive range of the market median we calculated from the surveys and other compensation data we utilized. As a result, we do not establish specific compensation amounts or parameters for any executive officer position based on market data, recognizing that factors unique to each individual will ultimately determine that individual’s compensation, which may not necessarily be within the median range. In evaluating 2024 compensation, each of our executive officers was at or below the targeted range of peer group compensation. Our compensation and talent committee approves all awards to our executive officers under our Amended and Restated 2022 Long-Term Incentive Plan, as amended ("LTIP").
Peer Group
In 2023, the compensation and talent committee requested that its independent compensation consultant, Pearl Meyer, review our peer group used for executive compensation in 2024. Pearl Meyer used a multi-step process that went beyond basic financial characteristics to construct a peer group that we believe fits our market position and profile. The compensation and talent committee and our board of directors reviewed information relating to this peer group when establishing base salaries, annual equity awards and target annual incentive compensation for 2024.
Pearl Meyer employed the following robust process to construct the proposed peer group.
•First, Pearl Meyer identified a pool of potential companies that were U.S.-based, publicly-traded, and classified in the technology and industrial sectors.
•Second, Pearl Meyer screened out companies that were outside of approximately one-third to three times that of our Company based on market capitalization, revenue, and number of employees.
•Third, they reviewed additional financial operating parameters and identified companies with similar characteristics to our Company.
Overall, the new peer group used for 2024 compensation, collectively, is similar to Protolabs primarily in terms of profitability, operating size and industry.
The compensation and talent committee also reviewed the peer groups used for comparison by proxy advisory firms.
This process resulted in a select number of changes as shown below.

2023 Peer Group	Approved Changes	2024 Peer Group*
3D Systems Corporation (DDD)
Badger Meter, Inc. (BMI)
Cerence Inc. (CRNC)
CTS Corporation (CTS)
Enerpac Tool Group Corp. (EPAC)
ESCO Technologies Inc. (ESE)
EVO Payments, Inc. (EVOP)
FARO Technologies, Inc. (FARO)
Helios Technologies, Inc. (HLIO)
Lindsay Corporation (LNN)
Novanta Inc. (NOVT)
RBC Bearings Incorporated (RBC)
Semtech Corporation (SMTC)
SPS Commerce, Inc. (SPSC)
Vicor Corporation (VICR)	(-) Exclusions EVO Payments, Inc. (EVOP) Novanta Inc.(NOVT) RBC Bearings Incorporated (RBC) (+) Additions Allient, Inc. (ALNT) Rimini Street, Inc. (RMNI) Vishay Precision Group, Inc. (VPG)	3D Systems Corporation (DDD)
Allient, Inc. (ALNT)
Badger Meter, Inc. (BMI)
Cerence Inc. (CRNC)
CTS Corporation (CTS)
Enerpac Tool Group Corp. (EPAC)
ESCO Technologies Inc. (ESE)
FARO Technologies, Inc. (FARO)
Helios Technologies, Inc. (HLIO)
Lindsay Corporation (LNN)
Reimini Street, Inc (RMNI)
Semtech Corporation (SMTC)
SPS Commerce, Inc. (SPSC)
Vicor Corporation (VICR)
Vishay Precision Group, Inc. (VPG)
*Some companies were retained that did not meet all screening criteria for year-over-year continuity.

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Below is information about companies in the peer group, as well as the corresponding information for Protolabs, that Pearl Meyer referenced when constructing the peer group:

	Annual Revenue(1)	Market Capitalization(1)
25th percentile	$415 million	$0.9 billion
75th percentile	$664 million	$2.3 billion
Protolabs	$490 million	$0.9 billion
(1)Revenue shown in this table is for the twelve-month period ended as of the most recently disclosed quarter prior to the 2023 meeting at which Pearl Meyer presented the peer group information to the compensation and talent committee. Market capitalization reflects end of June 2023.
The compensation and talent committee uses data about executive compensation at peer group companies as a tool to assess the reasonableness of the total compensation paid to our executive officers. As discussed above, the compensation and talent committee does not establish a percentile which any part of an executive’s compensation or any executive’s overall compensation must meet or exceed.
In 2024, the compensation and talent committee requested that Pearl Meyer again review our peer group to be used for 2025 executive compensation. Pearl Meyer used the same multi-step process to recommend changes to the peer group used for 2025 compensation.
Elements of Executive Compensation
Our executive compensation program historically has been comprised of three primary elements—base salary, an annual cash incentive, and equity-based long-term incentives. The primary elements of our compensation program for 2024 were consistent with our 2023 compensation program. While all elements of our executive compensation program are intended to collectively achieve our overriding purpose of attracting, retaining and motivating talented executives, the table below identifies the additional specific purposes of each element as reflected in our 2024 compensation program.

Compensation Component	Form of Compensation	Purpose
Base Salary	Cash	•Compensate each executive officer relative to their individual responsibilities, experience and performance •Provide steady cash flow not contingent on short-term variations in Company performance
Annual Incentive	Cash
•Align compensation with our annual corporate financial performance
•Reward achievement of short-term financial objectives
•Provide participants with a meaningful total cash compensation opportunity (base salary plus annual incentive)

Long-Term Incentives	Stock Options, Restricted Stock Units and Performance Stock Units	•Align compensation with our long-term returns to shareholders •Encourage long-term retention •Create a long-term performance focus •Provide executive ownership opportunities
We seek to minimize perquisites for executive officers which are unique to our executive officers. Our compensation and talent committee has not adopted a formal or informal policy for allocating compensation among the various elements, or between fixed and at-risk, cash and non-cash elements or between long- and short-term compensation; however, the compensation and talent committee considers total compensation and then adjusts the mix among each element of compensation based on market comparisons, individual role and performance. As noted earlier, however, we do place greater emphasis on incentive-based and variable forms of compensation for executives with more significant responsibilities, reflecting their greater capacity to affect our performance and results.
Base Salaries
At the time an executive officer is first hired, his or her base salary generally is established through individual negotiations between us and the executive officer, taking into account judgments as to the executive officer’s qualifications, experience, responsibilities, prior salary history, internal pay equity considerations and market factors.
The compensation and talent committee annually reviews the base salaries of our executive officers near the end of each year and bases any adjustments for the following year on merit and market considerations. Merit-based adjustments primarily reflect an assessment of an individual’s performance. Any market-based adjustments reflect an assessment of the competitive positioning of an individual’s salary with comparable positions in the market based on market data provided to the compensation and talent committee by the compensation consultant and other market surveys the compensation and talent committee might use.

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The annual base salary of each of our named executive officers is set forth in the table below.

Name	2024 Annual Base Salary	2023 Annual Base Salary	Percentage Change from 2023 Annual Base Salary to 2024 Annual Base Salary
Robert Bodor	$620,000	$600,000	3.3%
Daniel Schumacher	$370,800	$360,000	3.0%
Michael R. Kenison	$360,706	$350,200	3.0%
Oleg Ryaboy	$360,500	$350,000	3.0%
Bjoern Klaas(1)	$297,486	$346,734	*
(1)Mr. Klaas ceased being an executive officer on July 22, 2024, and his employment terminated on November 30, 2024. Mr. Klaas' 2024 annual base salary amount represents total base salary paid to him during 2024.

Annual Incentive Program
All of our named executive officers participate in our annual incentive program. The annual incentive program payouts for 2024 were a function of two metrics:
•75% of the annual bonus target was based on annual revenue, calculated without regard to foreign currency exchange rates. We refer to this aspect of the annual incentive program as the revenue factor.
•25% of the annual bonus target was based on budgeted adjusted operating income margin. We refer to this aspect of the annual incentive program as the AOI factor. For purposes of calculating attainment of the AOI portion of the annual incentives, AOI is defined as operating income before incentive compensation expense, stock-based compensation expense, amortization expense, acquisition expenses and other one-time expenses not indicative of core operations, calculated as a percentage of revenue.
Revenue and AOI were selected as the primary financial objectives for determining the 2024 annual incentive payouts because our primary objective continues to be to grow our Company profitably.
The compensation and talent committee approved 2024 revenue objectives for our Company as a whole and for each of our major geographic business units (the United States and Europe, Middle East and Africa (“EMEA”)) for officers with responsibility over those geographic business units. The compensation and talent committee approved 2024 AOI objectives for our Company as a whole. The inclusion of business unit performance objectives enables us to tailor annual incentive opportunities related to revenue so as to reward the executive officer for the performance of those portion(s) of our Company for which the officer had the most direct responsibility.
In setting targets, the compensation and talent committee considers both actual prior-year performance and the annual operating plan ("budget"), and establishes a payout curve such that achievement above target is the result of meaningful performance above the budget. Thresholds for the revenue and AOI factors are generally established as the actual prior-year performance. To achieve target payout, the Company must achieve the budget. As the Company outperforms the budget, the compensation and talent committee sets a maximum threshold, capped at 200% payout, at a level of rigor that rewards our named executive officers for the performance while ensuring that the cost of overperformance is in balance with shareholder value in terms of earnings.
The following are the percentage allocations for revenue and AOI across each named executive officer’s target bonus opportunity.

Name	Revenue (75%)		AOI (25%)
	Consolidated	Geographic Unit	Consolidated
Robert Bodor	100%	—%	100%
Daniel Schumacher	100%	—%	100%
Michael R. Kenison	35%	65%	100%
Oleg Ryaboy	100%	—%	100%
Bjoern Klaas	35%	65%	100%

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A target payout opportunity expressed as a percentage of annual base salary is established for each named executive officer annually. For 2024, their target payout opportunity percentages were as follows:

Name	Target Opportunity as % of 2024 Salary
Robert Bodor	100%
Daniel Schumacher	65%
Michael R. Kenison	60%
Oleg Ryaboy	50%
Bjoern Klaas	50%
The revenue factor of our plan pays out 100% at targeted revenue achievement on a consolidated basis or for each region, as applicable, for each named executive officer. The payout would have been zero for 2024 revenue below the threshold of approximately 91% attainment of the annual targets for our each of the Company as a whole and the United States business unit, and approximately 81% attainment of the annual target for our European business unit. The payment is 30% of the annual bonus at the threshold amounts, and increases in amounts specified by the compensation and talent committee to the degree revenue exceeds the respective threshold amounts up to a maximum of 200%.
The AOI factor pays out 100% at targeted AOI achievement on a consolidated basis for each named executive officer. The payout would have been zero for 2024 if AOI is below 95% of the target amount (the threshold amount). AOI payouts increase above threshold in amounts specified by the compensation and talent committee, to the degree that AOI exceeds the threshold amount, up to a maximum of 200%. For AOI performance, the payout factor increased proportionately between 40% and 95% attainment, or about 1.3 percentage points for each basis point in additional AOI, and increased proportionately between 95% and the maximum of 200% attainment, or about 0.3 percentage points for each basis point in additional AOI.
The following table summarizes the 2024 thresholds and targets for the revenue factor and the AOI factor approved by the compensation and talent committee and the actual performance during 2024 in terms of both revenue and AOI, as well as the related payout factors:

Objective	2024 Threshold	2024 Target	2024 Maximum	Actual Performance(1)	Final Payout Factor
Consolidated Revenue	$502.3M	$551.5M	$617.0M	$497.6M	0.0%
United States Revenue(2)	$396.1M	$433.3M	$483.6M	$396.2M	30.4%
EMEA Revenue	$106.2M	$128.2M	$160.1M	$101.4M	0.0%
Consolidated Adjusted Operating Income Margin	11.5%	12.0%	15.8%	10.4%	0.0%
(1)Our actual revenue performance is equal to our 2024 revenue adjusted for the effects of 2024 budgeted foreign currency exchange rates. Actual AOI performance is equal to adjusted operating margin achieved in 2024. Our actual revenue performance is equal to our 2024 revenue ($500.9 million), adjusted for the effects of 2024 budgeted foreign currency exchange rates ($3.3 million).
(2)For United States revenue performance between threshold and target, the payout factor would increase proportionately between 30% and 100%, or about 1.9 percentage points for each $1 million in additional United States revenue.
The annual incentive amount paid to, as well as such amount’s percentage of target achieved for, each named executive officer in 2024 were as follows:

Name	2024 Actual Incentive Amount	Percent of Annual Incentive Target Achieved
Robert Bodor	$0	0%
Daniel Schumacher	$0	0%
Michael R. Kenison	$32,068	15%
Oleg Ryaboy	$0	0%
Bjoern Klaas(1)	$0	0%
(1)Mr. Klaas ceased being an executive officer on July 22, 2024, and his employment terminated on November 30, 2024. Therefore, Mr. Klaas was not eligible for an annual incentive payment.

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Long-Term Incentive Program
Our compensation and talent committee considers the employee’s total compensation and then adjusts the mix among base salary, annual incentive and long-term incentive based on market comparisons, individual role and performance. Our compensation and talent committee generally has determined the size of individual grants using its collective business judgment and experience, taking into account factors such as the role and responsibility of the individual executive, an evaluation of the expected and actual performance of each executive, internal pay equity considerations and market factors. We generally have not utilized a formulaic approach to determine the size of individual equity awards to our executives. In 2024, the compensation and talent committee has continued to structure the long-term incentive program for our named executive officers to include a mix of stock options, RSUs and PSUs.
In addition to annual equity awards, in certain cases we have granted equity awards in connection with an individual’s initial employment with us, upon promotions or other changes in responsibilities, or in recognition of significant achievements. These additional equity awards are made outside our typical annual grant cycle, and are subject to our equity award approval policy summarized below in “Executive Compensation Tables—Equity Award Approval Policy.”
2024 Long-Term Equity-Based Compensation
As noted above, in 2024 the compensation and talent committee awarded stock options, RSUs and PSUs to our named executive officers, with target value proportions illustrated below.
Such grants, which were made in 2024 pursuant to the LTIP, were as follows:

Name	Targeted Value of 2024 Equity Awards	Number of RSUs Awarded	Number of Stock Options Awarded	Target Number of PSUs Awarded
Robert Bodor	$3,000,000	22,375	41,209	44,750
Daniel Schumacher	$700,000	5,221	9,616	10,442
Michael R. Kenison	$550,000	8,205	7,555	4,103
Oleg Ryaboy	$700,000	10,442	9,616	5,221
Bjoern Klaas	$450,000	6,713	6,182	3,357
The value of equity awarded to Dr. Bodor in 2024 closely aligns his equity-based compensation with comparable peers in the market. Further, 86% of Dr. Bodor’s compensation is considered to be “at risk”.
The stock options awarded to our named executive officers have an exercise price equal to 100% of the fair market value of a share of our common stock on the date of grant. Each stock option granted to our named executive officers under the LTIP will vest and becomes exercisable as to 25% of the shares in four annual installments beginning on February 13, 2025 and has a 10-year term. For stock options granted prior to an individual becoming a named executive officer, the vesting date and schedule may differ. Unvested options will immediately become vested and exercisable in full upon the named executive officer’s death or disability and if, within one year of a change in control, the named executive officer’s employment is terminated without cause or for good reason.

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The RSUs awarded to our named executive officers will vest as to 25% of the shares in four annual installments beginning on February 13, 2025. For RSUs granted prior to an individual becoming a named executive officer, the vesting date and schedule may differ. Unvested RSUs will immediately vest in full upon the named executive officer’s death or disability and if, within one year of a change in control, the named executive officer’s employment is terminated without cause or for good reason. No dividend equivalents are paid on the RSUs.
The PSUs awarded to our named executive officers are expressed in terms of a target number of PSUs (as noted in the table above), with between 0% and 200% of that target number of shares capable of being earned and vesting at the end of the January 1, 2024 to December 31, 2026 performance period depending on our Company’s three-year cumulative TSR performance relative to the Russell 2000 Growth Index. The pay and performance scale for the 2024 PSU grants is as follows:

Relative TSR Percentile	PSU Payout (% of Target)
Below 25th percentile	0%
25th percentile	50%
50th percentile	100%
75th percentile or greater	200%
If our cumulative TSR is negative over the performance period, the number of PSUs earned is capped at 100% of target. The number of PSUs determined to have been earned at the end of the performance period will vest at that time, and each vested PSU will be paid out in one share of our common stock. A PSU award will be forfeited if the award recipient’s employment ends before the scheduled vesting date except in situations involving retirement, disability, a qualifying termination under a severance agreement, death or a change in control. If employment ends due to retirement, disability or a qualifying termination under a severance agreement before the scheduled vesting date, a pro rata portion of the number of PSUs that would have been earned at the end of the performance period if employment had continued will vest on the scheduled vesting date. The pro rata portion will be based on the portion of the performance period that elapsed prior to the date of termination. If employment ends due to an award recipient’s death, a pro rata portion (determined in the same manner) of the target number of PSUs will vest at that time. If a change in control of our Company occurs before the scheduled vesting dates of the award, the performance period will be truncated and a pro rata portion of the number of PSUs determined to have been earned during the truncated performance period will vest as of the date of the change in control. The pro rata portion will be based on the portion of original performance period that elapsed prior to the date of the change in control.
PSUs Granted in 2022
The PSUs awarded to our named executive officers in 2022 were expressed in terms of a target number of PSUs, with between 0% and 200% of that target number of shares capable of being earned and vesting at the end of the January 1, 2022 to December 31, 2024 performance period depending on our Company’s three-year cumulative TSR performance relative to the Russell 2000 Growth Index. The pay and performance scale for the 2022 PSU grants was as follows:

Relative TSR Percentile	PSU Payout (% of Target)
Below 25th percentile	0%
25th percentile	50%
50th percentile	100%
75th percentile or greater	200%
Our cumulative TSR over the January 1, 2022 to December 31, 2024 performance period was -19.8%, equating to 54.4% of the relative TSR. However, the 2022 PSUs provided that if our cumulative TSR is negative over the performance period, the number of PSUs earned would be capped at 100% of target. As such, the compensation and talent committee determined that the 2022 PSU payout was 100% of target and that the target number of PSUs under each 2022 PSU award was earned.

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Based on this determination, the number of 2022 PSUs earned by each named executive officer was as follows:

Name(1)	Number of 2022 PSUs Earned
Robert Bodor	23,570
Daniel Schumacher	3,077
Michael R. Kenison	1,894
Bjoern Klaas(2)	1,841
(1)Mr. Ryaboy joined the Company in September 2022, and therefore did not receive a 2022 PSU award.
(2)Mr. Klaas ceased being an executive officer on July 22, 2024, and his employment terminated on November 30, 2024. The number of 2022 PSUs earned by Mr. Klaas were pro rated based on Mr. Klaas' length of service during the performance period and the terms of separation.
The earned 2022 PSU shares vested on February 13, 2025.
Other Executive Benefits
Our named executive officers generally receive health and welfare benefits under the same programs and subject to the same terms as our other full-time employees. These benefits include medical, dental and vision benefits, short- and long-term disability insurance, accidental death and dismemberment insurance and basic life insurance. As with all full-time employees, our named executive officers are eligible to participate in our 401(k) retirement plan, under which our Company provides a matching contribution in an amount equal to 100% of the first 3% of compensation contributed by a participant and 50% of the next 2% of compensation contributed. We also provide supplemental benefits to our executive officers who are based outside of the United States as part of compensation packages that are intended to be competitive in the respective local markets.
Employment Agreements
Employment Agreement with Dr. Bodor
Dr. Bodor’s employment agreement, dated January 29, 2021 (the “CEO Agreement”), provides that his employment with the Company is at-will and his employment may be unilaterally terminated by Dr. Bodor or the Company at any time for any reason, subject to the terms of the CEO Agreement. Pursuant to the CEO Agreement, Dr. Bodor receives a base salary subject to customary performance and market adjustments over time, and is eligible for an annual target cash incentive bonus payment equal to 100% of his annual base salary. Dr. Bodor is also eligible to receive an annual equity grant on terms and conditions that are market competitive for his role as CEO and comparable to those applicable to grants made to other senior executives of the Company.
Dr. Bodor’s severance benefits are summarized under “Potential Payments Upon Termination or Change in Control.”
Offer Letter Agreement with Mr. Ryaboy
On September 2, 2022, the Company entered into an offer letter agreement (the “CTO Agreement”) with Oleg Ryaboy to serve as Chief Technology Officer. The CTO Agreement provides that Mr. Ryaboy’s employment is at-will and his employment may be unilaterally terminated by Mr. Ryaboy or the Company at any time for any reason. Pursuant to the CTO Agreement, Mr. Ryaboy receives a base salary subject to customary performance and market adjustments over time, and is eligible for an annual target cash incentive bonus payment equal to 50% of his annual base salary. Mr. Ryaboy received an initial equity grant of stock options and RSUs valued at $500,000 vesting over four years. Mr. Ryaboy will be eligible for an annual equity grant under the LTIP. The CTO Agreement does not provide for severance but the Company has entered into a severance agreement with Mr. Ryaboy summarized under “Potential Payments Upon Termination or Change in Control”.
Severance and Change in Control Benefits
We have entered into severance arrangements on our form of severance agreement with our named executive officers, with the exception of Dr. Bodor, whose employment agreement provides for severance benefits. For a summary of the material terms and conditions of our agreements with the named executive officers providing for payments in connection with termination of employment and changes in control of our Company, see “Potential Payments upon Termination or Change in Control.”
The equity award agreements under the LTIP provide for “double trigger” acceleration of exercisability or vesting of equity awards in connection with a change in control, meaning that both a change in control and either a failure to continue, assume or replace outstanding awards or a termination of employment are necessary before acceleration will occur. The compensation and talent committee believes that the double trigger structure avoids an unintended windfall to executives who retain their employment and their equity awards in the event of a friendly change in control, but still provides them appropriate incentives to cooperate in negotiating any change in control in which they believe they could lose their jobs.

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Severance Arrangement with Mr. Klaas
As previously disclosed, Bjoern Klaas, our former Vice President/General Manager and Managing Director of the EMEA region, exited his position as vice president and was no longer an executive officer of the Company on July 22, 2024. On October 1, 2024, we entered into a Settlement Agreement with Mr. Klaas that set forth the mutually agreed upon terms of Mr. Klaas’ separation of service from the Company, effective November 30, 2024, which terms were in line with the terms of the severance agreement previously entered into with Mr. Klass. For additional information regarding separation payments and benefits for Mr. Klaas, please see the section entitled “Executive Compensation Tables – Potential Payments upon Termination or Change in Control.”
Other Compensation and Equity-Related Policies
Clawback Policies
We have a compensation recovery policy pursuant to, and in compliance with, Rule 10D-1 of the Securities and Exchange Act of 1934 (the "Exchange Act"), as amended, SEC regulations promulgated thereunder, and applicable NYSE listing standards (the "Required Clawback Policy"), as well as a supplemental incentive compensation recovery policy which is broader than the Required Clawback Policy (the "Supplemental Clawback Policy").
In summary, the Required Clawback Policy applies to all incentive-based compensation, which is any compensation that is granted, earned, or vested based wholly or in part upon the attainment of a financial reporting measure, received by officers of the Company, as defined under Rule 16a-1(f) of the Exchange Act (“executive officers”). The Required Clawback Policy provides that, in the event of an accounting restatement due to material noncompliance of the Company with any financial reporting requirement, the compensation and talent committee will determine the amount of the erroneously awarded compensation, which is the excess of the amount of incentive-based compensation received by current and former executive officers during the three completed fiscal years immediately preceding the required restatement date over the amount of incentive-based compensation that otherwise would have been received had it been determined based on the restated amounts. The Company will provide each such executive officer with a written notice of such amount and a demand for repayment or return. If such repayment or return is not made within a reasonable time, the Required Clawback Policy provides that the Company will recover the erroneously awarded compensation in a reasonable and prompt manner using any lawful method, subject to limited exceptions as permitted by NYSE listing standards.
The Supplemental Clawback Policy covers any employee with a position as vice president or above of our Company (“Management Employees”), including former Management Employees. Our Company will, to the extent determined appropriate by the compensation and talent committee, require that our Company recover or cancel time- and performance-based incentive compensation (including cash and equity-based compensation, whether accrued or vested based on performance or other factors such as service) that was awarded, vested or paid to a Management Employee during any fiscal year in which “misconduct” occurred. Misconduct occurs with respect to a Management Employee when the compensation and talent committee determines that:
•there has been misconduct resulting in either a violation of law or of a Company policy that has caused significant financial or reputational harm to our Company; and
•either the Management Employee committed the misconduct or failed in his or her responsibility to manage or monitor the applicable conduct or risks.
Executive Stock Ownership Guidelines
We maintain stock ownership guidelines applicable to our named executive officers currently employed by us. The guidelines provide that each such covered individual is expected to own shares of our common stock with a value at least equal to the amount shown below:
•CEO – Five times annual base salary
•All other named executive officers – One times annual base salary
Each named executive officer has five years from the date he or she becomes subject to the guidelines to achieve compliance with the guidelines. Until such individual meets the ownership guidelines, the individual may not sell or otherwise dispose of any shares of company stock, and must retain 100% of the “net profit shares” resulting from any option exercise or from the exercise, vesting or settlement of any other form of equity-based compensation award. Any named executive officer subject to this policy will be in compliance if either the ownership guidelines have been met or all net profit shares have been retained. For these purposes, “net profit shares” refers to that portion of the number of shares subject to the exercise, vesting or settlement of an award that the covered individual would receive had he or she authorized the Company to withhold shares otherwise deliverable in order to satisfy any applicable exercise price or withholding taxes. As of December 31, 2024, all of our named executive officers who were then employed with us were either in compliance with the guidelines or within the five-year period to achieve compliance with the guidelines.

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Tax Considerations
Section 280G of the Internal Revenue Code of 1986, as amended (the “Code”), disallows a tax deduction with respect to excess parachute payments to certain executives of companies which undergo a change in control. In addition, Code Section 4999 imposes a 20% excise tax on the individual with respect to the excess parachute payment. Parachute payments are compensation linked to or triggered by a change in control and may include, but are not limited to, bonus payments, severance payments, certain fringe benefits, and payments and acceleration of vesting from long-term incentive plans including stock options and other equity-based compensation. Excess parachute payments are parachute payments that exceed a threshold determined under Code Section 280G based on the executive’s prior compensation. As discussed above, we do not provide tax gross-ups on income attributable to severance or other payments that are deemed made in connection with a change in control.
Code Section 409A requires that “nonqualified deferred compensation” be deferred and paid under plans or arrangements that satisfy the requirements of the statute with respect to the timing of deferral elections, timing of payments and certain other matters. Failure to satisfy these requirements can expose employees and directors to accelerated income tax liabilities, substantial additional taxes and interest on their vested compensation under such plans. Accordingly, as a general matter, it is our intention to design and administer our compensation and benefit plans and arrangements for all of our employees and directors, including our named executive officers, so that they are either exempt from, or satisfy the requirements of, Code Section 409A.
Code Section 162(m) disallows a tax deduction to public companies for compensation of more than $1 million paid in any taxable year to each “covered employee,” consisting of the CEO and the three other highest paid executive officers employed at the end of the year (other than the CFO), plus any person who served as CEO or CFO at any time the year, as well as any person who was ever identified as a covered employee in 2017 or any subsequent year.

COMPENSATION AND TALENT COMMITTEE REPORT
The compensation and talent committee assists the board of directors in establishing a philosophy and policies regarding executive and director compensation; provides oversight of the administration of our director and executive compensation programs and administers our equity-based plans; reviews the compensation of directors, named executive officers and senior management and prepares any report on executive compensation required by the rules and regulations of the SEC or other regulatory body, including this compensation and talent committee report.
In performing its oversight responsibilities, the compensation and talent committee has reviewed and discussed the Compensation Discussion and Analysis with management. Based on the review and discussions, the compensation and talent committee has recommended to the board that the Compensation Discussion and Analysis be included in this Proxy Statement for the 2025 Annual Meeting of Shareholders.
COMPENSATION AND TALENT COMMITTEE
Moonhie Chin, Chair
Archie Black
Donald G. Krantz

COMPENSATION AND TALENT COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION
None of the members of the compensation and talent committee is or has been an employee of the Company or any of the Company’s subsidiaries within the last completed fiscal year. There are no interlocking relationships between the Company and other entities that might affect the determination of the compensation of the Company’s executive officers.

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COMPENSATION RISK ASSESSMENT
Management and the compensation and talent committee, with the assistance of the compensation consultant, assess the risk of the employee compensation policies and practices, including those that apply to our executive officers. Management has reviewed our compensation plans, program design and existing practices as well as global and local compensation policies, programs and practices applicable to all employees. Management then analyzed the likelihood and magnitude of potential risks, focusing on whether any of our compensation policies and practices varied significantly from our overall risk and reward structure, whether any such policies and practices incentivized individuals to take risks that were inconsistent with our goals, and whether any such policies and practices have resulted in establishing an inappropriate balance between short-term and long-term incentive arrangements.
Management has discussed the findings of the risk assessment with the compensation and talent committee. Based on the assessment, we have concluded that our compensation policies and practices are aligned with the interests of shareholders, appropriately reward pay for performance and do not create risks that are reasonably likely to have a material adverse effect on our Company.

CONSULTANT INDEPENDENCE ANALYSIS
Our compensation and talent committee has considered the relationships that its compensation consultant has had with our Company, the members of the compensation and talent committee and our executive officers, as well as the policies that such compensation consultant has in place to maintain its independence and objectivity, and has determined that the work performed by the compensation consultant has raised no conflicts of interest.

EXECUTIVE COMPENSATION TABLES
Summary Compensation Table
The following table summarizes the compensation provided to or earned by our named executive officers during our three most recently completed fiscal years:

Name and Principal Position	Year	Salary ($)	Bonus ($)(1)	Stock Awards ($)(2)	Option Awards ($)(3)	Non-Equity Incentive Plan Compensation ($)(4)	All Other Compensation ($)(5)	Total ($)
Robert Bodor President and Chief Executive Officer	2024	620,000	—	2,906,845	750,018	—	11,200	4,288,063
	2023	600,000	—	3,311,588	870,010	334,063	11,200	5,126,861
	2022	600,000	—	3,064,725	700,020	243,600	11,200	4,619,545
Daniel Schumacher(6) Chief Financial Officer	2024	370,800	—	678,286	175,015	—	9,206	1,233,307
	2023	360,000	—	772,719	211,023	130,285	9,102	1,483,129
	2022	360,000	50,000	507,491	165,438	62,532	8,241	1,153,702
Michael R. Kenison(7) Chief Operations Officer	2024	360,706	—	472,786	137,504	32,068	11,200	1,014,264
	2023	350,200	—	509,867	172,525	87,348	11,200	1,131,140
	2022	350,200	20,487	415,025	112,518	29,729	6,379	934,338
Oleg Ryaboy(8) Chief Technology Officer	2024	360,500	—	601,655	175,015	—	11,200	1,148,370
	2023	350,000	—	648,885	210,024	97,435	11,200	1,317,544
	2022	350,000	—	375,002	125,015	23,683	—	873,700
Bjoern Klaas(9) Former VP/GM and Managing Director - EMEA	2024	297,486	—	386,819	112,515	—	656,790	1,453,610
	2023	346,734	—	417,146	147,525	114,748	13,503	1,039,656
	2022	346,734	—	415,025	112,518	54,702	13,455	942,434
(1)Mr. Schumacher received a $50,000 incentive amount for his role as Interim CFO in 2022. Mr. Kenison was awarded a discretionary annual incentive award of 20% of target to partially offset the 2022 bonus amounts which were not earned due to unexpected negative economic impact on the achievement of regional objectives for the Americas region in 2022.

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(2)Amounts shown in this column reflect the aggregate grant date fair value of the RSUs and PSUs (at target) granted in 2024, 2023 and 2022 and are computed in accordance with ASC Topic 718, Compensation—Stock Compensation (ASC 718) as discussed in Note 12 to our Consolidated Financial Statements for the year ended December 31, 2024 contained in our Annual Report on Form 10-K for the year ended December 31, 2024, based on the closing stock price on the grant date. The grant date fair value of RSUs granted in 2024 and the grant date fair value of the PSUs granted in 2024 if target performance and maximum performance is achieved are as follows:

Name	RSUs	PSUs
	Grant Date Fair Value	Approved Target Value(a)	Target Grant Date Fair Value	Maximum Grant Date Fair Value
Robert Bodor	$750,010	$1,500,000	$2,156,835	$4,313,670
Daniel Schumacher	$175,008	$350,000	$503,278	$1,006,556
Michael R. Kenison	$275,032	$137,500	$197,754	$395,508
Oleg Ryaboy	$350,016	$175,000	$251,639	$503,278
Bjoern Klaas	$225,020	$112,500	$161,799	$323,598
a.Amounts in this Approved Target Value column are calculated by multiplying the target number of PSUs awarded to our NEOs in 2024 by our stock price of $33.52 on the date of grant, consistent with the target 2024 PSU values approved by the compensation and talent committee and subject to rounding. The amounts reported in the Target Grant Date Fair Value column of this table and included in the Stock Awards column of the Summary Compensation Table differ, as those values reflect the grant date fair value of each award as required to be calculated in accordance with ASC 718. We believe that the amounts in the Approved Target Value column are a more accurate representation of the values approved by the compensation and talent committee to be granted to our NEOs.
(3)Amounts shown in this column represent the grant date fair values computed in accordance with ASC 718 utilizing the assumptions discussed in Note 12 to our Consolidated Financial Statements for the year ended December 31, 2024 contained in our Annual Report on Form 10-K for the year ended December 31, 2024, and disregarding the effects of any estimates of forfeitures related to service-based vesting.
(4)Amounts shown in this column represent amounts earned under our annual incentive program during each respective year and paid early in the following year. Mr. Kenison was the only NEO who received payment under our annual incentive program for the 2024 performance period.
(5)Amounts shown in this column for all named executive officers represent Company contributions to our 401(k) retirement plan or defined contribution retirement plan in Europe, as applicable. For Mr. Klaas, the amount shown in this column for 2024 also includes: (i) a cash severance payment in November 2024 ($318,859); (ii) the value of the accelerated vesting of 3,651 stock options, calculated based on the difference between the exercise price and our closing stock price on the date of termination, multiplied by the number of options that accelerated ($18,643); (iii) the value of the accelerated vesting of 3,881 RSUs, calculated based on the number of RSUs that accelerated multiplied by our closing stock price on the date of termination ($159,858); and (iv) a cash payment made in order to resolve and release the Company from certain post-employment obligations ($159,430). For additional information regarding Mr. Klaas’ severance benefits, see “Potential Payments upon Termination or Change in Control – Settlement Agreement with Mr. Klaas."
(6)Mr. Schumacher began serving as CFO on June 3, 2022. Prior to being named CFO, Mr. Schumacher served as Interim CFO and Vice President of Investor Relations and FP&A of our Company.
(7)Mr. Kenison began serving as Chief Operations Officer on August 1, 2024. Prior to being named Chief Operations Officer, Mr. Kenison served as Vice President/General Manager - Americas of our Company.
(8)Mr. Ryaboy joined the Company as Chief Technology Officer on September 9, 2022.
(9)Mr. Klaas ceased being an executive officer on July 22, 2024, and his employment terminated on November 30, 2024.

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Grants of Plan-Based Awards
The annual incentive plan is described in the Compensation Discussion and Analysis (“CD&A”). The LTIP, including a description of types of equity awards, vesting schedules, performance conditions, and events that would accelerate vesting, for grants made in 2024 is summarized in the CD&A. No dividends or dividend equivalents are paid on RSUs or PSUs. The following table summarizes the grants of plan-based awards made to our named executive officers during the year ended December 31, 2024:

			Compensation and Talent Committee	Estimated Future Payouts Under Non-Equity Incentive Plan Awards			Estimated Future Payouts Under Equity Incentive Plan Awards (1)			All Other Stock Awards: Number of Shares of Stock or Units (#)(2)	All Other Option Awards: Number of Securities Underlying Options (#)	Exercise or Base Price of Option Awards ($/Sh)	Grant Date Fair Value of Stock and Option Awards ($)(3)
Name	Grant Date		Approval Date	Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)
Robert Bodor				201,500	620,000	1,240,000
	2/13/2024		2/13/2024							22,375			750,010
	2/13/2024	(4)	2/13/2024								41,209	33.52	750,018
	2/13/2024		2/13/2024				22,375	44,750	89,500				2,156,835
Daniel Schumacher				78,332	241,020	482,040
	2/13/2024		2/13/2024							5,221			175,008
	2/13/2024	(4)	2/13/2024								9,616	33.52	175,015
	2/13/2024		2/13/2024				5,221	10,442	20,884				503,278
Michael R. Kenison				70,338	216,424	432,847
	2/13/2024		2/13/2024							8,205			275,032
	2/13/2024	(4)	2/13/2024								7,555	33.52	137,504
	2/13/2024		2/13/2024				2,052	4,103	8,206				197,754
Oleg Ryaboy				58,581	180,250	360,500
	2/13/2024		2/13/2024							10,442			350,016
	2/13/2024	(4)	2/13/2024								9,616	33.52	175,015
	2/13/2024		2/13/2024				2,611	5,221	10,442				251,639
Bjoern Klaas(5)				48,341	148,743	297,486
	2/13/2024		2/13/2024							6,713			225,020
	2/13/2024	(4)	2/13/2024								6,182	33.52	112,515
	2/13/2024		2/13/2024				1,679	3,357	6,714				161,799
(1)As discussed above in “Compensation Discussion and Analysis—Elements of Executive Compensation,” amounts in this column represent an award of PSUs under the LTIP capable of being earned and vesting at the end of a three-year performance period depending on our Company’s three-year cumulative TSR performance relative to the Russell 2000 Growth Index and the award recipient’s continued employment. The PSU vesting terms in the event of certain terminations of employment or a change in control of our Company are described above in “Elements of Executive Compensation—Long-Term Equity-Based Compensation.” No dividend equivalents are paid on the PSUs.
(2)Amounts in this column represent awards of RSUs under the LTIP which vest as to 25% of the shares in four annual installments beginning on February 13, 2025. Unvested RSUs will immediately vest in full upon the named executive officer’s death or disability and if, within one year of a change in control, the named executive officer’s employment is terminated without cause or for good reason. No dividend equivalents are paid on the RSUs.
(3)The actual value to be realized by a named executive officer depends upon the appreciation in value of our stock and the length of time the award is held. No value will be realized with respect to any stock option award if our stock price does not increase following the grant date. For a description of the assumptions used in computing grant date fair value for stock option awards pursuant to ASC 718, see Note 12 to our Consolidated Financial Statements for the year ended December 31, 2024 contained in our Annual Report on Form 10-K. The grant date fair value of each RSU award and PSU award (at target) was computed in accordance with ASC 718.
(4)Amounts in this row represent awards of stock options under the LTIP which generally vest as to 25% of the shares in four annual installments beginning on February 13, 2025. Unvested options will immediately vest and become exercisable in full upon the named executive officer’s death or disability and if, within one year of a change in control, the named executive officer’s employment is terminated without cause or for good reason.
(5)For information regarding the treatment of Mr. Klaas' outstanding equity awards in connection with his termination of employment, see "Potential Payments upon Termination or Change in Control - Settlement Agreement with Mr. Klaas."

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Outstanding Equity Awards at 2024 Year-End
The following table provides information on each named executive officer’s outstanding equity awards as of December 31, 2024.

	Option Awards					Stock Awards
Name	Option Grant Date(1)	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Option Exercise Price ($/Sh)	Option Expiration Date	Stock Award Grant Date	Number of Shares or Units of Stock That Have Not Vested (#)		Market Value of Shares or Units of Stock That Have Not Vested ($)(2)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)		Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)(2)
Robert Bodor	02/09/15	3,998	—	67.15	02/09/25
	02/08/16	5,673	—	57.88	02/08/26
	02/13/17	3,628	—	58.35	02/13/27
	02/12/18	3,004	—	105.75	02/12/28
	02/11/19	3,204	—	104.99	02/11/29
	02/10/20	3,668	—	96.72	02/10/30
	02/16/21	1,642	548	180.46	02/16/31
	03/01/21	7,239	2,413	150.86	03/01/31
	02/15/22	12,573	12,574	59.40	02/13/32
	02/14/23	10,448	—	33.84	02/14/26
	02/14/23	10,515	31,546	33.84	02/14/33
	02/13/24	—	41,209	33.52	02/13/34
						02/16/21	776		30,334
						03/01/21	1,078		42,139
						02/15/22	5,893		230,357
						02/14/23	16,623		649,793
						02/13/24	22,375		874,639
							46,745	(3)	1,827,262
						02/14/23				44,327	(4)	1,732,742
						02/13/24				44,750	(5)	1,749,278
Daniel Schumacher	05/16/18	186	—	117.55	05/16/28
	05/15/19	532	—	106.85	05/15/29
	05/19/20	1,025	—	117.00	05/20/30
	05/18/21	1,452	484	95.40	05/18/31
	08/30/22	4,302	4,303	39.11	08/30/32
	02/14/23	3,135	—	33.84	02/14/26
	02/14/23	2,453	7,362	33.84	02/14/33
	02/13/24	—	9,616	33.52	02/13/34
						05/18/21	437		17,082
						08/30/22	4,195		163,983
						02/14/23	3,879		151,630
						02/13/24	5,221		204,089
							13,732	(6)	536,784
						02/14/23				10,343	(4)	404,308
						02/13/24				10,442	(5)	408,178

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	Option Awards					Stock Awards
Name	Option Grant Date(1)	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Option Exercise Price ($/Sh)	Option Expiration Date	Stock Award Grant Date	Number of Shares or Units of Stock That Have Not Vested (#)		Market Value of Shares or Units of Stock That Have Not Vested ($)(2)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)		Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)(2)
Michael R. Kenison	05/16/18	465	—	117.55	05/16/28
	05/15/19	1,596	—	106.85	05/15/29
	05/19/20	2,081	—	117.00	05/20/30
	05/18/21	2,207	736	95.40	05/18/31
	02/15/22	2,020	2,022	59.40	02/13/32
	02/14/23	3,048	—	33.84	02/14/26
	02/14/23	1,928	5,784	33.84	02/14/33
	02/13/24	—	7,555	33.52	02/13/34
						05/18/21	665		25,995
						02/15/22	1,894		74,036
						02/14/23	6,096		238,293
						02/13/24	8,205		320,733
							16,860	(7)	659,057
						02/14/23				4,064	(4)	158,862
						02/13/24				4,103	(5)	160,386
Oleg Ryaboy	09/09/22	3,153	3,154	40.06	09/09/32
	02/14/23	3,048	—	33.84	02/14/26
	02/14/23	2,453	7,362	33.84	02/14/33
	02/13/24	—	9,616	33.52	02/13/34
						09/09/22	4,681		182,980
						02/14/23	7,758		303,260
						02/13/24	10,442		408,178
							22,881	(8)	894,418
						02/14/23				5,172	(4)	202,173
						02/13/24				5,221	(5)	204,089
Bjoern Klaas(9)	02/11/19	2,136	—	104.99	03/01/25
	02/10/20	2,445	—	96.72	03/01/25
	02/16/21	1,733	—	180.46	03/01/25
	02/15/22	2,824	—	59.40	03/01/25
	02/14/23	3,048	—	33.84	03/01/25
	02/14/23	2,831	—	33.84	03/01/25
	02/14/24	1,229	—	33.52	03/01/25
						02/14/23				2,123	(4)	82,988
						02/13/24				1,024	(5)	40,028
(1)With the exception of the February 14, 2023 option awards that vested in full on February 13, 2024 and expire on February 14, 2026, the February, March, August and September option awards vest as to 25% of the shares subject to each award in four annual installments on February 13 each year. The May option awards vest as to 25% of the shares subject to each award in four annual installments on May 20 each year.
(2)Based on the $39.09 per share closing price of our common stock on the NYSE on December 31, 2024, the last trading day of 2024.

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(3)In the order presented in the table, the RSUs listed vest as to:
•776 shares subject to the units on February 13, 2025,
•1,078 shares subject to the units on February 13, 2025,
•2,946 shares subject to the units on each of February 13, 2025, and 2026,
•5,541 shares subject to the units on each of February 13, 2025, 2026, and 2027, and
•5,594 shares subject to the units on each of February 13, 2025, 2026, 2027, and 2028.
(4)Represents PSUs granted in 2023 that may be earned and vest based on our Company’s three-year cumulative TSR performance relative to the Russell 2000 Growth Index over the period of January 1, 2023 to December 31, 2025, and subject to the award recipient’s continued employment.
(5)Represents PSUs granted in 2024 that may be earned and vest based on our Company’s three-year cumulative TSR performance relative to the Russell 2000 Growth Index over the period of January 1, 2024 to December 31, 2026, and subject to the award recipient’s continued employment.
(6)In the order presented in the table, the RSUs listed vest as to:
•437 shares subject to the units on May 20, 2025,
•2,097 shares subject to the units on each of May 20, 2025, and 2026,
•1,293 shares subject to the units on each of February 13, 2025, 2026 and 2027, and
•1,305 shares subject to the units on each of February 13, 2025, 2026, 2027, and 2028.
(7)In the order presented in the table, the RSUs listed vest as to:
•665 shares subject to the units on May 20, 2025,
•947 shares subject to the units on each of February 13, 2025, and 2026,
•2,032 shares subject to the units on each of February 13, 2025, 2026, and 2027, and
•2,051 shares subject to the units on each of February 13, 2025, 2026, 2027, and 2028.
(8)In the order presented in the table, the RSUs listed vest as to:
•2,340 shares subject to the units on each of February 13, 2025, and 2026,
•2,586 shares subject to the units on each of February 13, 2025, 2026, and 2027, and
•2,611 shares subject to the units on each of February 13, 2025, 2026, 2027, and 2028.
(9)Mr. Klaas ceased being an executive officer on July 22, 2024, and his employment terminated on November 30, 2024. For information regarding the treatment of Mr. Klaas' outstanding equity awards in connection with his termination of employment, see "Potential Payments upon Termination or Change in Control - Settlement Agreement with Mr. Klaas."
Option Exercises and Stock Vested in 2024

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)(1)	Number of Shares Acquired on Vesting (#)(2)	Value Realized on Vesting ($)(3)
Robert Bodor	—	—	34,678	1,433,697
Daniel Schumacher	—	—	7,115	271,847
Michael R. Kenison	—	—	5,966	219,910
Oleg Ryaboy	—	—	4,925	165,086
Bjoern Klaas	—	—	9,434	367,185
(1)The value realized on exercise is calculated as the difference between the closing price of our common stock on the date of exercise as reported by the New York Stock Exchange for the number of shares acquired upon exercise and the applicable option exercise price for those shares. No options were exercised in 2024.
(2)Includes (a) RSUs that vested in 2024 and (b) the PSUs granted in 2022 that were determined to be earned based on our Company's three-year cumulative TSR performance relative to the Russell 2000 Growth Index over the period of January 1, 2022 to December 31, 2024, which earned PSUs vested on the date the compensation and talent committee determined the number of PSUs earned.
(3)The value realized on vesting is calculated by multiplying the number of shares vested by the closing price of our common stock on the vesting date as reported by the New York Stock Exchange.
Policies and Practices Related to the Grant of Certain Equity Awards
We have typically granted annual equity awards on or after the second trading day following the public release of the Company’s financial results for the fourth quarter of the prior year. As a result, in all cases, the timing of the grant of stock options and other equity awards occurs independent of the release of any material, non-public information, and we do not time the disclosure of material non-public information for the purpose of affecting the value or exercise price of stock options.
In 2024, our annual equity awards were granted on February 13, 2024, following the issuance, on February 9, 2024, of our earnings release for the fourth quarter and full year 2023. As a result, two full trading days elapsed after we issued the earnings release and before the option and other equity awards were made. On February 16, 2024, we filed our Annual Report on Form 10-K for the year ended December 31, 2023. The Company believes that two full trading days was sufficient time for the information in the earnings release to be publicly disseminated and reflected in the price of the Company’s common shares.

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The following table contains information required by Item 402(x)(2) of Regulation S-K about stock options granted to the NEOs in fiscal 2024 during the period from four business days before to one business day after the filing of the Company's Annual Report on Form 10-K for the year ended December 31, 2023, as described above.

Name	Grant Date	Number of Securities Underlying the Award	Exercise Price of the Award ($)	Grant Date Fair Value of the Award ($)
Percentage Change in the Closing Market Price of the Securities Underlying the Award Between the Trading Day Ending Immediately Prior to the Disclosure of Material Nonpublic Information and the Trading Day Beginning Immediately Following the Disclosure of Material Nonpublic Information(1) (%)

Robert Bodor	2/13/2024	41,209	33.52	750,018	(2.4)
Daniel Schumacher	2/13/2024	9,616	33.52	175,015	(2.4)
Michael R. Kenison	2/13/2024	7,555	33.52	137,504	(2.4)
Oleg Ryaboy	2/13/2024	9,616	33.52	175,015	(2.4)
Bjoern Klaas	2/13/2024	6,182	33.52	112,515	(2.4)
(1)The table requires disclosure of these option grants; however, we do not believe that the heading of this column applies as we believe the material information about the 2023 fiscal year was disclosed when we released earnings on February 9, 2024, prior to the grant of the options on February 13, 2024.
Pension Benefits
We do not offer any defined benefit pension plans.
Nonqualified Deferred Compensation
We do not offer any nonqualified deferred compensation plans.
Potential Payments upon Termination or Change in Control
Below is a description of the agreements, plans and arrangements that were in effect as of December 31, 2024 providing for payments or benefits to our named executive officers upon termination of employment or in connection with a change in control of our Company.
Robert Bodor Employment Agreement, effective March 1, 2021
Pursuant to our employment agreement with Dr. Bodor, if we voluntarily terminate his employment without “cause” (and other than as a result of his death or disability) or if he resigns for “good reason,” as defined in the employment agreement (a “qualifying termination”), provided that Dr. Bodor complies with certain conditions (including execution of a general waiver and release of claims and complying with a non-disclosure and inventions assignment agreement and a non-competition agreement), then he will be entitled to the benefits summarized below.
If Dr. Bodor’s employment with us terminates during the term of his employment agreement and prior to any change in control (as defined in the employment agreement) or after any 18-month period following a change in control, which we refer to in this Potential Payments upon Termination or Change in Control section as the “transition period,” and if the termination is a “qualifying termination,” then subject to certain conditions:
•we will pay Dr. Bodor an amount equal to one times his annualized base salary in substantially equal installments in accordance with our regular payroll practices over the 12-month period immediately following the termination date, subject to limited exceptions;
•we will pay Dr. Bodor an amount equal to one times his target annual cash incentive bonus for the calendar year in which his employment with us terminates, payable in a lump sum;

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•we will pay our share of premiums due Dr. Bodor and his eligible dependents under COBRA for the first 12 months of COBRA coverage, if timely elected by Dr. Bodor; and
•if Dr. Bodor has any unvested equity-based awards as of the termination date, a pro rata portion of any unvested awards scheduled to vest on the next anniversary of the grant date will vest immediately.
If Dr. Bodor’s termination date occurs during the term of the employment agreement and within 90 days prior to a change in control, and if the termination is a qualifying termination and Dr. Bodor reasonably demonstrates within 30 days after the change in control that the qualifying termination arose in connection with or in anticipation of the change in control, then, we will:
•pay Dr. Bodor an amount equal to two times his annualized base salary, payable in a lump sum;
•pay Dr. Bodor an amount equal to two times his target annual cash incentive bonus for the calendar year in which his employment with us terminates, payable in a lump sum;
•pay our share of premiums due for Dr. Bodor and his eligible dependents for 18 months of coverage under COBRA, if timely elected by Dr. Bodor; and
•pay Dr. Bodor an amount equal to the value of any unvested equity-based awards held by him as of the termination date that were forfeited as of the termination date.
If a change in control occurs during the term of his employment agreement and Dr. Bodor’s termination date occurs upon a change in control during the transition period, and if the termination is a qualifying termination, then, subject certain conditions:
•we will pay Dr. Bodor an amount equal to two times his annualized base salary in substantially equal installments in accordance with our Company’s regular payroll practices over the 24-month period immediately following the termination date, subject to limited exceptions;
•we will pay Dr. Bodor an amount equal to two times his target annual cash incentive bonus for the calendar year in which his employment with us terminates, payable in a lump sum;
•we will pay our share of premiums due for Dr. Bodor and his eligible dependents under COBRA for the first 18 months of COBRA coverage, if timely elected by Dr. Bodor; and
•if Dr. Bodor has any unvested equity-based awards as of the termination date, all such unvested awards will vest immediately on Dr. Bodor’s termination date.
If Dr. Bodor’s employment with us is terminated due to his death or disability, then, in addition to payment of accrued but unpaid salary and benefits, Dr. Bodor (or his estate) will be entitled to receive a pro rata portion of his target annual cash incentive award for the then-current year based on the portion of the year he was employed by us prior to termination.
In the event that the severance pay and other benefits provided for in the CEO Agreement or otherwise payable to Dr. Bodor constitute Section 280G “parachute payments” and would be subject to excise taxes, then such benefits will be either be delivered in full or delivered as to such lesser extent which would result in no portion of such severance pay and other benefits being subject to excise taxes, whichever results in the receipt by Dr. Bodor of the greatest amount of benefits.
Severance Agreements with Other Named Executive Officers
As of December 31, 2024, we had entered into severance agreements with each of our other named executive officers except for Dr. Bodor. If we voluntarily terminate the employment of any such officer without “cause” (and other than as a result of his death or disability) or if he resigns for “good reason,” as defined in the applicable severance agreement, provided that such officer complies with certain conditions (including execution of a general waiver and release of claims and execution of a restrictive covenants agreement with respect to non-disclosure and non-competition) described in the applicable severance agreement, then he will be entitled to the benefits summarized below.
If such officer’s employment with us terminates at a time other than during the transition period, and if the termination is a qualifying termination, then, subject to certain conditions:
•we will pay such officer an amount equal to his annualized base salary (the “severance”) in substantially equal installments in accordance with our regular payroll practices over the 12-month period immediately following the termination date, subject to limited exceptions;
•we will pay such officer a pro rata annual cash incentive bonus amount, payable in a lump sum;
•we will pay our share of premiums due for such officer and his eligible dependents for the first 12 months of coverage under COBRA (the “COBRA benefit”); and
•if such officer has any unvested equity-based awards as of the termination date, a pro rata portion of any unvested awards scheduled to vest on the next anniversary of the grant date will vest immediately.

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If such officer’s termination date occurs during the transition period, and if the termination is a qualifying termination, then, subject to certain conditions we will pay the severance and COBRA benefits described above, plus:
•we will pay such officer an amount equal to his target annual cash incentive bonus for the calendar year in which his employment with us terminates; and
•if such officer has any unvested equity-based awards as of the termination date, all such unvested awards will vest immediately on his termination date.
If such officer’s termination date occurs within 90 days prior to a change in control, and if the termination is a qualifying termination and he reasonably demonstrates within 30 days after the change in control that the qualifying termination arose in connection with or in anticipation of the change in control, then, in addition to the compensation he otherwise is entitled to receive in connection with a qualifying termination (not during a transition period), we will:
•pay such officer an amount equal to his target annual cash incentive payment for the calendar year in which his or her employment with us terminates, payable in a lump sum; and
•pay such officer an amount equal to the value of any unvested equity-based awards held by him as of the termination date that were forfeited as of the termination date.
In the event that the severance pay and other benefits provided for in the severance agreements constitute Section 280G “parachute payments” and would be subject to excise taxes, then such benefits will be either be delivered in full or delivered as to such lesser extent which would result in no portion of such severance pay and other benefits being subject to excise taxes, whichever results in the receipt by executive of the greatest amount of benefits.
LTIP
Under the LTIP, upon termination for cause, all unvested awards and all unexercised stock options and SARs will be forfeited. Upon termination due to death or disability, any unvested portion of an award will immediately become vested and exercisable in full and options and SARs will remain exercisable for twelve months after the date of termination. Upon termination for any other reason, the then currently vested and exercisable portion of any option or SAR will remain exercisable for three months after termination (unless the participant dies during that three-month period, in which case the post-termination exercise period will be extended to twelve months).
Any post-termination exercise period may, however, be extended by the compensation and talent committee if the issuance of shares upon such exercise would then violate applicable registration requirements under the Securities Act. Any such post-termination exercise period may not, however, extend beyond the expiration date of any option or SAR. After giving effect to any accelerated vesting as provided above, all unvested and unexercisable portions of outstanding awards will be forfeited in connection with a termination of service.
Under the LTIP, unless otherwise provided in an award agreement, if a change in control, as defined in the LTIP, occurs that involves a sale of all or substantially all of our assets or a merger, consolidation, reorganization or statutory share exchange involving our Company, our board of directors or compensation and talent committee may take one or more of the following actions with respect to outstanding awards under the LTIP:
•Arrange for the surviving or successor entity to continue, assume or replace some or all of the outstanding awards under the LTIP.
•Accelerate the vesting and exercisability of outstanding awards prior to and conditioned upon the occurrence of the event and provide that unexercised options and SARs will be terminated at the effective time of the event.
•Cancel any outstanding award in exchange for payment to the holder of the amount of the consideration that would have been received in the event for the number of shares subject to the award, less the aggregate exercise price (if any) of the award.
•Provide that if an award is continued, assumed or replaced in connection with such an event and if within 18 months after the event a participant experiences an involuntary termination of service other than for cause, the participant’s outstanding awards will vest in full, will immediately become fully exercisable and will remain exercisable for one year following termination.
•Make certain adjustments to awards as provided in the LTIP.
In the event of a change in control that does not involve a merger, consolidation, reorganization, statutory share exchange or sale of all or substantially all of our Company’s assets, our board of directors or compensation and talent committee, in its discretion, may provide (1) that any outstanding award will become fully vested and exercisable upon the change in control or upon the termination of the participant’s service without cause within 18 months after the change in control, (2) that any outstanding option or SAR will remain exercisable during all or some specified portion of its remaining term, or (3) that any outstanding award will be canceled in exchange for payment to the participant of the amount of the consideration that would have been received in the change in control for the number of shares subject to the award less the aggregate exercise price (if any) of the award.

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The form of option award agreement approved by the compensation and talent committee for use under the LTIP provides that if, within 12 months of a change in control, an optionee’s employment is involuntarily terminated without cause or the optionee resigns for good reason, any outstanding option award will immediately become exercisable in full and remain exercisable for one year following termination.
The form of RSU award agreement approved by the compensation and talent committee for use under the LTIP provides that if, within 12 months of a change in control, a participant’s employment is involuntarily terminated without cause or the participant resigns for good reason, any outstanding RSUs will immediately become vested.
The form of PSU award agreement approved by the compensation and talent committee for use under the LTIP provides that if a change in control of our Company occurs before the scheduled vesting dates of the award, the performance period will be truncated and a pro rata portion of the number of PSUs determined to have been earned during the truncated performance period will vest as of the date of the change in control. The pro rata portion will be based on the portion of original performance period that elapsed prior to the date of the change in control.
The LTIP provides that in the event any payments or benefits provided under the LTIP taken together with other payments an individual may receive in connection with a change in control may constitute a “parachute payment” under Section 280G of the Code, such payments or benefits may be reduced to provide the individual with the best after-tax result. Specifically, the individual will receive either a reduced amount so that the excise tax imposed under Section 4999 of the Code is not triggered, or the individual will receive the full amount of the payments and benefits and then be liable for any excise tax.
Settlement Agreement with Mr. Klaas
As previously disclosed, on July 22, 2024, Bjoern Klaas, our former Vice President/General Manager and Managing Director of the EMEA region, exited his position as vice president and was no longer an executive officer of the Company. On October 1, 2024, Mr. Klaas, the Company and Proto Labs Germany GmbH entered into a Settlement Agreement (the “Settlement Agreement”) that provided for Mr. Klaas’ employment termination date on November 30, 2024 (the “Termination Date”). Pursuant to the Settlement Agreement, Mr. Klaas received the following:
•a cash severance payment in November 2024 in the amount of $318,859, which was equal to one times Mr. Klaas’ annualized base salary as of the Termination Date; and
•the accelerated vesting on the Termination Date of:
◦3,651 stock options, the value of which was $18,643 (based on the difference between the closing price of our common stock on the Termination Date and the applicable exercise price, multiplied by the number of stock options for which vesting was accelerated, excluding options that are underwater); and
◦3,881 RSUs, the value of which was $159,858 (based on the closing price of our common stock on the Termination Date, multiplied by the number of RSUs for which vesting was accelerated).
The Settlement Agreement also provides for the settlement of shares under the three PSU awards held by Mr. Klaas on the Termination Date, which will be determined by multiplying the total number of PSUs that are earned by a fraction, the numerator of which is the number of days he was employed during the performance period and the denominator is the number of days in the performance period, with settlement occurring no later than March 15 following each applicable performance year. With respect to the PSUs granted to Mr. Klaas in 2022, as described above in the CD&A within the section titled “Long-Term Incentive Program – PSUs Granted in 2022,” in February 2025, the target number of the 2022 PSUs were determined to be earned, and Mr. Klaas received 1,841 shares from such PSU vesting, which had a value of $82,900 on the date of settlement and are included in the “Option Exercises and Stock Vested in 2024” table above. All other outstanding equity awards held by Mr. Klaas as of the Termination Date that were not accelerated were forfeited for no consideration.
In addition, in order to resolve and release the Company from certain post-employment obligations, the Company agreed to waive Mr. Klaas' post-employment non-compete and non-solicitation obligations and pay Mr. Klaas half of his base salary (EUR 149,896; USD 159,430, based on the exchange rate on the Termination Date), which is payable over the one-year period after the Termination Date.

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Potential Payments
The following table sets forth quantitative information with respect to potential payments to be made to each of the named executive officers, other than Mr. Klaas, or their beneficiaries upon termination in various circumstances, assuming termination on December 31, 2024. In the following table, unless indicated otherwise, all equity is listed at its dollar value as of December 31, 2024 and all stock options are valued based on the difference between $39.09, the closing price for one share of our common stock on the NYSE on December 31, 2024 (the last trading day of 2024), and the applicable exercise price. Mr. Klaas is not included in the following table because his employment terminated prior to December 31, 2024, and in line with SEC guidance, we have provided information regarding payments and benefits for his actual termination event in the section above entitled “Settlement Agreement with Mr. Klaas.”

Name	Termination Without Cause or For Good Reason Not During Transition Period or in Anticipation of Change in Control ($)	Termination Without Cause or For Good Reason Upon a Change in Control or During Transition Period ($) (1)	Termination Without Cause or For Good Reason in Anticipation of Change in Control ($) (2)	Death ($)	Disability ($)	Change in Control Without Termination ($)	Retirement ($)
Robert Bodor
Base Salary Payment	620,000	1,240,000	1,240,000	—	—	—	—
Incentive Payment	620,000	1,240,000	1,240,000	620,000	620,000	—	—
Benefits Continuation	5,812	5,812	5,812	—	—	—	—
Accelerated Option Vesting	112,589	395,151	395,151	395,151	395,151	—	—
Accelerated RSU Vesting	622,909	1,827,262	1,827,262	1,827,262	1,827,262	—	—
Accelerated PSU Vesting(3)	—	—	—	1,738,254	—	1,738,254	—
Daniel Schumacher
Base Salary Payment	370,800	370,800	370,800	—	—	—	—
Incentive Payment	241,020	241,020	241,020	—	—	—	—
Benefits Continuation	—	—	—	—	—	—	—
Accelerated Option Vesting	26,274	92,212	92,212	92,212	92,212	—	—
Accelerated RSU Vesting	200,639	536,784	536,784	536,784	536,784	—	—
Accelerated PSU Vesting(3)	—	—	—	405,598	—	405,598	—
Michael R. Kenison
Base Salary Payment	360,706	360,706	360,706	—	—	—	—
Incentive Payment	222,424	222,424	222,424	—	—	—	—
Benefits Continuation	13,428	13,428	13,428	—	—	—	—
Accelerated Option Vesting	20,642	72,447	72,447	72,447	72,447	—	—
Accelerated RSU Vesting	222,627	659,057	659,057	659,057	659,057	—	—
Accelerated PSU Vesting(3)	—	—	—	159,370	—	159,370	—
Oleg Ryaboy
Base Salary Payment	360,500	360,500	360,500	—	—	—	—
Incentive Payment	180,250	180,250	180,250	—	—	—	—
Benefits Continuation	8,416	8,416	8,416	—	—	—	—
Accelerated Option Vesting	26,274	92,212	92,212	92,212	92,212	—	—
Accelerated RSU Vesting	294,621	894,418	894,418	894,418	894,418	—	—
Accelerated PSU Vesting(3)	—	—	—	202,812	—	202,812	—
(1)The LTIP provides that, in connection with a change in control, we may, among other actions, (i) arrange for the surviving or successor entity to continue, assume or replace outstanding awards under the LTIP, (ii) accelerate the vesting and exercisability of outstanding awards upon the occurrence of the change in control or (iii) cancel outstanding awards in exchange for payment of the amount of consideration that would have been received in the change in control for the number of shares subject to the award, less the aggregate exercise price (if any) of the award. The amounts shown assume acceleration of all outstanding awards under the LTIP in connection with a change in control.

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(2)Pursuant to agreements between us and each of our named executive officers each such named executive officer is entitled to the payments and benefits summarized above if his or her employment terminates within 90 days prior to a change in control, and if the termination is without cause or for good reason and the executive reasonably demonstrates within 30 days after the change in control that the qualifying termination arose in connection with or in anticipation of the change in control.
(3)Upon termination of the executive officer’s employment by us without cause or by the executive for good reason or due to retirement or disability, a pro rata portion (based on the portion of the performance period that elapsed prior to the date of termination) of the number of PSUs that would have been earned at the end of the applicable performance periods if employment had continued will vest on the scheduled vesting date. Because the PSU awards are not accelerated under such circumstances, and because the determination regarding the number of outstanding PSUs to be earned cannot be made until after the applicable performance periods end on December 31, 2025 and 2026, no accelerated values for outstanding PSU awards are included in the table columns relating to retirement, disability and without cause and good reason terminations.
Upon a change in control of our Company, the performance period for the PSUs is truncated and a pro rata portion (based on the portion of original performance period that elapsed prior to the date of the change in control) of the number of PSUs determined to have been earned during the truncated performance period vests as of the date of the change in control. The amounts included in the table reflect the PSUs earned assuming the applicable performance periods had ended on December 31, 2024, prorated based on the portion of the original performance periods that had elapsed prior to December 31, 2024 and assuming 100% attainment of the performance-based awards.
Upon the executive officer’s death, a pro rata portion of the target number of PSUs vest.
CEO Pay Ratio
We determined that the 2024 annual total compensation of the median employee was $59,126; our CEO, Robert Bodor’s 2024 annual total compensation was $4,288,063; and the ratio of these amounts was 73-to-1.
For our 2024 CEO pay ratio analysis, we determined that we could use the same median employee that we identified in 2023, as permitted by SEC rules. There has been no change in either our employee population or our employee compensation arrangements that we believe would significantly impact our 2024 pay ratio disclosure. Similarly, there has been no change in our median employee’s circumstances that we reasonably believe would result in a significant change to our 2024 pay ratio disclosure. As of December 31, 2023, our total population consisted of 2,415 employees excluding our CEO. To identify the median compensated employee, we used a Consistently Applied Compensation Measure (CACM) defined as the aggregation of base salary or regular wages and overtime pay. Further, we annualized salary and wages for individuals not employed for a full year in 2023.
This pay ratio is a reasonable estimate calculated in a manner consistent with SEC rules based on our payroll and employment records and the methodology described above. The SEC rules for identifying the median compensated employee and calculating the pay ratio based on that employee’s annual total compensation allow companies to adopt a variety of methodologies, to apply certain exclusions, and to make reasonable estimates and assumptions that reflect their compensation practices. As such, the pay ratio reported by other companies may not be comparable to the pay ratio reported above, as other companies may have different employment and compensation practices and may utilize different methodologies, exclusions, estimates and assumptions in calculating their own pay ratios.
Pay Versus Performance
The following table sets forth additional compensation information of our CEO and our other NEOs (averaged) along with TSR, net income (loss), and revenue in constant currency for our fiscal years ending in 2020, 2021, 2022, 2023 and 2024:

Year	Summary Compensation Table Total for Current CEO(1)	Compensation Actually Paid (CAP) to Current CEO(1,2)	Summary Compensation Table Total for Former CEO(1)	Compensation Actually Paid (CAP) to Former CEO(1,2)	Average Summary Compensation Table Total for Non-CEO NEOs(1)	Average Compensation Actually Paid (CAP) to Non- CEO NEOs(1,2)	Value of Initial Fixed $100 Investment Based On:(3)		Net Income (Loss) (in thousands)	Non-GAAP Revenue in Constant Currency (in thousands) (5)
							Company TSR	Peer Group TSR(4)
2024	$4,288,063	$4,495,491	NA	NA	$1,212,388	$1,048,910	$38.5	$115.0	$16,593	$499,014
2023	$5,126,861	$6,729,460	NA	NA	$1,242,867	$1,552,217	$38.4	$100.1	$17,220	$504,044
2022	$4,619,545	$2,034,934	NA	NA	$1,017,900	$550,832	$25.1	$88.8	($103,462)	$500,005
2021	$3,022,116	$504,316	$178,812	($5,566,128)	$1,187,153	($354,016)	$50.6	$140.9	$33,372	$484,799
2020	NA	NA	$3,407,218	$6,736,558	$1,028,556	$2,350,811	$151.1	$116.3	$50,867	$433,379
(1)The current CEO is Robert Bodor, who began serving as CEO effective March 1, 2021. The former CEO is Victoria M. Holt, who retired effective February 28, 2021.

Year	Current CEO	Former CEO	Non-CEO NEOs
2024	Robert Bodor		Daniel Schumacher, Michael R. Kenison, Oleg Ryaboy, and Bjoern Klaas
2023	Robert Bodor		Daniel Schumacher, Michael R. Kenison, Bjoern Klaas, and Oleg Ryaboy
2022	Robert Bodor		Daniel Schumacher, Michael R. Kenison, Bjoern Klaas, Oleg Ryaboy, and Arthur R. Baker III
2021	Robert Bodor	Victoria Holt	Daniel Schumacher, Arthur R. Baker III, Michael R. Kenison, Bjoern Klaas, and John A. Way
2020		Victoria Holt	Robert Bodor, Arthur R. Baker III, Bjoern Klaas, and John A. Way

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(2)We did not report a change in pension value for any of the years reflected in this table; therefore, an adjustment to the SCT totals related to pension value is not needed. To calculate compensation actually paid (“CAP”), the following adjustments were made to SCT Total Compensation:
2024 CAP for the current CEO and the average CAP for the non-CEO NEOs reflects the following adjustments from Total Compensation reported in the SCT:

	Current CEO	Average
		Non-CEO NEOs
Total 2024 Compensation reported in Summary Compensation Table (SCT)	$4,288,063	$1,212,388
Adjustments for stock and option awards
Subtract SCT amounts of stock and option awards	(3,656,863)	(684,899)
Add fair value at year-end of awards granted during fiscal year 2024 that are outstanding and unvested at 2024 year-end	4,291,834	671,141
+/- The difference between fair value of awards from the end of fiscal year 2023 to the end of fiscal year 2024 for awards granted in any prior fiscal year that are outstanding and unvested at 2024 year-end	4,106	10
Add the fair value as of the vesting date for awards granted and vesting during fiscal year 2024	—	16,734
+/- The change in fair value from the end of fiscal year 2023 to the vesting date for awards granted in any prior fiscal year for which all applicable vesting conditions were satisfied during fiscal year 2024	(431,649)	(75,205)
Subtract fair value at end of prior year for awards granted in any prior fiscal year that fail to meet the applicable vesting conditions during fiscal year 2024	—	(91,259)
Add dividends or other earnings paid on stock or option awards in 2024 prior to vesting if not otherwise included in total compensation for fiscal year 2024	—	—
Compensation Actually Paid for Fiscal Year 2024 (as calculated)	$4,495,491	$1,048,910
(3)TSR, in the case of both our Company and our peer group, reflects the cumulative return of $100 as if invested on December 31, 2019, including reinvestment of any dividends.
(4)Our selected peer group for each of 2023 and 2024 is the peer group discussed above under "Compensation Discussion and Analysis - Peer Group" (our "CD&A Peer Group"). The reasons for the changes between 2023 and 2024 of the companies that were included in the peer group are described above under "Compensation Discussion and Analysis - Peer Group." In our pay versus performance disclosures for 2020, 2021, and 2022, we used the Russell 2000 Growth Index as our peer group. Pursuant to SEC guidance, we have changed our peer group. Our CD&A Peer Group included the following companies for the 2023 and 2024 fiscal years:

Year	CD&A Peer Group
2024	3D Systems Corporation, Allient, Inc., Badger Meter, Inc., Cerence Inc., CTS Corporation, Enerpac Tool Group Corp, ESCO Technologies, Inc., FARO Technologies, Inc., Helios Technologies Inc., Lindsay Corporation, Rimini Street, Inc., Semtech Corporation, SPS Commerce, Inc., Vicor Corporation, and Vishay Precision Group, Inc.
2023	3D Systems Corporation, Badger Meter, Inc., Cerence Inc., CTS Corporation, Enerpac Tool Group Corp, ESCO Technologies, Inc., FARO Technologies, Inc., Helios Technologies Inc., Lindsay Corporation, Novanta Inc., RBC Bearings Incorporated, Semtech Corporation, SPS Commerce, Inc., and Vicor Corporation.
A comparison of our TSR, the Russell 2000 Growth Index TSR, and our CD&A Peer Group TSR (adjusted for each respective year's group) is below:

Value of $100 Initial Fixed Investment on December 31, 2019
Year	PRLB	Russell 2000 Growth Index	2023 CD&A Peer Group	2024 CD&A Peer Group
2024	$39	$143	$163	$115
2023	$38	$128	$148	$100
2022	$25	$110	$123	$89
2021	$51	$138	$177	$141
2020	$151	$120	$144	$116
(5)Our Company-selected measure, which is the measure we believe represents the most important financial performance not otherwise presented in the table above that we used to link CAP for our NEOs for fiscal 2024 to our Company’s performance is our Company’s revenue in constant currency, a non-GAAP measure, which is GAAP revenue calculated to exclude the impact of foreign currency exchange rates. For information regarding GAAP revenue and the impact of foreign currency exchange rates, see our earnings release filed as an exhibit to our Current Report on Form 8-K filed on February 7, 2025.

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Required Tabular Disclosure of Most Important Measures to Determine 2024 CAP
The items listed below represent the most important financial metrics we used to determine CAP for fiscal year 2024 as further described in our CD&A within the sections titled “Annual Incentive Program,” “Long-Term Incentive Program” and “2024 Long-Term Equity-Based Compensation.”

Most Important Performance Measures
Revenue in Constant Currency(1)
3-Year Cumulative TSR Performance relative to Russell 2000 Growth Index
Adjusted Operating Income(2)
(1)Revenue in constant currency is a non-GAAP financial measure that consists of GAAP revenue which is then adjusted to eliminate the impact of changes in foreign currency exchange rates.
(2)Adjusted operating income is a non-GAAP financial measure that consists of GAAP income from operations which is then adjusted to eliminate the effect of items or events that the compensation and talent committee determines in its discretion should be excluded for compensation purposes.
Relationship Between Pay and Performance
The following charts present a graphical comparison of CAP to our current and former CEOs and the average CAP to our Non-CEO NEOs set forth in the Pay Versus Performance Table above, as compared against the following performance measures: our (1) TSR, (2) peer group TSR, (3) net income (loss), and (4) revenue in constant currency. The charts also provide a comparison of our TSR to the peer group TSR for the five-year period.
Compensation Actually Paid Versus TSR

CAP Versus Indexed Total Shareholder Return
CAP ($M)
8
6
4
2
-
(2)
(4)
(6)
(8)
(10)
Value of $100 Invested on 12/31/2019
200
160
120
80
40
0
2020
2021
2022
2023
2024
Compensation Actually Paid to Robert Bodor
Compensation Actually Paid to Victoria M. Holt
Average Compensation Actually Paid to Non-CEO NEOs
Value of $100 Invested on 12/31/2019 in Protolabs Stock
Value of $100 Invested on 12/31/2019 in the peer Group

TSR in the above chart, in the case of both our Company and our peer group, reflects the cumulative return of $100 as if invested on December 31, 2019, including reinvestment of any dividends.

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Compensation Actually Paid Versus Net Income (Loss)

CAP Versus Net Income (Loss)
8
6
4
2
-
(2)
(4)
(6)
(8)
(10)
CAP ($M)
60
30
-
(30)
(60)
(90)
(120)
Net Income ($M)
2020
2021
2022
2023
2024
Compensation Actually Paid to Robert Bodor
Compensation Actually Paid to Victoria M. Holt
Average Compensation Actually Paid to Non-CEO NEOs
Net Income ($Mil.)

Compensation Actually Paid Versus Revenue in Constant Currency

CAP Versus Revenue in Constant Currency
CAP ($M)
8
6
4
2
-
(2)
(4)
(6)
(8)
(10)
Revenue in Constant Currency ($M)
520.00
500.00
480.00
460.00
440.00
420.00
400.00
2020
2021
2022
2023
2024
Compensation Actually Paid to Robert Bodor
Compensation Actually Paid to Victoria M. Holt
Average Compensation Actually Paid to Non-CEO NEOs
Revenue in Constant Currency ($Mil.)

Compensation decisions at our Company are made independently of disclosure requirements. Therefore, the relationships between pay and performance as described above were not considered by the compensation and talent committee in determining CAP for any of the five years reported.

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DIRECTOR COMPENSATION
Our director compensation program is designed to compensate our non-employee directors fairly for work required for a company of our size and scope and to align our non-employee directors’ interests with the long-term interests of our shareholders. Directors who are also our employees receive no additional compensation for serving on our board of directors. The compensation and talent committee periodically reviews the compensation arrangements for our non-employee directors and makes recommendations to our board of directors. In September 2023, the compensation and talent committee, with the advice of its compensation consultant, conducted a review of our director compensation program. This review analyzed the structure, overall level, and mix of compensation delivered by our director compensation program compared to our peer group. Despite findings that our director’s compensation is below the market median, the compensation and talent committee opted not to change the program.
The non-employee director compensation program provides the directors with the option to elect whether to receive their annual equity award in the form of restricted stock units or deferred stock units (“DSUs”). This feature is designed to provide flexibility to our directors and to also make our director compensation program consistent with those of the companies in our peer group.
A summary of our non-employee director compensation program follows:

Annual cash retainer:	$50,000

Additional annual cash retainer for Chairman:	$80,000

Annual cash retainer for committee chairs:	Audit Committee: $20,000 Compensation and Talent Committee: $15,000 Nominating and Governance Committee: $10,000

Annual cash retainer for other committee members:	Audit Committee: $8,000 Compensation and Talent Committee: $6,000 Nominating and Governance Committee: $4,000

Annual equity award:	$145,000 grant date fair value of restricted stock units or deferred stock units (at the director’s election) which become vested in full on the earlier of the first anniversary of the grant date or the date of the next annual meeting of our shareholders

New director equity award:	Restricted stock units or deferred stock units (at the director’s election) with $145,000 grant date fair value, granted and vested on the date the director is first elected to the board

In addition, a grant of pro-rata portion of the restricted stock units or deferred stock units (at the director’s election) which was granted to directors at the most recent annual meeting of shareholders, which will vest at the following annual meeting of shareholders

Meeting fees:
Generally none, but the compensation and talent committee has the discretion to provide for meeting fees if the number of board of directors meetings exceeds eight per year or if the number of meetings of any committee exceeds six per year

We have stock ownership guidelines for our non-employee directors. Each such director is expected to own shares of our common stock with a fair market value of at least five times the amount of the annual board member retainer, and to achieve this ownership level within three years after first joining our board of directors. Until a director has satisfied this ownership guideline, the director may not dispose of any shares of our common stock, except for sales which proceeds will be used to pay the exercise price in connection with an option exercise or to pay applicable income taxes in connection with the vesting, exercise or payout of any equity-based award. For purposes of this guideline, shares subject to an unvested or unexercised equity-based award will be counted as owned shares. As of December 31, 2024, all of our directors who are not significant shareholders have met these guidelines.

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Non-Employee Director Compensation for 2024
The following table sets forth information concerning annual compensation for our non-employee directors during the year ended December 31, 2024.

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)(1)	Total ($)
Archie C. Black	60,000	145,026	205,026
Sujeet Chand	60,000	145,026	205,026
Moonhie Chin	65,000	145,026	210,026
Rainer Gawlick	138,000	145,026	283,026
Stacy Greiner	58,000	145,026	203,026
Donald G. Krantz	56,000	145,026	201,026
Sven A. Wehrwein	74,000	145,026	219,026
(1)Amounts shown in this column reflect the aggregate grant date fair value of the RSUs and DSUs granted in 2024 computed in accordance with ASC Topic 718, Compensation—Stock Compensation (ASC 718) as discussed in Note 12 to our Consolidated Financial Statements for the year ended December 31, 2024 contained in our Annual Report on Form 10-K for the year ended December 31, 2024, based on the closing stock price on the grant date.
Non-Employee Directors - Outstanding Equity Awards at 2024 Fiscal Year-End
The following table summarizes for each of our non-employee directors the number of shares underlying unexercised option awards, unvested RSUs and DSUs, in each case, outstanding as of December 31, 2024:

Name	Number of Shares Underlying Unexercised Options	Number of Shares Subject to Unvested DSUs	Number of Shares Subject to Unvested RSUs
Archie C. Black	—	4,701	—
Sujeet Chand	—	4,701	—
Moonhie Chin	—	4,701	—
Rainer Gawlick	1,609	4,701	—
Stacy Greiner	—	4,701	—
Donald G. Krantz	—	—	4,701
Sven A. Wehrwein	1,609	4,701	—

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PROPOSAL 2—RATIFICATION OF SELECTION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
The audit committee has selected Ernst & Young LLP (“EY”) as our independent registered public accounting firm for fiscal 2025, and the board of directors is asking shareholders to ratify that selection. Although current law, rules and regulations, as well as the audit committee charter, require our independent registered public accounting firm to be engaged, retained, and supervised by the audit committee, the board of directors considers the selection of an independent registered public accounting firm to be an important matter of shareholder concern and considers a proposal for shareholders to ratify such selection to be an opportunity for shareholders to provide direct feedback to the board of directors on a significant issue of corporate governance.
If the selection of EY as our independent registered public accounting firm for fiscal 2025 is not ratified by our shareholders, the audit committee will review its future selection of an independent registered public accounting firm in the light of that vote result.
Representatives of EY will be present at the Annual Meeting, will have an opportunity to make a statement if they so desire, and will be available to respond to appropriate questions.

THE BOARD, UPON RECOMMENDATION OF THE AUDIT COMMITTEE, UNANIMOUSLY RECOMMENDS THAT SHAREHOLDERS VOTE “FOR” THE RATIFICATION OF ERNST & YOUNG LLP AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR FISCAL 2025.

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AUDIT COMMITTEE REPORT
The following is the report of the audit committee. The audit committee has reviewed and discussed our audited financial statements for the fiscal year ended December 31, 2024 with our management. In addition, the audit committee has discussed with Ernst & Young LLP, our independent auditors (“EY”), the matters required to be discussed by the applicable requirements of the Public Company Accounting Oversight Board (“PCAOB”) and the Securities and Exchange Commission ("SEC"). The audit committee also has received the written disclosures and the letter from EY as required by the applicable requirements of the PCAOB regarding the independent accountant’s communications with the audit committee concerning independence, and the audit committee has discussed with EY the independence of EY.
Based on the audit committee’s review of the matters noted above and its discussions with our independent auditors and our management, the audit committee recommended to the board of directors that the audited financial statements be included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2024.
Each year, the audit committee evaluates the qualifications, performance, tenure and independence of our independent auditor and determines whether to re-engage the current independent auditor. In doing so, the audit committee considers the quality and efficiency of the services provided by the auditors, the auditors’ global capabilities and the auditors’ technical expertise and knowledge of our operations and industry. Based on this evaluation, the audit committee has appointed EY as independent auditor for the fiscal year ending December 31, 2025. The members of the audit committee and the Board believe that, due to EY’s knowledge of our Company and of the industry in which we operate, it is in the best interests of our Company and our shareholders to continue retention of EY to serve as our independent auditor. Although the audit committee has the sole authority to appoint the independent auditor, the Board is submitting the selection of EY to our shareholders for ratification as a matter of good corporate practice.
AUDIT COMMITTEE
Sven A. Wehrwein, Chair
Rainer Gawlick
Stacy Greiner

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FEES PAID TO INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

	Fiscal Year
	2024	2023
Audit Fees	$1,377,827	$1,220,027
Audit-Related Fees	—	—
Tax Fees	239,197	—
All Other Fees	—	—
Total	$1,617,024	$1,220,027
“Audit Fees” consisted of fees for the audit of our annual financial statements, including audited financial statements presented in our Annual Report on Form 10-K, audit of our internal control over financial reporting, review of the financial statements presented in our quarterly reports on Form 10-Q, and services that are normally provided by the independent registered public accountants in connection with statutory and regulatory filings or engagements for those fiscal years. This category also includes advice on audit and accounting matters that arose during, or as a result of, the audit or the review of interim financial statements and statutory audits required by non-U.S. jurisdiction.
“Audit-Related Fees” consisted of assurance and related services by EY that are reasonably related to the performance of the audit or review of our financial statements and are not reported above under “Audit Fees.”
“Tax Fees” consisted of fees for tax consultation and tax compliance services.
Pre-approval Policy. The audit committee has established a policy governing our use of the services of our independent registered public accountants. Under the policy, the audit committee is required to pre-approve all audit and non-audit services performed by our independent registered public accountants in order to ensure that the provision of such services does not impair the public accountants’ independence. In fiscal years 2024 and 2023, all fees identified above under the captions “Audit Fees,” “Audit-Related Fees” and “Tax Fees” that were billed by EY were approved by the audit committee in accordance with SEC requirements.
The audit committee has determined that the rendering of the services other than audit services by EY is compatible with maintaining their independence.

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PROPOSAL 3—ADVISORY VOTE ON EXECUTIVE COMPENSATION
We are asking our shareholders to provide advisory approval of the compensation of our named executive officers included in this Proxy Statement, as we have described it above in “Compensation Discussion and Analysis.” While this vote is advisory and nonbinding, the compensation and talent committee will consider the outcome of the vote when making future compensation decisions for our executive officers. We believe our compensation program aligns the interests of our executive officers and shareholders and serves the best interests of our shareholders.
The board of directors recommends that shareholders approve the following advisory resolution:
RESOLVED, that the compensation paid to the individuals identified in the Summary Compensation Table, as disclosed in this Proxy Statement pursuant to the compensation disclosure rules of the SEC (which disclosure includes the Compensation Discussion and Analysis section and the related compensation tables and accompanying footnotes and narratives), is hereby approved.

THE BOARD UNANIMOUSLY RECOMMENDS THAT SHAREHOLDERS VOTE “FOR” THE ADVISORY (NONBINDING) RESOLUTION.

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PROPOSAL 4—APPROVAL OF THE AMENDMENT TO THE AMENDED AND RESTATED PROTO LABS, INC. 2022 LONG-TERM INCENTIVE PLAN
Introduction
Our 2022 Long-Term Incentive Plan initially became effective on August 29, 2022, and was amended effective on May 17, 2023 (the “2022 Plan”). On May 23, 2024, our shareholders approved the amendment and restatement of the 2022 Plan (the “Restated Plan”).
As of March 1, 2025, there were 589,441 shares of our common stock remaining available for awards under the Restated Plan. The compensation and talent committee (referred to as the “Committee” in this Proposal 4) anticipates that such number of shares will not be sufficient to grant annual equity awards in 2026 in amounts determined to be appropriate by the Committee.
As a result, the Committee recommended, and on February 18, 2025, the board of directors approved, an amendment to the Restated Plan to increase the number of shares for issuance under the Restated Plan, subject to shareholder approval. The amendment would increase the number of shares available for issuance under the Restated Plan by an additional 296,000 shares.
As described further below, without the proposed share increase, the shares that remain available for issuance under the Restated Plan will not be sufficient for us to be able to achieve our goals of attracting, motivating and retaining our employees through grants of equity awards.
Shareholder Approval and Board of Directors Recommendation
Shareholder approval of the amendment to the Restated Plan is being sought in order to satisfy the shareholder approval requirements of the NYSE and to obtain shareholder approval of the number of shares that may be subject to incentive stock options under Internal Revenue Code (“Code”) Section 422.
The board of directors recommends that our shareholders vote FOR approval of the amendment to the Restated Plan because it will provide us with a share reserve that will enable us to continue to provide a competitive mix of compensation to our key employees.
Key Features of the Restated Plan
The Restated Plan includes a number of features that we believe are consistent with the interests of our shareholders and sound corporate governance practices, including the following:
•No repricing of underwater options or stock appreciation rights without shareholder approval. The Restated Plan prohibits, without shareholder approval, actions to reprice, replace, or repurchase options or stock appreciation rights (“SARs”) when the exercise price per share of an option or SAR exceeds the fair market value of the underlying shares.
•No evergreen. The Restated Plan does not have an evergreen or similar provision providing for an automatic replenishment of shares available for grant.
•Minimum vesting requirement. The Restated Plan provides that no time-vested award (or any portion of it) may vest less than one year after the grant date, and each performance-based award must have a performance period of at least one year subject only to limited exceptions.
•No liberal share recycling. We may not add back to the Restated Plan’s share reserve shares that are delivered or withheld to pay the exercise price of an option award or to satisfy a tax withholding obligation in connection with any awards, shares that we repurchase using option exercise proceeds and shares subject to a SAR award that are not issued in connection with the stock settlement of that award upon its exercise.
•No liberal definition of “change in control.” No change in control would be triggered by shareholder approval of a business combination transaction, the announcement or commencement of a tender offer or any board assessment that a change in control may be imminent.

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•No automatic accelerated vesting of equity awards upon a change in control. The Restated Plan does not provide for automatic accelerated vesting in connection with a change in control.
•No payment of dividends or dividend equivalents on unearned awards. The Restated Plan prohibits the payment of dividends or dividend equivalents on options and SARs, and dividends may not be paid in connection with another type of award until it vests.
•Annual limit on compensation to non-employee directors. The Restated Plan contains an annual limit on the aggregate value of all awards granted during a calendar year to any non-employee director.
•No excise tax gross-up benefits. The Restated Plan does not provide for any gross-up payments to offset any excise tax expenses.
•Clawback. The Restated Plan provides that all awards are subject to any clawback or recoupment policies in effect from time to time. Our clawback policies cover time-based as well as performance-based equity awards in certain circumstances. For more information about our current executive compensation recoupment policies, see “Compensation Discussion and Analysis - Other Compensation and Equity-Related Policies - Clawback Policies,” above.
Basis For the Requested Share Reserve Increase
As of March 1, 2025, there were 589,441 shares of our common stock remaining available for awards under the Restated Plan. The Company anticipates that such number of shares will not be sufficient to grant annual equity awards in 2026 in amounts determined to be appropriate by the Committee. The maximum number of shares that may be issued under the Restated Plan, if this proposal is approved by shareholders, will be 2,521,500, of which 885,441 shares would be available for future awards, plus any shares subject to awards under the 2012 Long-Term Incentive Plan (“Prior Plan”) that are forfeited.
Long-term equity-based incentives play a critical role in our executive compensation program, motivating executives to make decisions that focus on long-term shareholder value creation, aligning executives’ interests with the interests of shareholders, providing additional incentives, and serving to attract and retain the best available people for positions of responsibility with the Company. Our ability to continue to promote our long-term business success and provide competitive levels of equity-based compensation is considered to be of utmost importance to our business. The board of directors believes that it is in the best interests of our shareholders to increase the number of shares available under the Restated Plan to ensure sufficient shares for continued equity-based compensation.
As of March 1, 2025, there were 23,999,038 shares of our common stock issued and outstanding. The closing sale price of a share of our common stock on the NYSE on February 28, 2025 was $39.88. The following table summarizes information regarding awards outstanding and shares of our common stock remaining available for grant under the Restated Plan as of March 1, 2025:

Stock Options Outstanding	#508,838

Weighted Average Exercise Price of Stock Options Outstanding	$49.78
Weighted Average Remaining Term of Stock Options Outstanding	7.4 years

Full Value Awards Outstanding	#986,319

Restricted Stock Units	#772,531
Performance Stock Units	#213,788

Shares Available for Grant under the Restated Plan	#589,441
Each year, the Committee reviews our overall compensation strategy and determines allocations of cash and equity compensation in light of our pay-for-performance philosophy. We believe that equity compensation is critical in motivating key employees and that it effectively aligns employee compensation with shareholder interests. We are also committed to effectively managing our share reserves for equity compensation while minimizing shareholder dilution. If the amendment to the Restated Plan is not approved and we are unable to grant equity compensation in the future, we may need to consider other compensation alternatives, such as increasing cash compensation, and we would be at a severe disadvantage if we could not use equity awards covering a meaningful number of shares to recruit and retain key talent in this competitive market.

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We recognize that equity compensation awards dilute shareholder equity and must be used judiciously. Our equity compensation practices are designed to be in line with industry norms, and we believe our historical share usage has been responsible and mindful of shareholder interests. In addition, certain provisions in the Restated Plan are designed to protect our shareholders’ interests and to reflect corporate governance best practices, as described in further detail below.
Generally, we expect to continue making equity awards consistent with our practices over the past three years, and to maintain an average annual burn rate over the next three years in line with our average for the 2022-2024 period. On that basis, we expect that shares of common stock available for future awards if the amendment to the Restated Plan is approved would be sufficient for equity awards grants for approximately one to one and a half years.
In setting the number of additional shares to be available for issuance under the amendment to the Restated Plan, we considered our estimated competitive usage needs going forward for existing employees and potential new hires for approximately the next one to one and a half years, with such timing dependent on a variety of factors, including the price of our shares, hiring activity, forfeitures of outstanding awards, and noting that future circumstances may require us to change our current equity grant practices. We cannot predict our future equity grant practices, the future price of our shares or future hiring activity with any degree of certainty at this time, and the share reserve as increased under the proposed amendment to the Restated Plan could last for a shorter or longer time.
Expectations regarding future share usage under the Restated Plan are naturally based on a number of assumptions regarding factors such as future growth in the population of eligible participants, the rate of future compensation increases, the rate at which shares are returned to the Restated Plan reserve through forfeitures, cancellations and the like, the level at which performance-based awards pay out, and our future stock price performance. While the Committee believes that the assumptions utilized are reasonable, future share usage will differ from current expectations to the extent that actual events differ from the assumptions utilized.
Description of the Restated Plan
The major features of the Restated Plan are summarized below. The summary is qualified in its entirety by reference to the full text of the Restated Plan as proposed to be amended, with the amendment marked, which is attached to this Proxy Statement as Appendix A.
Eligible Participants. Employees, consultants, advisors and non-employee directors of the Company are eligible to receive awards under the Restated Plan. As of March 1, 2025, there were 2,376 employees, seven non-employee directors of the Company and an indeterminate number of consultants and advisors who are eligible to receive awards under the Restated Plan.
Administration. The Restated Plan is administered by the Committee. To the extent consistent with applicable law, the Committee may delegate its duties, power and authority under the Restated Plan to any one or more of its members, or, with respect to awards to participants who are not themselves our directors or executive officers, to one or more of our other directors or executive officers or to a committee of the board comprised of one or more directors. The Committee may also delegate non-discretionary administrative duties to other persons, agents or advisors.
The Committee has the authority to determine the persons to whom awards will be granted, the timing, type and number of shares covered by each award, and the terms and conditions of the awards. The Committee may also establish and modify rules to administer the Restated Plan, interpret the Restated Plan and any related award agreement, cancel or suspend an award, accelerate the vesting of an award and otherwise modify or amend the terms of outstanding awards to the extent permitted under the Restated Plan, and require or permit the deferral of the settlement of an award. Unless an amendment to the terms of an award does not materially impair the rights of the participant or is necessary to comply with applicable laws or stock exchange rules, a participant who would be adversely affected by such an amendment must consent to it.
Except in connection with equity restructurings and other situations in which share adjustments are specifically authorized, the Restated Plan prohibits the Committee from repricing any outstanding “underwater” option or SAR awards without the prior approval of our shareholders. For these purposes, a “repricing” includes amending the terms of an underwater option or SAR award to lower the exercise price, canceling an underwater option or SAR award in conjunction with granting a replacement option or SAR award with a lower exercise price, canceling an underwater option or SAR award in exchange for cash, other property or grant of a new full value award, or otherwise making an underwater option or SAR award subject to any action that would be treated under accounting rules as a “repricing.”
Available Shares and Limitations on Awards. Currently, a maximum of 2,225,500 shares of our common stock may be the subject of awards and issued under the Restated Plan. The amendment to the Restated Plan would increase the number of shares available for issuance by an additional 296,000 shares.
The shares of common stock issuable under the Restated Plan are authorized and unissued shares of our Company. The share limitations under the Restated Plan are subject to adjustment for changes in our corporate structure or shares, as described below.

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Any shares of common stock subject to an award under the Restated Plan, or to an award under the Prior Plan that was outstanding on the date our shareholders initially approved the 2022 Plan, that expires, is cancelled or forfeited, or is settled or paid in cash will, to the extent of such expiration, cancellation, forfeiture or cash settlement, automatically replenish the Restated Plan share reserve and become available for future awards. Any shares tendered or withheld to pay the exercise price or satisfy a tax withholding obligation in connection with any award, any shares repurchased by the Company using option exercise proceeds and any shares subject to a SAR award that are not issued in connection with the stock settlement of the SAR award on its exercise may not be used again for new grants.
Awards that may be settled solely in cash will not reduce the share reserve and will not reduce the shares authorized for grant to a participant in any calendar year. Awards granted or shares of our common stock issued under the Restated Plan upon the assumption of, or in substitution or exchange for, outstanding equity awards previously granted by an entity acquired by us or any of our subsidiaries (referred to as “substitute awards”) will not reduce the share reserve under the Restated Plan.
The Restated Plan provides that the aggregate grant date fair value of all awards granted during any calendar year to any non-employee director, together with the amount of any cash fees or retainers paid to such non-employee director during such calendar year with respect to such individual’s service as a non-employee director, shall not exceed $750,000.
Share Adjustment Provisions. If certain transactions with our shareholders occur that cause the per share value of our common stock to change, such as stock splits, spin-offs, stock dividends or certain recapitalizations (referred to as “equity restructurings”), the Committee will equitably adjust (i) the class of shares issuable and the maximum number and kind of shares subject to the Restated Plan, and (ii) outstanding awards as to the class, number of shares and price per share. Other types of transactions may also affect our common stock, such as reorganizations, mergers or consolidations. If there is such a transaction and the Committee determines that adjustments of the type previously described in connection with equity restructurings would be appropriate to prevent any dilution or enlargement of benefits under the Restated Plan, the Committee may make such adjustments as it may deem equitable to prevent dilution or enlargement of benefits under the Restated Plan.
Clawback and Recoupment. Awards granted under the Restated Plan are subject to any clawback or recoupment policies in effect from time to time, which includes but is not limited to any compensation recovery policy adopted by the Company including in response to the requirements of Section 10D of the Exchange Act and any applicable listing rules or other implementing rules and regulations thereunder, or as otherwise required by law. Awards will be automatically unilaterally amended to comply with any such compensation recovery policy. In 2023, the Company adopted the Required Clawback Policy in accordance with SEC rules and NYSE listing standards, as well as the Supplemental Clawback Policy. For more information about our current executive compensation recoupment policies, see “Compensation Discussion and Analysis—Other Compensation and Equity-Related Matters—Clawback Policies” above.
Types of Awards. The Restated Plan permits us to award stock options, SARs, restricted stock awards, stock unit awards, performance awards, other stock-based awards and cash-based awards to eligible recipients. These types of awards are described in more detail below.
Options. Employees of our Company or any subsidiary may be granted options to purchase common stock that qualify as “incentive stock options” within the meaning of Section 422 of the Code, and any eligible recipient may be granted options to purchase common stock that do not qualify as incentive stock options, referred to as “nonqualified stock options.” The per share exercise price to be paid by a participant at the time an option is exercised may not be less than 100% of the fair market value of one share of our common stock on the date of grant (or 110% for incentive stock options granted to a holder of more than 10% of our common stock), unless the option is granted as a substitute award as described earlier. “Fair market value” under the Restated Plan as of any date means the closing sale price of a share of our common stock on the NYSE on that date.
The total purchase price of the shares to be purchased upon exercise of an option will be paid by the participant in cash unless the Committee allows exercise payments to be made, in whole or in part, (i) by means of a broker-assisted sale and remittance program acceptable to the Committee, (ii) by delivery to us (or attestation as to ownership) of shares of common stock already owned by the participant, or (iii) by a “net exercise” of the option in which a portion of the shares otherwise issuable upon exercise of the option are withheld by us, or such other method permitted by the Committee. Any shares delivered or withheld in payment of an exercise price will be valued at their fair market value on the exercise date.
An option will vest and become exercisable at such time, in such installments and subject to such conditions as may be determined by the Committee, and no option may have a term greater than 10 years from its date of grant (or five years for incentive stock options granted to a holder of more than 10% of our common stock). No dividends or dividend equivalents may be paid or credited with respect to shares subject to an option award.
The aggregate fair market value of shares of our common stock with respect to which incentive stock options granted to any participant may first become exercisable during any calendar year may not exceed $100,000. Any incentive stock options that become exercisable in excess of this amount will be treated as nonqualified stock options. The maximum number of shares that may be issued upon the exercise of incentive stock option awards under the Restated Plan is equal to the size of the Restated Plan’s share reserve as described above, and as proposed to be increased.

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Stock Appreciation Rights. A SAR award provides the right to receive a payment from us equal to the difference between (i) the fair market value as of the date of exercise of the number of shares of our common stock as to which the SAR is being exercised, and (ii) the aggregate exercise price of that number of shares. The Committee determines whether payment will be made in shares of our common stock, cash or a combination of both. The exercise price per share of a SAR award will be determined by the Committee, but may not be less than 100% of the fair market value of one share of our common stock on the date of grant, unless the SAR is granted as a substitute award as described earlier. No dividends or dividend equivalents may be paid or credited with respect to shares subject to a SAR award. A SAR award may not have a term greater than 10 years from its date of grant, and will be subject to such other terms and conditions, consistent with the terms of the Restated Plan, as may be determined by the Committee.
Restricted Stock Awards. A restricted stock award is an award of our common stock that vests at such times and in such installments as may be determined by the Committee. Until it vests, the shares subject to the award are subject to restrictions on transferability and the possibility of forfeiture. The Committee may impose such restrictions or conditions to the vesting of restricted stock awards as it deems appropriate, including that the participant remain continuously in our service for a certain period or that we, or any of our subsidiaries or business units, satisfy specified performance goals. Any dividends or distributions payable with respect to shares that are subject to the unvested portion of a restricted stock award will be subject to the same restrictions and risk of forfeiture as the shares to which such dividends or distributions relate. Participants are entitled to vote restricted shares prior to the time they vest.
Stock Unit Awards. A stock unit award is a right to receive the fair market value of a specified number of shares of our common stock, payable in cash, shares, or a combination of both, that vests at such times, in such installments and subject to such conditions as may be determined by the Committee. Until it vests, a stock unit award is subject to restrictions and the possibility of forfeiture. Stock unit awards will be subject to such terms and conditions, consistent with the other provisions of the Restated Plan, as may be determined by the Committee. The Committee may provide for the payment of dividend equivalents on stock unit awards and other stock-based awards, but any such dividend equivalents will be subject to the same restrictions and risk of forfeiture as the underlying units or other share equivalents to which such dividend equivalents relate.
Performance-Based Awards. A performance-based award is an award of shares of common stock or units that are only earned if certain performance conditions are met. Any award under the Restated Plan may be granted as a performance-based award if the Committee establishes one or more measures of corporate, business unit, or individual performance that must be attained, and the performance period over which the specified performance is to be attained, as a condition to the vesting, exercisability, lapse of restrictions, and/or settlement in cash or shares of the award. The Committee will determine the extent to which performance goals have been attained and other applicable terms and conditions have been satisfied and the degree to which vesting, exercisability, lapse of restrictions, and/or settlement in cash or shares of a performance award has been earned. The Committee may provide for the payment of dividend equivalents on performance-based awards, but any dividend equivalents will be subject to the same restrictions as the awards are. The Committee also has the ability to provide, in an individual award agreement or elsewhere, for the modification of a performance period and/or an adjustment or waiver of the achievement of performance goals upon the occurrence of certain events, which may include a change in control, a corporate transaction, a recapitalization, a change in the accounting practices of our company, or a participant’s death or disability.
Other Stock- and Cash-Based Awards. The Committee may grant awards of cash-based incentives, common stock and other awards that are valued by reference to and/or payable in shares of our common stock, or without reference to our common stock under the Restated Plan. The Committee has discretion in determining the terms and conditions of such awards.
Vesting. The Restated Plan allows for awards subject to either service-based vesting or performance-based vesting, or both. Under the Restated Plan, awards that vest based solely on the satisfaction of service-based vesting conditions are subject to a minimum vesting period of one year from the date of grant, and awards whose grant or vesting is subject to performance-based vesting conditions must be subject to a performance period of at least one year. These required vesting and performance periods do not apply to (i) awards made in payment of or exchange for other compensation that is already earned and payable, (ii) termination of service due to death or disability, (iii) a change in control, (iv) substitute awards that do not reduce the vesting period of the award being replaced, and (v) awards involving an aggregate number of shares not in excess of five percent of the Restated Plan’s share reserve. For purposes of awards granted to non-employee directors, a vesting period will be deemed to be one year if it runs from the date of one annual meeting to the date of the next annual meeting.
Transferability of Awards. In general, no right or interest in any award under the Restated Plan may be assigned, transferred, exchanged or encumbered by a participant, voluntarily or involuntarily, except by will or the laws of descent and distribution. However, the Committee may provide that an award (other than an incentive stock option) may be transferable by gift to a participant’s family member or pursuant to a domestic relations order. Any permitted transferee of such an award will remain subject to all the terms and conditions of the award applicable to the participant.

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Corporate Transactions; Change in Control. If a change in control occurs which is a corporate transaction, the Committee may, in its discretion, provide for one or more of the following with respect to awards under the Restated Plan: (i) the continuation, assumption or replacement of outstanding awards; (ii) the acceleration of the vesting and exercisability of outstanding awards, in whole or in part, upon a change in control; (iii) the acceleration of the vesting and exercisability of outstanding awards upon termination of a participant’s employment or other service under specified conditions within 12 months after the transaction; or (iv) the cancellation of awards in exchange for payment to participants in cash, shares or other consideration equal to the difference, if any, between the fair market value of the consideration that would be received in the corporate transaction for the number of shares subject to the award and the aggregate exercise price (if any) of the shares subject to the award. In the case of performance awards, in the event of a change in control, the Committee will determine to what extend the goals and other conditions have been met.
If a change in control occurs which is not a corporate transaction, the Committee may: (i) fully accelerate the vesting and exercisability of outstanding awards, upon the change in control, or upon termination of a participant’s employment or other service under specified conditions within a specified period of time after the change in control; (ii) extend the exercisability of an option or SAR; or (iii) cancel awards in exchange for payment to participants in cash, shares or other consideration.
The Committee may specify the action to be taken in an award agreement or may take the action prior to or coincident with the change in control and is not required to treat all awards or all participants similarly.
In the event of a dissolution or liquidation of our company, all outstanding awards will terminate.
For purposes of the Restated Plan, the following terms have the meanings indicated:
•“Corporate transaction” generally means (i) a sale or other disposition (in one or a series of transactions) of all or substantially all of the assets of the Company, or (ii) a reorganization, merger, consolidation, share exchange or similar transaction involving the Company.
•“Change in control” generally refers to a corporate transaction (as defined above), the acquisition by a person or group of beneficial ownership of 50% or more of the voting power of our stock, or our “continuing directors” ceasing to constitute a majority of our board.
Effect of Termination of Service. Unless otherwise set forth in an applicable agreement, if a participant’s employment or other service relationship with us and our subsidiaries is terminated, the Restated Plan provides that unvested portions of his or her outstanding awards will be forfeited, and vested portions of outstanding option and SAR awards will continue to be exercisable for a period of three months after termination; however, if the participant dies during such three month period, the vested and exercisable portions of the option and SAR awards may be exercised for a period of one year after the date of such termination.. In the event of a termination for “cause,” the vested but unexercised portions of options and SAR awards will also be terminated. Upon termination due to death or disability, all outstanding awards will become fully vested, and the option and SAR awards may be exercised for a period of one year after the date of termination.
Parachute Payments. In the event that the benefits provided for in the Restated Plan or otherwise payable to a participant constitute Section 280G “parachute payments” and would be subject to excise taxes, then such pay and benefits will be either be delivered in full or delivered as to such lesser extent which would result in no portion of such pay or benefits being subject to excise taxes, whichever results in the receipt by the participant of the greatest amount of benefits.
Effective Date and Term. The Restated Plan became effective on May 23, 2024. Unless terminated earlier, the Restated Plan will terminate on May 23, 2034. Awards outstanding under the Restated Plan at the time it is terminated will continue in accordance with their terms and the terms of the Restated Plan unless otherwise provided in the applicable agreements.
Amendment or Termination of the Plan. The board of directors may amend, suspend or terminate the Restated Plan from time to time. However, except in the case of adjustments upon changes in common stock, no amendment will be effective unless approved by the shareholders of the Company to the extent shareholder approval is necessary to satisfy applicable laws or the rules of the NYSE. Termination, suspension or amendment of the Restated Plan may not materially impair the rights of any participant under any outstanding award without the consent of the affected participant.
U.S. Federal Income Tax Consequences
The following is a general summary of the principal United States federal income tax consequences to the Company and to participants subject to U.S. taxation with respect to awards granted under the Restated Plan, based on current statutes, regulations and interpretations. The applicable statutory and regulatory provisions are also subject to change, as are their interpretations and applications, which may vary in individual circumstances. This summary is not intended as tax advice to participants, who should consult their own tax advisors.

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Non-qualified Stock Options. If a participant is granted a non-qualified stock option under the Restated Plan, the participant will not recognize taxable income upon the grant of the option. Generally, the participant will recognize ordinary income at the time of exercise in an amount equal to the difference between the fair market value of the shares acquired at the time of exercise and the exercise price paid. The participant’s basis in the common stock for purposes of determining gain or loss on a subsequent sale or disposition of such shares generally will be the fair market value of our common stock on the date the option was exercised. Any subsequent gain or loss will be taxable as a short-term or long-term capital gain or loss (depending on the applicable holding period). The Company will generally be entitled to a federal income tax deduction at the time and for the same amount as the participant recognizes as ordinary income.
Incentive Stock Options. If a participant is granted an incentive stock option under the Restated Plan, the participant will not recognize taxable income upon grant of the option. Additionally, if applicable holding period requirements (a minimum of two years from the date of grant and one year from the date of exercise) are met, the participant will not recognize taxable income at the time of exercise. However, the excess of the fair market value of the shares acquired at the time of exercise over the aggregate exercise price is an item of tax preference income potentially subject to the alternative minimum tax. If shares acquired upon exercise of an incentive stock option are held for the holding period described above, the gain or loss (in an amount equal to the difference between the fair market value on the date of sale and the exercise price) upon disposition of the shares will be treated as a long-term capital gain or loss, and the Company will not be entitled to any deduction. Except in the event of death, if the holding period requirements are not met, the incentive stock option will be treated as one that does not meet the requirements of the Code for incentive stock options and the tax consequences described for nonqualified stock options will generally apply.
Other Awards. The current federal income tax consequences of other awards authorized under the Restated Plan generally follow certain basic patterns. An award of restricted stock results in income recognition by a participant in an amount equal to the fair market value of the shares received at the time the restrictions lapse and the shares vest, unless the participant elects under Section 83(b) of the Code to accelerate income recognition and the taxability of the award to the date of grant. Stock unit awards generally result in income recognition by a participant at the time payment of such an award is made in an amount equal to the amount paid in cash or the then-current fair market value of the shares received, as applicable. SAR awards result in income recognition by a participant at the time such an award is exercised in an amount equal to the amount paid in cash or the then-current fair market value of the shares received by the participant, as applicable. In each of the foregoing cases, the Company will generally have a corresponding deduction at the time the participant recognizes ordinary income, subject to Section 162(m) of the Code with respect to covered employees.
Excess Parachute Payments. Section 280G of the Code limits the deduction that the employer may take for otherwise deductible compensation payable to certain individuals if the compensation constitutes an “excess parachute payment.” Excess parachute payments arise from payments made to disqualified individuals that are in the nature of compensation and are contingent on changes in ownership or control of the employer or certain affiliates. Accelerated vesting or payment of awards under the Restated Plan upon a change in control of our company or its affiliates could result in excess parachute payments. In addition to the deduction limitation applicable to the employer, a disqualified individual receiving an excess parachute payment is subject to a 20% excise tax on the amount thereof.
Section 409A of the Code. The foregoing discussion of tax consequences of awards under the Restated Plan assumes that the award discussed is either not considered a “deferred compensation arrangement” subject to Section 409A of the Code, or has been structured to comply with its requirements. If an award is considered a deferred compensation arrangement subject to Section 409A of the Code but fails to comply, in operation or form, with the requirements of Section 409A of the Code, the affected participant would generally be required to include in income when the award vests the amount deemed “deferred,” would be required to pay an additional 20% income tax on such amount, and would be required to pay interest on the tax that would have been paid but for the deferral.
Section 162(m) and Limits on our Company’s Deductions. Section 162(m) of the Code denies deductions to publicly held corporations for compensation paid to certain senior executives that exceeds $1,000,000.
Awards Under the Restated Plan
Because all awards under the Restated Plan are discretionary with the Committee, neither the number nor types of future awards to be received by or allocated to particular participants or groups of participants is presently known. However, information on how equity awards under the Restated Plan have been granted in recent years to our NEOs is available in the Grants of Plan-Based Awards table and the Outstanding Equity Awards at 2024 Year-End table above.

THE BOARD UNANIMOUSLY RECOMMENDS THAT SHAREHOLDERS VOTE “FOR” APPROVAL OF THE AMENDMENT TO THE AMENDED AND RESTATED PROTO LABS, INC. 2022 LONG-TERM INCENTIVE PLAN.

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EQUITY COMPENSATION PLAN INFORMATION
The following table summarizes share and exercise price information about our equity compensation plans as of December 31, 2024:

Plan Category	Number of Securities to Be Issued Upon Exercise of Outstanding Options, Warrants and Rights	Weighted Average Exercise Price of Outstanding Options, Warrants and Rights	Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (Excluding Securities Reflected in the First Column)

Equity compensation plans approved by security holders(1)	1,388,570	$51.34	1,442,407	(2)
Equity compensation plans not approved by security holders	—	—	—
Total	1,388,570	$51.34	1,442,407	(2)
(1)Includes awards under the Prior Plan, the 2022 Plan and our Employee Stock Purchase Plan.
(2)Includes 602,150 shares remaining available for issuance as of December 31, 2024 under our Employee Stock Purchase Plan.

OTHER MATTERS
The board of directors is not aware of any matters that are expected to come before the Annual Meeting other than those referred to in this Proxy Statement. If any other matter should come before the Annual Meeting, the persons named in the accompanying proxy intend to vote the proxies in accordance with their best judgment.

SUBMISSION OF SHAREHOLDER PROPOSALS AND NOMINATIONS
Proposals of our shareholders that are intended to be presented by such shareholders at our 2026 Annual Meeting of Shareholders and that shareholders desire to have included in our proxy materials related to such Annual Meeting must be received by us at our principal executive offices no later than 5:00 p.m. Central Time, December 10, 2025, which is 120 calendar days prior to the anniversary of this year’s mailing date. Upon timely receipt of any such proposal, we will determine whether or not to include such proposal in the proxy statement and proxy in accordance with applicable regulations governing the solicitation of proxies.
If a shareholder wishes to present a proposal at our 2026 Annual Meeting of Shareholders or to nominate one or more directors and the proposal is not intended to be included in our proxy statement relating to that Annual Meeting, the shareholder must give advance notice to us prior to the deadline for such Annual Meeting determined in accordance with our Bylaws. In general, our Bylaws provide that such notice should be addressed to the Secretary and must be received no less than 90 days prior to the first anniversary of the preceding year’s Annual Meeting, except in certain circumstances (including a notice of proxy access nomination pursuant to Section 2.17 of our Bylaws, which must be received no less than 120 days prior to the first anniversary of this year’s mailing date). For purposes of our 2026 Annual Meeting, such notice must be received no later than February 19, 2026 or, in the case of a notice of proxy access nomination, no later than December 10, 2025. Our Bylaws set out specific requirements that such shareholders and written notices must satisfy. Copies of those requirements will be forwarded to any shareholder upon written request to our Secretary.
In addition to satisfying the foregoing requirements under our Bylaws, to comply with the universal proxy rules, shareholders who intend to solicit proxies in support of director nominees other than our nominees must provide notice that sets forth the information required by Rule 14a-19 under the Securities Exchange Act of 1934, as amended, no later than March 23, 2026.

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ADDITIONAL INFORMATION
The Notice contains instructions on how to access our proxy materials on the Internet and vote your shares of stock via the Internet and how to request a paper copy of our proxy materials.
A copy of our Annual Report on Form 10-K for the year ended December 31, 2024, as filed with the SEC, is available on the Investor page of the Company’s Internet site, www.protolabs.com, and will be sent to any shareholder without charge upon written request addressed to:
Chief Financial Officer
Proto Labs, Inc.
5540 Pioneer Creek Drive
Maple Plain, Minnesota 55359
(763) 479-3680
You may also obtain our Annual Report on Form 10-K via the Internet at the SEC’s Internet site, www.sec.gov.
Additional copies of the Annual Report on Form 10-K, the Notice, this Proxy Statement and the accompanying proxy may be obtained from the Investor page of the Company’s Internet site, www.protolabs.com, and from Daniel Schumacher, our Chief Financial Officer, at the address above. Copies of exhibits to the Annual Report on Form 10-K may be obtained upon payment to us of the reasonable expense incurred in providing such exhibits.
By Order of the Board of Directors

Jason Frankman
Corporate Secretary

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Appendix A
AMENDED AND RESTATED
PROTO LABS, INC.
2022 LONG-TERM INCENTIVE PLAN
(As Proposed to be Amended May 20, 2025)
1.General.
(a) Purpose. The purpose of the Proto Labs, Inc. 2022 Long-Term Incentive Plan, as amended and restated (the “Plan”) is to help attract and retain the best available people for positions of responsibility with the Company, to provide additional incentives to them and align their interests with those of the Company’s shareholders, and to thereby promote the Company’s long-term business success.
(b) Original Plan; Effective Dates. The Plan became effective on August 29, 2022 (the “Effective Date”), and was amended and restated effective May 17, 2023. The Board has adopted this Amended and Restated Plan on February 13, 2024, subject to approval by the Company's shareholders, which date of shareholder approval is referred to as the “Amended and Restated Effective Date”.
2. Definitions. In this Plan, the following definitions will apply.
(a) “Affiliate” means any entity that is a Subsidiary or Parent of the Company.
(b) “Agreement” means the written or electronic agreement containing the terms and conditions applicable to an Award granted under the Plan. An Agreement is subject to the terms and conditions of the Plan.
(c) “Award” means the grant of a compensatory award under the Plan in the form of an Option, Stock Appreciation Rights, Restricted Stock, Stock Units, Other Stock-Based Award or Cash Incentive Award.
(d) “Board” means the Board of Directors of the Company.
(e) “Cash Incentive Award” means an Award described in Section 11 of the Plan.
(f) “Cause” means what the term is expressly defined to mean in a then-effective written agreement (including an Agreement) between a Participant and the Company or any Affiliate or, in the absence of any such then-effective agreement or definition, means a Participant’s (i) failure or refusal to perform satisfactorily the duties reasonably required of the Participant by the Company (other than by reason of Disability); (ii) material violation of any law, rule, regulation, court order or regulatory directive (other than traffic violations, misdemeanors or other minor offenses); (iii) material breach of any Company code of conduct or Company policy, of any agreement with the Company or any Affiliate, or of any nondisclosure, non-solicitation, non-competition or similar obligation owed to the Company or any Affiliate; (iv) engaging in any act or practice that involves personal dishonesty on the part of the Participant or demonstrates a willful and continuing disregard for the best interests of the Company and its Affiliates; or (v) engaging in conduct that would be reasonably expected to harm or bring disrepute to the Company, any of its Affiliates, or any of their customers, employees or vendors.
(g) “Change in Control” means one of the following:
(1) An Exchange Act Person becomes the beneficial owner (within the meaning of Rule 13d-3 under the Exchange Act) of securities of the Company representing more than 50% of the combined voting power of the Company’s then outstanding Voting Securities, except that the following will not constitute a Change in Control:
(A) any acquisition of securities of the Company by an Exchange Act Person directly or indirectly from the Company for the purpose of providing financing to the Company;
(B) any formation of a Group consisting solely of beneficial owners of the Company’s Voting Securities as of the Effective Date of this Plan; or
(C) any Exchange Act Person becomes the beneficial owner of more than 50% of the combined voting power of the Company’s outstanding Voting Securities as the result of any repurchase or other acquisition by the Company of its Voting Securities.
If, however, an Exchange Act Person or Group referenced in clause (A), (B) or (C) above acquires beneficial ownership of additional Company Voting Securities after initially becoming the beneficial owner of more than 50% of the combined voting power of the Company’s outstanding Voting Securities by one of the means described in those clauses, then a Change in Control shall be deemed to have occurred.
(2) Individuals who are Continuing Directors cease for any reason to constitute a majority of the members of the Board.

A-1

(3) The consummation of a Corporate Transaction unless, immediately following such Corporate Transaction, all or substantially all of the individuals and entities who were the beneficial owners of the outstanding Company Voting Securities immediately prior to such Corporate Transaction beneficially own, directly or indirectly, more than 50% of the combined voting power of the then outstanding Voting Securities of the of the surviving or acquiring entity (or its Parent) resulting from such Corporate Transaction in substantially the same proportions as their ownership, immediately before such Corporate Transaction, of the outstanding Company Voting Securities.
Notwithstanding the foregoing, no Change in Control shall be deemed to have occurred upon an event described in Section 2(g) unless the event would also constitute a change in ownership or effective control of, or a change in the ownership of a substantial portion of the assets of, the Company under Code Section 409A.
(h) “Code” means the Internal Revenue Code of 1986, as amended and in effect from time to time. For purposes of the Plan, references to sections of the Code shall be deemed to include any applicable regulations and guidance promulgated thereunder and any successor or similar statutory provisions.
(i) “Code Section 409A” means Section 409A of the Code.
(j) “Committee” means two or more Non-Employee Directors designated by the Board to administer the Plan under Section 3, each member of which shall (i) satisfy the independence requirements for independent directors and members of compensation committees as set forth from time to time in the Listing Rules of the Nasdaq Stock Market and (ii) be a non-employee director within the meaning of Exchange Act Rule 16b-3. The Committee shall be the Compensation and Talent Committee of the Board unless otherwise specified by the Board.
(k) “Company” means Proto Labs, Inc., a Minnesota corporation, or any successor thereto.
(l) “Continuing Director” means an individual (A) who is, as of the Effective Date of the Plan, a director of the Company, or (B) who becomes a director of the Company subsequent to the Effective Date of the Plan and whose initial election, or nomination for initial election by the Company’s shareholders, was approved by at least a majority of the then Continuing Directors, but excluding, for purposes of this clause (B), any such individual whose initial assumption of office occurs as a result of an actual or threatened proxy contest involving the solicitation of proxies or consents by a person or Group other than the Board, or by reason of an agreement intended to avoid or settle an actual or threatened proxy contest.
(m) “Corporate Transaction” means a reorganization, merger, consolidation or statutory share exchange involving the Company, regardless of whether the Company is the surviving entity, or a sale or other disposition (in one or a series of transactions) of all or substantially all of the assets of the Company.
(n) “Disability” means “total and permanent disability” within the meaning of Code Section 22(e)(3).
(o) “Employee” means an employee of the Company or an Affiliate.
(p) “Exchange Act” means the Securities Exchange Act of 1934, as amended and in effect from time to time.
(q) “Exchange Act Person” means any natural person, entity or Group other than (i) the Company or any Subsidiary of the Company; (ii) any employee benefit plan (or related trust) sponsored or maintained by the Company or any Affiliate; (iii) an underwriter temporarily holding securities in connection with a registered public offering of such securities; or (iv) an entity owned, directly or indirectly, by the shareholders of the Company in substantially the same proportions as their ownership of stock of the Company.
(r) “Fair Market Value” means the closing sales price for a Share on the New York Stock Exchange as reported in The Wall Street Journal or such other source as the Committee deems reliable, or if no sale of Shares occurred on that date, on the next preceding date on which a sale of Shares occurred; provided, however, that if the Shares are not then readily tradable on an established securities market (as determined under Code Section 409A), or if Fair Market Value for any date cannot be so determined, then Fair Market Value will be determined by the Committee as the result of a reasonable application of a reasonable valuation method that satisfies the requirements of Code Section 409A.
(s) “Full Value Award” means an Award other than an Option Award, Stock Appreciation Rights Award or Cash Incentive Award.
(t) “Grant Date” means the date on which the Committee approves the grant of an Award under the Plan, or such later date as may be specified by the Committee on the date the Committee approves the Award.
(u) “Global Service Provider” means a Service Provider who is located outside of the United States, who is not compensated from a payroll maintained in the United States, or who is otherwise subject to (or could cause the Company to be subject to) legal, tax or regulatory requirements of countries outside of the United States.
(v) “Group” means two or more persons who act, or agree to act together, as a partnership, limited partnership, syndicate or other group for the purpose of acquiring, holding, voting or disposing of securities of the Company
(w) “Non-Employee Director” means a member of the Board who is not an Employee.

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(x) “Option” means a right granted under the Plan to purchase a specified number of Shares at a specified price during a specified period of time. An “Incentive Stock Option” or “ISO” means any Option designated as such and granted in accordance with the requirements of Code Section 422. A “Non-Statutory Stock Option” means an Option other than an Incentive Stock Option.
(y) “Other Stock-Based Award” means an Award described in Section 11 of this Plan.
(z) “Parent” means a “parent corporation,” as defined in Code Section 424(e).
(aa) “Participant” means a Service Provider to whom an Award is or has been made in accordance with the Plan.
(bb) “Performance-Based Award” means an Award that is conditioned on the achievement of specified performance goals.
(cc) “Plan” means this Proto Labs, Inc. 2022 Long-Term Incentive Plan, as amended and in effect from time to time.
(dd) “Prior Plan” means the Proto Labs, Inc. 2012 Long-Term Incentive Plan, as amended.
(ee) “Restricted Stock” means Shares issued to a Participant that are subject to such restrictions on transfer, vesting conditions and other restrictions or limitations as may be set forth in this Plan and the applicable Agreement.
(ff) “Service” means the provision of services by a Participant to the Company or any Affiliate in any Service Provider capacity. A Service Provider’s Service shall be deemed to have terminated either upon an actual cessation of providing services to the Company or any Affiliate or upon the entity for which the Service Provider provides services ceasing to be an Affiliate. Except as otherwise provided in this Plan or any Agreement, Service shall not be deemed terminated in the case of (i) any approved leave of absence; (ii) transfers among the Company and any Affiliates in any Service Provider capacity; or (iii) any change in status so long as the individual remains in the service of the Company or any Affiliate in any Service Provider capacity.
(gg) “Service Provider” means an Employee, a Non-Employee Director, or any consultant or advisor, who is a natural person and who provides services (other than in connection with (i) a capital-raising transaction or (ii) promoting or maintaining a market in Company securities) to the Company or any Affiliate.
(hh) “Share” means a share of Stock.
(ii) “Stock” means the common stock, par value $0.001 per share, of the Company.
(jj) “Stock Appreciation Right” or “SAR” means a right granted under the Plan to receive, in cash and/or Shares as determined by the Committee, an amount equal to the appreciation in value of a specified number of Shares between the Grant Date of the SAR and its exercise date.
(kk) “Stock Unit” means a right granted under the Plan to receive, in cash and/or Shares as determined by the Committee, the Fair Market Value of a Share, subject to such restrictions on transfer, vesting conditions and other restrictions or limitations as may be set forth in this Plan and the applicable Agreement.
(ll) “Subsidiary” means a “subsidiary corporation,” as defined in Code Section 424(f), of the Company.
(mm) “Substitute Award” means an Award granted upon the assumption of, or in substitution or exchange for, outstanding awards granted by a company or other entity acquired by the Company or any Affiliate or with which the Company or any Affiliate combines. The terms and conditions of a Substitute Award may vary from the terms and conditions set forth in the Plan to the extent that the Committee at the time of the grant may deem appropriate to conform, in whole or in part, to the provisions of the award in substitution for which it has been granted.
(nn) “Voting Securities” of an entity means the outstanding securities entitled to vote generally in the election of directors (or comparable equity interests) of such entity.
3. Administration of the Plan.
(a) Administration. The authority to control and manage the operations and administration of the Plan shall be vested in the Committee in accordance with this Section 3. Notwithstanding the foregoing sentence, the Board shall perform the duties and have the responsibilities of the Committee with respect to Awards made to Non-Employee Directors.
(b) Scope of Authority. Subject to the terms of the Plan, the Committee shall have the authority, in its discretion, to take such actions as it deems necessary or advisable to administer the Plan, including:
(1) determining the Service Providers to whom Awards will be granted, the timing of each such Award, the types of Awards and the number of Shares or amount of cash covered by each Award, the terms, conditions, performance criteria, restrictions and other provisions of Awards, and the manner in which Awards are paid or settled;

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(2) cancelling or suspending an Award or the exercisability of an Award, accelerating the vesting or extending the exercise period of an Award, or otherwise amending the terms and conditions of any outstanding Award, subject to the requirements of Sections 6(b), 15(d) and 15(e);
(3) establishing, amending or rescinding rules to administer the Plan, interpreting the Plan and any Award or Agreement made under the Plan, and making all other determinations necessary or desirable for the administration of the Plan; and
(4) taking such actions as are described in Section 3(c) with respect to Awards to Global Service Providers.
(c) Awards to Global Service Providers. The Committee may grant Awards to Global Service Providers, on such terms and conditions different from those specified in the Plan as may, in the judgment of the Committee, be necessary or desirable to comply with applicable foreign laws and regulatory requirements and to promote achievement of the purposes of the Plan. In connection therewith, the Committee may establish such subplans or annexes to Award Agreements and may modify exercise procedures and other Plan rules and procedures to the extent such actions are deemed necessary or desirable, and may take any other action that it deems advisable to obtain local regulatory approvals or to comply with any necessary local governmental regulatory exemptions.
(d) Acts of the Committee; Delegation. A majority of the members of the Committee shall constitute a quorum for any meeting of the Committee, and any act of a majority of the members present at any meeting at which a quorum is present or any act unanimously approved in writing by all members of the Committee shall be the act of the Committee. Any such action of the Committee shall be valid and effective even one or more of the members of the Committee at the time of such action are later determined not to have satisfied all of the criteria for membership in clauses (i) or (ii) of Section 2(j). To the extent not inconsistent with applicable law or stock exchange rules, the Committee may delegate all or any portion of its authority under the Plan to any one or more of its members or, as to Awards to Participants who are not subject to Section 16 of the Exchange Act, to one or more directors or executive officers of the Company, or to a committee of the Board comprised of one or more directors of the Company. The Committee may also delegate non-discretionary administrative responsibilities in connection with the Plan to such other persons as it deems advisable.
(e) Finality of Decisions. The Committee’s interpretation of the Plan and of any Award or Agreement made under the Plan and all related decisions or resolutions of the Board or Committee shall be final and binding on all parties with an interest therein.
(f) Indemnification. Each person who is or has been a member of the Committee or of the Board, and any other person to whom the Committee delegates authority under the Plan, shall be indemnified by the Company, to the maximum extent permitted by law, against liabilities and expenses imposed upon or reasonably incurred by such person in connection with or resulting from any claims against such person by reason of the performance of the individual’s duties under the Plan. This right to indemnification is conditioned upon such person providing the Company an opportunity, at the Company’s expense, to handle and defend the claims before such person undertakes to handle and defend them on such person’s own behalf. The Company will not be required to indemnify any person for any amount paid in settlement of a claim unless the Company has first consented in writing to the settlement. The foregoing right of indemnification shall not be exclusive of any other rights of indemnification to which such person or persons may be entitled under the Company’s Articles of Incorporation or Bylaws, as a matter of law, or otherwise.
4. Shares Available Under the Plan.
(a) Maximum Shares Available. Subject to the provisions of this Section 4 and to adjustment as provided in Section 12(a), the number of Shares that may be the subject of Awards and issued under the Plan shall be (i) 2,225,500, plus (ii) any Shares subject to outstanding awards under the Prior Plan that expire, are cancelled, or are otherwise forfeited, plus (iii) 296,000. Shares to be issued under the Plan shall be authorized and unissued Shares. In determining the number of Shares to be counted against this share reserve in connection with any Award, the following rules shall apply:
(1) Where the number of Shares subject to an Award is variable on the Grant Date, the number of Shares to be counted against the share reserve shall be the maximum number of Shares that could be received under that particular Award, until such time as it can be determined that only a lesser number of shares could be received.
(2) Where two or more types of Awards are granted to a Participant in tandem with each other, such that the exercise of one type of Award with respect to a number of Shares cancels at least an equal number of Shares of the other, the number of Shares to be counted against the share reserve shall be the largest number of Shares that would be counted against the share reserve under either of the Awards.
(3) Shares subject to Substitute Awards shall not be counted against the share reserve, nor shall they reduce the Shares authorized for grant to a Participant in any calendar year.
(4) Awards that may be settled solely in cash shall not be counted against the share reserve, nor shall they reduce the Shares authorized for grant to a Participant in any calendar year.

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(b) Effect of Forfeitures and Other Actions. Any Shares subject to an Award, or to an award granted under the Prior Plan that is outstanding on the Effective Date of this Plan (a “Prior Plan Award”), that is cancelled, expires or forfeited or is settled for cash shall, to the extent of such cancellation, forfeiture, expiration or cash settlement, again become available for Awards under this Plan, the share reserve under Section 4(a) shall be correspondingly replenished as provided in Section 4(c) below. The following Shares shall not, however, again become available for Awards or replenish the share reserve under Section 4(a): (i) Shares tendered (either actually or by attestation) by the Participant or withheld by the Company in payment of the exercise price of a stock option issued under this Plan or the Prior Plan, (ii) Shares tendered (either actually or by attestation) by the Participant or withheld by the Company to satisfy any tax withholding obligation with respect to an Award or Prior Plan Award, (iii) Shares repurchased by the Company with proceeds received from the exercise of an option issued under this Plan or the Prior Plan, and (iv) Shares subject to a stock appreciation right award issued under this Plan or the Prior Plan that are not issued in connection with the stock settlement of that Award upon its exercise.
(c) Counting Shares Again Available. Each Share that again becomes available for Awards as provided in Section 4(b) shall correspondingly increase the share reserve under Section 4(a), with such increase based on the same share ratio by which the applicable share reserve was decreased upon the grant of the applicable award.
(d) Effect of Plans Operated by Acquired Companies. If a company acquired by the Company or any Subsidiary or with which the Company or any Subsidiary combines has shares available under a pre-existing plan approved by shareholders and not adopted in contemplation of such acquisition or combination, the shares available for grant pursuant to the terms of such pre-existing plan (as adjusted, to the extent appropriate, using the exchange ratio or other adjustment or valuation ratio or formula used in such acquisition or combination to determine the consideration payable to the holders of common stock of the entities party to such acquisition or combination) may be used for Awards under the Plan and shall supplement the share reserve under Section 4(a). Awards using such available shares shall not be made after the date awards or grants could have been made under the terms of the pre-existing plan, absent the acquisition or combination, and shall only be made to individuals who were not Employees or Non-Employee Directors prior to such acquisition or combination.
(e) No Fractional Shares. Unless otherwise determined by the Committee, the number of Shares subject to an Award shall always be a whole number. No fractional Shares may be issued under the Plan, but the Committee may, in its discretion, adopt any rounding convention it deems suitable or pay cash in lieu of any fractional Share in settlement of an Award.
(f) Limits on Awards to Non-Employee Directors. The aggregate grant date fair value (as determined in accordance with generally accepted accounting principles applicable in the United States) of all Awards granted during any calendar year to any Non-Employee Director, together with the amount of any cash fees or retainers paid to such Non-Employee Director during such calendar year with respect to such individual’s Service as a Non-Employee Director shall not exceed $750,000.
5. Eligibility. Participation in the Plan is limited to Service Providers. Incentive Stock Options may only be granted to Employees who are not Global Service Providers.
6. General Terms of Awards.
(a) Award Agreement. Except for any Award that involves only the immediate issuance of unrestricted Shares, each Award shall be evidenced by an Agreement setting forth the number of Shares subject to the Award together with such other terms and conditions applicable to the Award (and not inconsistent with the Plan) as determined by the Committee. If an Agreement calls for acceptance by the Participant, the Award evidenced by the Agreement will not become effective unless acceptance of the Agreement in a manner permitted by the Committee is received by the Company within 30 days of the date the Agreement is delivered to the Participant. An Award to a Participant may be made singly or in combination with any form of Award. Two types of Awards may be made in tandem with each other such that the exercise of one type of Award with respect to a number of Shares reduces the number of Shares subject to the related Award by at least an equal amount.
(b) Vesting and Term. Each Agreement shall set forth the period until the applicable Award is scheduled to vest and, if applicable, expire (which shall not be more than ten years from the Grant Date), and consistent with the requirements of this Section 6, the applicable vesting conditions and any applicable performance period. Awards that vest based solely on the satisfaction by the Participant of service-based vesting conditions shall be subject to a vesting period of not less than one year from the applicable Grant Date (during which no portion of the award may be scheduled to vest), and Awards whose grant or vesting is subject to the satisfaction of performance goals over a performance period shall be subject to a performance period of not less than one year. The foregoing minimum vesting and performance periods will not, however, apply in connection with: (i) a Change in Control as provided in Sections 12(b) or 12(c), (ii) a Separation from Service due to death or Disability, (iii) to a Substitute Award that does not reduce the vesting period of the award being replaced, (iv) Awards made in payment of or exchange for other compensation already earned and payable, and (v) outstanding, exercised and settled Awards involving an aggregate number of Shares not in excess of 5% of the Plan’s share reserve specified in Section 4(a). For purposes of Awards to Non-Employee Directors, a vesting period will be deemed to be one year if runs from the date of one annual meeting of the

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Company’s stockholders to the date of the next annual meeting of the Company’s shareholders. Unless the Committee provides otherwise, the vesting of Awards granted hereunder will continue to vest during any unpaid leave of absence.
(c) Transferability. Except as provided in this Section 6(c), (i) during the lifetime of a Participant, only the Participant or the Participant’s guardian or legal representative may exercise an Option or SAR, or receive payment with respect to any other Award; and (ii) no Award may be sold, assigned, transferred, exchanged or encumbered, voluntarily or involuntarily, other than by will or the laws of descent and distribution. Any attempted transfer in violation of this Section 6(c) shall be of no effect. The Committee may, however, provide in an Agreement or otherwise that an Award (other than an Incentive Stock Option) may be transferred pursuant to a domestic relations order or may be transferable by gift to any “family member” (as defined in General Instruction A(1)(a)(5) to Form S-8 under the Securities Act of 1933) of the Participant. Any Award held by a transferee shall continue to be subject to the same terms and conditions that were applicable to that Award immediately before the transfer thereof. For purposes of any provision of the Plan relating to notice to a Participant or to acceleration or termination of an Award upon the death or termination of Service of a Participant, the references to “Participant” shall mean the original grantee of an Award and not any transferee.
(d) Designation of Beneficiary. The Committee may permit each Participant to designate a beneficiary or beneficiaries to exercise any Award or receive a payment under any Award that is exercisable or payable on or after the Participant’s death. Any such designation shall be on a written or electronic form approved by the Committee and shall be effective upon its receipt by the Company or an agent selected by the Company.
(e) Termination of Service. Unless otherwise provided in an Agreement, and subject to Sections 6(i) and 12 of this Plan, if a Participant’s Service with the Company and all of its Affiliates terminates, the following provisions shall apply (in all cases subject to the originally scheduled expiration of an Option or Stock Appreciation Right Award, as applicable):
(1) Upon termination of Service for Cause, or upon conduct during a post-termination exercise period that would constitute Cause, all unexercised Options and SARs and all unvested portions of any other outstanding Awards shall be immediately forfeited without consideration.
(2) Upon termination of Service due to death or Disability, any unvested portion of an Award shall immediately become vested (and exercisable, if applicable), and the vested and exercisable portions of Options or SARs may be exercised for a period of twelve months after the date of such termination and shall terminate upon the expiration of such period.
(3) Upon a termination of Service for any reason other than Cause, death or Disability, all unvested and unexercisable portions of any outstanding Awards shall be immediately forfeited without consideration, but the currently vested and exercisable portions of Options and SARs may be exercised for a period of three months after the date of such termination and shall, subject to the following sentence, terminate upon the expiration of such period. However, if a Participant dies during such three-month post-termination exercise period, then the applicable post-termination exercise period shall be extended to twelve months after the date of such termination.
(f) Rights as Shareholder. No Participant shall have any rights as a shareholder with respect to any Shares covered by an Award unless and until the date the Participant becomes the holder of record of the Shares, if any, to which the Award relates.
(g) Performance-Based Awards. Any Award may be granted as Performance-Based Award if the Committee establishes one or more measures of corporate, Subsidiary, business unit or individual performance which must be attained, and the performance period over which the specified performance is to be attained, as a condition to the grant, vesting, exercisability, lapse of restrictions and/or settlement in cash or Shares of such Award. In connection with any such Award, the Committee shall determine the extent to which performance measures have been attained and other applicable terms and conditions have been satisfied, and the degree to which the grant, vesting, exercisability, lapse of restrictions and/or settlement of such Award has been earned. Any Performance-Based Award shall additionally be subject to the requirements of Section 17 of this Plan. Except as provided in Section 17 with respect to Performance-Based Award, the Committee shall also have the authority to provide, in an Agreement or otherwise, for the modification of a performance period and/or an adjustment or waiver of the achievement of performance goals upon the occurrence of events that are unusual in nature or infrequently occurring, such as a Change of Control, a Corporate Transaction, an equity restructuring, a recapitalization, a divestiture, a change in the accounting practices of the Company, or the Participant’s death or Disability.

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(h) Dividends and Dividend Equivalents. Any dividends, dividend equivalents or distributions paid with respect to Shares that are subject to the unvested portion of an Award will be subject to the same restrictions as the Shares to which such dividends or distributions relate. No dividends, dividend equivalents or distributions will be paid with respect to Shares subject to an Option or SAR Award. In its discretion, the Committee may provide in an Agreement for a Stock Unit Award or an Other Stock-Based Award that the Participant will be entitled to receive dividend equivalents on the units or other Share equivalents subject to the Award based on dividends actually declared and paid on outstanding Shares. Dividends and dividend equivalents on Performance-Based Awards will be subject to the same terms and conditions, including vesting conditions and the achievement of any applicable performance goals, as the original Award. The additional terms of any such dividend equivalents will be as set forth in the applicable Award Agreement, including any additional restrictions and whether such dividend equivalents will be credited with interest or deemed to be reinvested in additional units or Share equivalents. Any Shares issued or issuable during the term of this Plan as the result of the reinvestment of dividends or the deemed reinvestment of dividend equivalents in connection with an Award or a Prior Plan Award shall be counted against, and replenish upon any subsequent forfeiture, the Plan’s share reserve as provided in Section 4.
(i) Extension of Termination Date. If a Participant would otherwise be precluded from exercising an Option or SAR prior to the expiration of its scheduled term or prior to its termination following the termination of the Participant’s Service solely because the issuance of the Shares upon such exercise would violate applicable registration requirements under the Securities Act, then the Committee may provide that the period during which the Option or SAR may be exercised and the termination date of the Option or SAR shall be extended until the later of (i) the date that is 30 days after the exercise of the Option or SAR would no longer violate the registration requirements of the Securities Act, or (ii) the end of the applicable post-termination exercise period, but in no event later than the scheduled expiration date of the Option as set forth in the applicable Agreement.
7. Stock Option Awards.
(a) Type and Exercise Price. The Agreement pursuant to which an Option is granted shall specify whether the Option is an Incentive Stock Option or a Non-Statutory Stock Option. The exercise price at which each Share subject to an Option may be purchased shall be determined by the Committee and set forth in the Agreement, and shall not be less than the Fair Market Value of a Share on the Grant Date, except in the case of Substitute Awards (to the extent consistent with Code Section 409A and, in the case of Incentive Stock Options, Code Section 424).
(b) Payment of Exercise Price. The purchase price of the Shares with respect to which an Option is exercised shall be payable in full at the time of exercise. The purchase price may be paid in cash or in such other manner as the Committee may permit, including by payment under a broker-assisted sale and remittance program acceptable to the Committee or by withholding Shares otherwise issuable to the Participant upon exercise of the Option or by delivery to the Company of Shares (by actual delivery or attestation) already owned by the Participant (in each case, such Shares having a Fair Market Value as of the date the Option is exercised equal to the purchase price of the Shares being purchased).
(c) Exercisability and Expiration. Each Option shall be exercisable in whole or in part on the terms provided in the Agreement. No Option shall be exercisable at any time after its scheduled expiration. When an Option is no longer exercisable, it shall be deemed to have terminated.
(d) Incentive Stock Options.
(1) An Option will constitute an Incentive Stock Option only if the Participant receiving the Option is an Employee who is not a Global Service Provider, and only to the extent that (i) it is so designated in the applicable Agreement and (ii) the aggregate Fair Market Value (determined as of the Option’s Grant Date) of the Shares with respect to which Incentive Stock Options held by the Participant first become exercisable in any calendar year (under the Plan and all other plans of the Company and its Affiliates) does not exceed $100,000. To the extent an Option granted to a Participant exceeds this limit, the Option shall be treated as a Non-Statutory Stock Option. The maximum number of Shares that may be issued upon the exercise of Incentive Stock Options shall equal the maximum number of Shares that may be the subject of Awards and issued under the Plan as provided in the first sentence of Section 4(a) subject to adjustment as provided in Section 12(a).
(2) No Participant may receive an Incentive Stock Option under the Plan if, immediately after the grant of such Award, the Participant would own (after application of the rules contained in Code Section 424(d)) Shares possessing more than 10% of the total combined voting power of all classes of stock of the Company or an Affiliate, unless (i) the option price for that Incentive Stock Option is at least 110% of the Fair Market Value of the Shares subject to that Incentive Stock Option on the Grant Date and (ii) that Option will expire no later than five years after its Grant Date.
(3) For purposes of continued Service by a Participant who has been granted an Incentive Stock Option, no approved leave of absence may exceed three months unless reemployment upon expiration of such leave is provided by statute or contract. If reemployment is not so provided, then on the date six months following the first day of such leave, any Incentive Stock Option held by the Participant shall cease to be treated as an Incentive Stock Option and shall be treated for tax purposes as a Non-Statutory Stock Option.

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(4) If an Incentive Stock Option is exercised after the expiration of the exercise periods that apply for purposes of Code Section 422, or otherwise fails to qualify as an Incentive Stock Option, such Option shall thereafter be treated as a Non-Statutory Stock Option.
(5) The Agreement covering an Incentive Stock Option shall contain such other terms and provisions that the Committee determines necessary to qualify the Option as an Incentive Stock Option.
8. Stock Appreciation Rights.
(a) Nature of Award. An Award of Stock Appreciation Rights shall be subject to such terms and conditions as are determined by the Committee, and shall provide a Participant the right to receive upon exercise of the SAR all or a portion of the excess of (i) the Fair Market Value as of the date of exercise of the SAR of the number of Shares as to which the SAR is being exercised, over (ii) the aggregate exercise price for such number of Shares. The per Share exercise price for any SAR Award shall be determined by the Committee and set forth in the applicable Agreement, and shall not be less than the Fair Market Value of a Share on the Grant Date, except in the case of Substitute Awards (to the extent consistent with Code Section 409A).
(b) Exercise of SAR. Each SAR may be exercisable in whole or in part at the times, on the terms and in the manner provided in the Agreement. No SAR shall be exercisable at any time after its scheduled expiration. When a SAR is no longer exercisable, it shall be deemed to have terminated. Upon exercise of a SAR, payment to the Participant shall be made at such time or times as shall be provided in the Agreement in the form of cash, Shares or a combination of cash and Shares as determined by the Committee. The Agreement may provide for a limitation upon the amount or percentage of the total appreciation on which payment (whether in cash and/or Shares) may be made in the event of the exercise of a SAR.
9. Restricted Stock Awards.
(a) Vesting and Consideration. Shares subject to a Restricted Stock Award shall be subject to vesting conditions, and the corresponding lapse of forfeiture conditions and other restrictions, based on such factors and occurring over such period of time as the Committee may determine in its discretion. The Committee may provide whether any consideration other than Services must be received by the Company or any Affiliate as a condition precedent to the grant of a Restricted Stock Award, and may correspondingly provide for Company reacquisition or repurchase rights if such additional consideration has been required and some or all of a Restricted Stock Award does not vest.
(b) Shares Subject to Restricted Stock Awards. Unvested Shares subject to a Restricted Stock Award shall be evidenced by a book-entry in the name of the Participant with the Company’s transfer agent or by one or more Stock certificates issued in the name of the Participant. Any such Stock certificate shall be deposited with the Company or its designee, together with an assignment separate from the certificate, in blank, signed by the Participant, and bear an appropriate legend referring to the restricted nature of the Restricted Stock evidenced thereby. Any book-entry shall be subject to transfer restrictions and accompanied by a similar legend. Upon the vesting of Shares of Restricted Stock and the corresponding lapse of the restrictions and forfeiture conditions, and any necessary conditions precedent to the release of vested Shares (such as satisfaction of tax withholding obligations) have been satisfied, the corresponding transfer restrictions and restrictive legend will be removed from the book-entry evidencing such Shares or the certificate evidencing such Shares, and any such certificate shall be delivered to the Participant. Such vested Shares may, however, remain subject to additional restrictions as provided in Section 18(c). Except as otherwise provided in the Plan or an applicable Agreement, a Participant with a Restricted Stock Award shall have all the rights of a shareholder, including the right to vote the Shares of Restricted Stock.
10. Stock Unit Awards.
(a) Vesting and Consideration. A Stock Unit Award shall be subject to vesting conditions, and the corresponding lapse of forfeiture conditions and other restrictions, based on such factors and occurring over such period of time as the Committee may determine in its discretion. If a Stock Unit Award is a Performance-Based Award, the extent to which the goals are achieved over the specified performance period shall determine the number of Stock Units that will be earned and eligible to vest, which may be greater or less than the target number of Stock Units stated in the Agreement. The Committee may provide whether any consideration other than Services must be received by the Company or any Affiliate as a condition precedent to the settlement of a Stock Unit Award.
(b) Settlement of Award. Following the vesting of a Stock Unit Award, and the Committee’s determination that any necessary conditions precedent to the settlement of the Award (such as satisfaction of tax withholding obligations and compliance with applicable legal requirements) have been satisfied, settlement of the Award and payment to the Participant shall be made at such time or times in the form of cash, Shares (which may themselves be considered Restricted Stock under the Plan subject to restrictions on transfer and forfeiture conditions) or a combination of cash and Shares as determined by the Committee.

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11. Cash-Based and Other Stock-Based Awards.
(a) Cash Incentive Awards. A Cash Incentive Award may be considered a Performance-Based Award, and may be granted to any Participant in such amounts and upon such terms and at such times as shall be determined by the Committee, and may be denominated in units that have a dollar value established by the Committee as of the Grant Date. Following the completion of the applicable performance period and the vesting of a Cash Incentive Award, payment of the settlement amount of the Award to the Participant shall be made at such time or times in the form of cash, Shares or other forms of Awards under the Plan (valued for these purposes at their grant date fair value) or a combination of cash, Shares and other forms of Awards as determined by the Committee and specified in the applicable Agreement.
(b) Other Stock-Based Awards. The Committee may from time to time grant Stock and other Awards that are valued by reference to and/or payable in whole or in part in Shares under the Plan. The Committee, in its sole discretion, shall determine the terms and conditions of such Awards, which shall be consistent with the terms and purposes of the Plan. The Committee may, in its sole discretion, direct the Company to issue Shares subject to restrictive legends and/or stop transfer instructions that are consistent with the terms and conditions of the Award to which the Shares relate.
12. Changes in Capitalization and Other Corporate Events.
(a) Adjustments for Changes in Capitalization. In the event of any equity restructuring (within the meaning of FASB ASC Topic 718 - Stock Compensation) that causes the per share value of Shares to change, such as a stock dividend, stock split, spinoff, rights offering or recapitalization through an extraordinary dividend, the Committee shall make such adjustments as it deems equitable and appropriate to (i) the aggregate number and kind of Shares or other securities issued or reserved for issuance under the Plan, (ii) the number and kind of Shares or other securities subject to outstanding Awards, (iii) the exercise price of outstanding Options and SARs, and (iv) any maximum limitations prescribed by the Plan with respect to certain types of Awards or the grants to individuals of certain types of Awards. In the event of any other change in corporate capitalization, including a merger, consolidation, reorganization, or partial or complete liquidation of the Company, such equitable adjustments described in the foregoing sentence may be made as determined to be appropriate and equitable by the Committee to prevent dilution or enlargement of rights of Participants. In either case, any such adjustment shall be conclusive and binding for all purposes of the Plan. No adjustment shall be made pursuant to this Section 12(a) in connection with the conversion of any convertible securities of the Company, or in a manner that would cause Incentive Stock Options to violate Section 422(b) of the Code or cause an Award to be subject to adverse tax consequences under Code Section 409A.
(b) Corporate Transactions. Unless otherwise provided in an applicable Agreement, in the event of a Change in Control that involves a Corporate Transaction, the Board or the Committee shall take one or more of the following actions with respect to outstanding Awards, which actions may vary among individual Participants and among Awards held by an individual Participant, and are conditioned in each case upon the closing or completion of the Corporate Transaction:
(1) Continuation, Assumption or Replacement of Awards. Arrange for the surviving or successor entity (or its Parent) to continue, assume or replace Awards outstanding as of the date of the Corporate Transaction (with such adjustments as may be required or permitted by Section 12(a)), and such Awards or replacements therefor to remain outstanding and be governed by their respective terms. A surviving or successor entity may elect to continue, assume or replace only some Awards or portions of Awards. For purposes of this Section 12(b)(1), an Award shall be considered assumed or replaced if, in connection with the Corporate Transaction and in a manner consistent with Code Sections 409A and 424, either (i) the contractual obligations represented by the Award are expressly assumed by the surviving or successor entity (or its Parent) with appropriate adjustments to the number and type of securities subject to the Award and the exercise price thereof that preserves the intrinsic value of the Award existing at the time of the Corporate Transaction, or (ii) the Participant has received a comparable equity-based award that preserves the intrinsic value of the Award existing at the time of the Corporate Transaction and is subject to substantially similar terms and conditions as the Award.
(2) Acceleration. Accelerate the vesting (and exercisability, if applicable) of (i) some or all outstanding Options and SARs so that such Awards may be exercised in full for such limited period of time prior to the effective time of the Corporate Transaction as is deemed fair and equitable by the Board or Committee, with such Awards then terminating to the extent not exercised at the effective time of the Corporate Transaction, and (ii) some or all outstanding Full Value Awards or Cash Incentive Awards immediately prior to the effective time of the Corporate Transaction. In the case of Performance-Based Awards, the number of Shares or the amount of a Cash Incentive Award subject to such accelerated vesting shall be based on a determination by the Board or Committee of the degree to which any performance-based vesting or payment conditions will be deemed satisfied. The Board or Committee shall provide written notice of the period of accelerated exercisability of Options and SARs to all affected Participants, and any exercise of such accelerated Awards shall be conditioned upon the consummation of the Corporate Transaction and shall be effective only immediately before the effective time of the Corporate Transaction.

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(3) Payment for Awards. Cancel some or all outstanding Awards at or immediately prior to the effective time of the Corporate Transaction in exchange for payments to the holders as provided in this Section 12(b)(3). The payment for any Award canceled shall be in an amount equal to the difference, if any, between (i) the fair market value (as determined in good faith by the Board or Committee) of the consideration that would otherwise be received in the Corporate Transaction for the number of Shares remaining subject to the Award, and (ii) the aggregate exercise price (if any) for the number of Shares remaining subject to such Award. If the amount determined pursuant to clause (i) of the preceding sentence is less than or equal to the amount determined pursuant to clause (ii) of the preceding sentence with respect to any Award, such Award may be canceled without payment of any kind to the affected Participant. The payment for any canceled Cash Incentive Award that was to be settled in Shares shall be in an amount equal to the settlement amount that was to form the basis for the calculation of the number of Shares to be issued. In the case of Performance-Based Awards, the number of Shares remaining subject to an Award or the settlement amount of a Cash Incentive Award shall be calculated based on a determination by the Board or Committee of the degree to which any performance-based vesting or payment conditions will be deemed satisfied. Payment of any amount under this Section 12(b)(3) shall be made in such form (including in shares of the surviving or successor entity or its Parent), on such terms and subject to such conditions as the Board or Committee determines in its discretion, which may or may not be the same as the form, terms and conditions applicable to payments to the Company’s shareholders in connection with the Corporate Transaction, and may, in the discretion of the Board or Committee, include subjecting such payments to vesting conditions comparable to those of the Award canceled, subjecting such payments to escrow or holdback terms comparable to those imposed upon the Company’s shareholders under the Corporate Transaction, or calculating and paying the present value of payments that would otherwise be subject to escrow or holdback terms.
(4) Termination After a Corporate Transaction. Provide that with respect to any Award that is continued, assumed or replaced under the circumstances described in Section 12(b)(1), if within 18 months after the Corporate Transaction the Participant experiences an involuntary termination of Service from the surviving or successor entity (or its Parent or subsidiary) for reasons other than Cause, then (i) outstanding Options and SARs issued to the Participant that are not yet fully exercisable shall immediately become exercisable in full and shall remain exercisable for one year following the Participant’s termination of Service, and (ii) any Full Value Awards that are not yet fully vested shall immediately vest in full, with vesting in full for a Performance-Based Award determined as provided in Section 12(b)(2).
(5) Adjustments to Awards. Make such adjustments to some or all outstanding Awards as may be required or permitted by Sections 12(a) and 6(g).
(c) Other Change in Control. In connection with a Change in Control that does not involve a Corporate Transaction, the Board or Committee may provide (in the applicable Agreement or otherwise) for one or more of the following: (i) that any Award shall become fully vested (and exercisable, if applicable) upon the occurrence of the Change in Control or upon the involuntary termination of the Participant without Cause within 18 months of the Change in Control, (ii) that any Option or SAR shall remain exercisable during all or some specified portion of its remaining term, or (iii) that Awards shall be canceled in exchange for payments in a manner similar to that provided in Section 12(b)(3). The Committee will not be required to treat all Awards similarly in such circumstances.
(d) Dissolution or Liquidation. Unless otherwise provided in an applicable Agreement, in the event the shareholders of the Company approve the complete dissolution or liquidation of the Company, all outstanding Awards will terminate immediately prior to the consummation of any such proposed action. The Committee will notify each Participant as soon as practicable of such pending termination.
(e) Limitation on Change in Control Payments. If any payments to a Participant pursuant to Awards made under this Plan (including, for this purpose, the acceleration of the vesting and exercisability of any Award or the payment of cash or other property in exchange for all or part of any Award), taken together with any payments or benefits otherwise paid or distributed to the Participant by the Company or any corporation that is a member of an “affiliated group” (as defined in Section 1504 of the Code without regard to Section 1504(b) of the Code) of which the Company is a member (the “other arrangements”) would collectively constitute a “parachute payment” (as defined in Section 280G(b)(2) of the Code), and if the net after-tax amount of such parachute payment to the Participant is less than what the net after-tax amount to the Participant would be if the aggregate payments and benefits otherwise constituting the parachute payment were limited to three times the Participant’s “base amount” (as defined in Section 280G(b)(3) of the Code) less $1.00, then the aggregate payments and benefits otherwise constituting the parachute payment shall be reduced to an amount that shall equal three times the Participant’s base amount, less $1.00. Should such a reduction in payments and benefits be required, the Participant shall be entitled, subject to the following sentence, to designate those payments and benefits under this Plan or the other arrangements that will be reduced or eliminated (including, as applicable, a reduction in the number of Shares subject to Awards that will vest on an accelerated basis) so as to achieve the specified reduction in aggregate payments and benefits to the Participant and avoid characterization of such aggregate payments and benefits as a parachute payment. To the extent that the Participant’s ability to make such a designation would cause any of the payments and benefits to become subject to any additional tax under Code Section 409A, or if the Participant fails to make such a designation within the time prescribed by the Committee, then the Committee shall achieve the necessary reduction in such payments and benefits in the following order: (1) by reducing or eliminating the portion of the payments and benefits that are payable in cash; (2) by reducing or eliminating equity awards (or the

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accelerated vesting thereof) that are included as parachute payments; (3) by reducing or eliminating any non-cash, non-equity benefits; in each case, within each category, in reverse order beginning with payments and benefits which are to be paid or provided the furthest in time from the date of the Committee’s determination. For purposes of this Section 12(e), a net after-tax amount shall be determined by taking into account all applicable income, excise and employment taxes, whether imposed at the federal, state or local level, including the excise tax imposed under Section 4999 of the Code.
13. Plan Participation and Service Provider Status. Status as a Service Provider shall not be construed as a commitment that any Award will be made under the Plan to that Service Provider or to eligible Service Providers generally. Nothing in the Plan or in any Agreement or related documents shall confer upon any Service Provider or Participant any right to continued Service with the Company or any Affiliate, nor shall it interfere with or limit in any way any right of the Company or any Affiliate to terminate the person’s Service at any time with or without Cause or change such person’s compensation, other benefits, job responsibilities or title.
14. Tax Withholding. The Company or any Affiliate, as applicable, shall have the right to (i) withhold from any cash payment under the Plan or any other compensation owed to a Participant an amount sufficient to cover any required withholding taxes related to the grant, vesting, exercise or settlement of an Award, and (ii) require a Participant or other person receiving Shares under the Plan to pay a cash amount sufficient to cover any required withholding taxes before actual receipt of those Shares. In lieu of all or any part of a cash payment from a person receiving Shares under the Plan, the Committee may permit the individual to cover all or any part of the required withholdings (up to the Participant’s maximum individual statutory tax withholding rate) through a reduction in the number of Shares delivered or a delivery or tender to the Company of Shares held by the Participant or other person, in each case valued in the same manner as used in computing the withholding taxes under applicable laws.
15. Duration, Amendment and Termination of the Plan.
 (a) Duration of the Plan. The Plan shall remain in effect until all Shares subject to it shall be distributed, the Plan is terminated pursuant to Section 15(c), or the tenth anniversary of the Amended and Restated Effective Date, whichever occurs first (the “Termination Date”). Awards made before the Termination Date shall continue to be outstanding in accordance with their terms and the terms of the Plan unless otherwise provided in the applicable Agreements.
 (b) Amendment and Termination of the Plan. The Board may at any time terminate, suspend or amend the Plan. The Company shall submit any amendment of the Plan to its shareholders for approval only to the extent required by applicable laws or regulations or the rules of any securities exchange on which the Shares may then be listed. No termination, suspension, or amendment of the Plan may materially impair the rights of any Participant under a previously granted Award without the Participant’s consent, unless such action is necessary to comply with applicable law or stock exchange rules.
(c) Amendment of Awards. Subject to Section 15(e), the Committee may unilaterally amend the terms of any Agreement previously granted, except that no such amendment may materially impair the rights of any Participant under the applicable Award without the Participant’s consent, unless such amendment is necessary to comply with applicable law or stock exchange rules or any compensation recovery policy as provided in Section 18(i)(2).
(d) No Option or SAR Repricing. Except as provided in Section 12(a), no Option or Stock Appreciation Right Award granted under the Plan may be (i) amended to decrease the exercise price thereof, (ii) cancelled in conjunction with the grant of any new Option or Stock Appreciation Right Award with a lower exercise price, (iii) cancelled in exchange for cash, other property or the grant of any Full Value Award at a time when the per share exercise price of the Option or Stock Appreciation Right Award is greater than the current Fair Market Value of a Share, or (iv) otherwise subject to any action that would be treated under accounting rules as a “repricing” of such Option or Stock Appreciation Right Award, unless such action is first approved by the Company’s shareholders.
16. Substitute Awards. The Committee may also grant Awards under the Plan in substitution for, or in connection with the assumption of, existing awards granted or issued by another corporation and assumed or otherwise agreed to be provided for by the Company pursuant to or by reason of a transaction involving a merger, consolidation, acquisition of property or stock, separation, reorganization or liquidation to which the Company or an Affiliate is a party. The terms and conditions of the Substitute Awards may vary from the terms and conditions set forth in the Plan to the extent that the Committee at the time of the grant may deem appropriate to conform, in whole or in part, to the provisions of the awards in substitution for which they are granted.

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17. Performance-Based Awards.
(a) Performance-Based Awards. If an Award is a Performance-Based Award, then the lapsing of restrictions thereon and the distribution of cash, Shares or other property pursuant thereto, as applicable, shall be subject to the achievement over the applicable performance period of one or more performance goals based on one or more of the performance measures specified in Section 17(b). The Committee will select the applicable performance measure(s) and specify the performance goal(s) based on those performance measures for any performance period, specify in terms of an objective formula or standard the method for calculating the amount payable to a Participant if the performance goal(s) are satisfied, and certify the degree to which applicable performance goals have been satisfied and any amount that vests and is payable in connection with an Award subject to this Section 17. In specifying the performance goals applicable to any performance period, the Committee may provide that one or more objectively determinable adjustments shall be made to the performance measures on which the performance goals are based, which may include adjustments that would cause such measures to be considered “non-GAAP financial measures” within the meaning of Rule 101 under Regulation G promulgated by the Securities and Exchange Commission, including adjustments for events that are unusual in nature or infrequently occurring, such as a Change in Control, acquisitions, divestitures, restructuring activities or asset write-downs, or for changes in applicable tax laws or accounting principles. The Committee may also adjust performance measures for a performance period in connection with an event described in Section 12(a) to prevent the dilution or enlargement of a Participant’s rights with respect to Performance-Based Award. The Committee may adjust any amount determined to be otherwise payable in connection with such an Award. The Committee may also provide, in an Agreement or otherwise, that the achievement of specified performance goals in connection with an Award subject to this Section 17 may be waived upon the death or Disability of the Participant.
18. Other Provisions.
(a) Unfunded Plan. The Plan shall be unfunded and the Company shall not be required to segregate any assets that may at any time be represented by Awards under the Plan. Neither the Company, its Affiliates, the Committee, nor the Board shall be deemed to be a trustee of any amounts to be paid under the Plan nor shall anything contained in the Plan or any action taken pursuant to its provisions create or be construed to create a fiduciary relationship between the Company and/or its Affiliates, and a Participant. To the extent any person has or acquires a right to receive a payment in connection with an Award under the Plan, this right shall be no greater than the right of an unsecured general creditor of the Company.
(b) Limits of Liability. Except as may be required by law, neither the Company nor any member of the Board or of the Committee, nor any other person participating (including participation pursuant to a delegation of authority under Section 3(c) of the Plan) in any determination of any question under the Plan, or in the interpretation, administration or application of the Plan, shall have any liability to any party for any action taken, or not taken, in good faith under the Plan.
(c) Compliance with Applicable Legal Requirements and Company Policies. No Shares distributable pursuant to the Plan shall be issued and delivered unless the issuance of the Shares complies with all applicable legal requirements, including compliance with the provisions of applicable state and federal securities laws, and the requirements of any securities exchanges on which the Company’s Shares may, at the time, be listed. The Committee may, in its discretion, to the extent permitted by Code Section 409A, if applicable, suspend the right to exercise Options or SARs to be settled in Shares, or delay the payment or settlement of any other Awards to be paid or settled in Shares, during any period in which the issuance of such Shares would not be in compliance with any applicable legal or securities exchange requirements. During any period in which the offering and issuance of Shares under the Plan are not registered under federal or state securities laws, Participants shall acknowledge that they are acquiring Shares under the Plan for investment purposes and not for resale, and that Shares may not be transferred except pursuant to an effective registration statement under, or an exemption from the registration requirements of, such securities laws. Any book-entry or stock certificate evidencing Shares issued under the Plan that are subject to such securities law restrictions shall be accompanied by or bear an appropriate restrictive legend or stop transfer instruction. Notwithstanding any other provision of this Plan, the acquisition, holding or disposition of Shares acquired pursuant to the Plan shall in all events be subject to compliance with applicable Company policies, including those relating to insider trading, pledging or hedging transactions, minimum post-vesting holding periods and stock ownership guidelines, and to forfeiture or recovery of compensation as provided in Section 18(i).
(d) Other Benefit and Compensation Programs. Payments and other benefits received by a Participant under an Award made pursuant to the Plan shall not be deemed a part of a Participant’s regular, recurring compensation for purposes of the termination, indemnity or severance pay laws of any country or state and shall not be included in, nor have any effect on, the determination of benefits under any other employee benefit plan, contract or similar arrangement provided by the Company or an Affiliate unless expressly so provided by such other plan, contract or arrangement, or unless the Committee expressly determines that an Award or portion of an Award should be included to accurately reflect competitive compensation practices or to recognize that an Award has been made in lieu of a portion of competitive cash compensation.

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(e) Governing Law. To the extent that federal laws do not otherwise control, the Plan and all determinations made and actions taken pursuant to the Plan shall be governed by the laws of the State of Minnesota without regard to its conflicts-of-law principles and shall be construed accordingly.
(f) Severability. If any provision of the Plan shall be held illegal or invalid for any reason, the illegality or invalidity shall not affect the remaining parts of the Plan, and the Plan shall be construed and enforced as if the illegal or invalid provision had not been included.
(g) Code Section 409A. It is intended that all Awards under the Plan will be exempt from, or will comply with, Code Section 409A, and to the maximum extent permitted the Awards the Plan will be limited, construed and interpreted in accordance with this intent. Notwithstanding anything to the contrary in the Plan or any Agreement, with respect to any Award that constitutes a deferral of compensation subject to Code Section 409A:
(1) If any amount is payable under such Award upon a termination of Service, a termination of Service will be deemed to have occurred only at such time as the Participant has experienced a “separation from service” as such term is defined for purposes of Code Section 409A; and
(2) If any amount shall be payable with respect to any such Award as a result of a Participant’s “separation from service” at such time as the Participant is a “specified employee” within the meaning of Code Section 409A, then no payment shall be made, except as permitted under Code Section 409A, prior to the first business day after the earlier of (i) the date that is six months after the Participant’s separation from Service or (ii) the Participant’s death. Unless the Committee has adopted a specified employee identification policy as contemplated by Code Section 409A, specified employees will be identified in accordance with the default provisions specified under Code Section 409A.
Each amount to be paid under an Award or this Plan shall be construed as a separate and distinct payment for purposes of Code Section 409A.
None of the Company, the Committee or any other person involved with the administration of this Plan shall (i) in any way be responsible for ensuring the exemption of any Award from, or compliance by any Award with, the requirements of Code Section 409A, (ii) have any duty or obligation to design or administer the Plan or Awards granted thereunder in a manner that minimizes a Participant’s tax liabilities, including the avoidance of any additional tax liabilities under Code Section 409A; or (iii) have any liability to any Participant for any such tax liabilities.
(h) Rule 16b-3. It is intended that the Plan and all Awards granted pursuant to it shall be administered by the Committee so as to permit the Plan and Awards to comply with Exchange Act Rule 16b-3. If any provision of the Plan or of any Award would otherwise frustrate or conflict with the intent expressed in this Section 18(h), that provision to the extent possible shall be interpreted and deemed amended in the manner determined by the Committee so as to avoid the conflict. To the extent of any remaining irreconcilable conflict with this intent, the provision shall be deemed void as applied to Participants subject to Section 16 of the Exchange Act to the extent permitted by law and in the manner deemed advisable by the Committee.
(i) Forfeiture and Compensation Recovery.
(1) The Committee may specify in an Agreement that the Participant’s rights, payments, and benefits with respect to an Award will be subject to reduction, cancellation, forfeiture or recovery by the Company upon the occurrence of certain specified events, in addition to any otherwise applicable vesting or performance conditions of an Award. Such events may include termination of Service for Cause, violation of any material Company or Affiliate policy, breach of noncompetition, non-solicitation or confidentiality provisions that apply to the Participant, a determination that the payment of the Award was based on an incorrect determination that financial or other criteria were met or other conduct by the Participant that is detrimental to the business or reputation of the Company or its Affiliates.
(2) Awards and any compensation associated therewith are subject to forfeiture, recovery by the Company or other action pursuant to any compensation recovery policy adopted by the Board or the Committee at any time, as amended from time to time, which includes but is not limited to any compensation recovery policy adopted by the Board or the Committee including in response to the requirements of Section 10D of the Exchange Act, the SEC’s final rules thereunder, and any applicable listing rules or other implementing rules and regulations thereunder, or as otherwise required by law. Any Agreement will be automatically unilaterally amended to comply with any such compensation recovery policy.

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Appendix B
RECONCILIATION OF NON-GAAP FINANCIAL MEASURE
(In thousands, except share and per share amounts)
The Company defines non-GAAP earnings per share as net income determined under U.S. GAAP, adjusted for stock-based compensation expense, amortization expense, unrealized gain or loss on foreign currency, and costs related to exit and disposal activities, divided by the weighted average number of diluted shares outstanding. A reconciliation of GAAP net income to non-GAAP net income, as well as the number of shares used to compute non-GAAP earnings per share appears below.

	Twelve Months Ended December 31,
	2024	2023
Non-GAAP net income, adjusted for stock-based compensation expense, amortization expense, unrealized (gain) loss on foreign currency and costs related to exit and disposal activities
GAAP net income	$16,593	$17,220
Add back:
Stock-based compensation expense	16,999	15,989
Amortization expense	3,707	5,928
Unrealized (gain) loss on foreign currency	(1)	(125)
Costs related to exit and disposal activities	5,585	4,122
Total adjustments	26,290	25,914
Income tax benefits on adjustments(1)	(1,715)	(1,540)
Non-GAAP net income	$41,168	$41,594

GAAP earnings per share:
Basic	$0.66	$0.66
Diluted	$0.66	$0.66

Non-GAAP earnings per share:
Basic	$1.64	$1.59
Diluted	$1.63	$1.59

Shares used to compute non-GAAP earnings per share:
Basic	25,096,117	26,186,533
Diluted	25,212,178	26,223,498

(1) For the twelve months ended December 31, 2024 and 2023, income tax effects were calculated using the effective tax rate for the relevant jurisdictions. The Company's non-GAAP tax rates differ from its GAAP tax rates due primarily to the mix of activity incurred in domestic and foreign tax jurisdictions and removing effective tax rate benefits from stock-based compensation activity in the quarter.

B-1

PROTO LABS, INC.
ATTN: DANIEL SCHUMACHER
5540 PIONEER CREEK DRIVE
MAPLE PLAIN, MN 55359

SCAN TO
VIEW MATERIALS & VOTE

VOTE BY INTERNET
Before The Meeting - Go to **www.proxyvote.com or scan the QR Barcode above**

Use the Internet to transmit your voting instructions and for electronic delivery of information. Vote by 11:59 P.M. Eastern Time on May 19, 2025. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

During The Meeting - Go to **www.virtualshareholdermeeting.com/PRLB2025**

You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions. Vote by 11:59 P.M. Eastern Time on May 19, 2025. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

V70353-P26599

KEEP THIS PORTION FOR YOUR RECORDS

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

DETACH AND RETURN THIS PORTION ONLY

PROTO LABS, INC.

The Board of Directors recommends you vote FOR each of the nominees for director:

1. Election of Directors

Nominees:	**For**	**Against**	**Abstain**
1a. Robert Bodor	☐	☐	☐
1b. Archie C. Black	☐	☐	☐
1c. Sujeet Chand	☐	☐	☐
1d. Moonhie Chin	☐	☐	☐
1e. Rainer Gawlick	☐	☐	☐
1f. Stacy Greiner	☐	☐	☐
1g. Donald G. Krantz	☐	☐	☐
1h. Sven A. Wehrwein	☐	☐	☐

The Board of Directors recommends you vote FOR proposal 2, FOR proposal 3 and FOR proposal 4.	**For**	**Against**	**Abstain**
2. Ratification of the selection of Ernst & Young LLP as the independent registered public accounting firm for fiscal year 2025.	☐	☐	☐
3. Advisory vote on executive compensation.	☐	☐	☐
4. Approval of the amendment to the Amended and Restated Proto Labs, Inc. 2022 Long-Term Incentive Plan.	☐	☐	☐

NOTE: This proxy, when properly executed, will be voted as directed, or if no direction is given, FOR each of the nominees for director in proposal 1, FOR proposal 2, FOR proposal 3 and FOR proposal 4. Discretionary authority is hereby conferred as to all other matters which may properly come before the meeting or any adjournment or postponement thereof.

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

V70354-P26599

PROTO LABS, INC.
Annual Meeting of Shareholders
May 20, 2025 8:30 AM CT
This proxy is solicited by the Board of Directors

The shareholder hereby appoints Robert Bodor and Daniel Schumacher, or either of them, as proxies, each with the power to appoint his substitute, and hereby authorizes them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of common stock of Proto Labs, Inc. that the shareholder is entitled to vote at the 2025 Annual Meeting of Shareholders to be held virtually at 8:30 a.m. CT, on May 20, 2025, at www.virtualshareholdermeeting.com/PRLB2025, and any adjournment or postponement thereof.

This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted FOR each of the nominees for director in proposal 1, FOR proposal 2, FOR proposal 3 and FOR proposal 4. This proxy will be voted in the discretion of the proxies upon such other matters as may properly come before the 2025 Annual Meeting of Shareholders or any postponement or adjournment thereof.

Continued and to be signed on reverse side